UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Avon Products, Inc.

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March 30, 2017

Dear Fellow Shareholders:

It is my pleasure to invite you to join me, the Board of Directors, senior leaders, and current and former employees at the 2017 Annual Meeting of Shareholders in White Plains, New York. Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

We hope that you will join us in person, but whether or not you plan to attend the Annual Meeting, your vote is important. I encourage you to vote by telephone, by internet or by signing, dating, and returning your proxy card by mail. Voting instructions are found on page 6 of the Proxy Statement.

On behalf of the Board of Directors and Avon management, thank you for your investment and interest in Avon.

Sincerely yours,

Sheri McCoy
Chief Executive Officer

AVON PRODUCTS, INC.

Building 6, Chiswick Park

London W4 5HR

United Kingdom

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

DATE & TIME: Tuesday, May 9, 2017 9:00 a.m. PLACE: The Ritz-Carlton New York, Westchester 3 Renaissance Square, White Plains, NY 10601 Salon III RECORD DATE: March 20, 2017	Meeting Agenda
	1	Elect as directors the eight nominees named in the Proxy Statement;
	2	Hold a non-binding, advisory vote to approve compensation of our named executive officers;
	3	Hold a non-binding, advisory vote on the frequency of the executive compensation advisory vote;
	4	Ratify the appointment of PricewaterhouseCoopers LLP, United Kingdom, as our independent registered public accounting firm for 2017; and
	5	Transact such other business as may properly come before the meeting.

YOUR VOTE IS IMPORTANT – YOU CAN VOTE IN ONE OF FOUR WAYS:
VIA THE INTERNET Visit the website listed on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope

BY TELEPHONE Call the telephone number on your proxy card	IN PERSON Attend the Annual Meeting

If your shares are held in a stock brokerage account or by a bank or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone and internet voting will depend on their voting process.

By order of the Board of Directors,

Ginny Edwards
Vice President & Corporate Secretary
March 30, 2017

Important notice regarding the availability of proxy materials for the shareholder meeting to be held on May 9, 2017:

Our Proxy Statement and Annual Report to Shareholders are available at www.edocumentview.com/avp

PROXY SUMMARY

This summary highlights information contained elsewhere in the Proxy Statement and in Avon Products, Inc.’s (“Avon,” the “Company,” “we,” “us,” or “our”) Annual Report on Form 10-K for the year ended December 31, 2016. This summary is not a complete description and you should read the entire Proxy Statement carefully before voting. Proxy materials were first sent to shareholders on or about March 30, 2017.

Meeting Agenda

Matter		Board Vote Recommendation	Page Reference (for more detail)
PROPOSAL 1	Election of the eight Director Nominees named in this Proxy Statement	FOR EACH NOMINEE	9
PROPOSAL 2	Annual Non-Binding, Advisory Vote to Approve Compensation of our Named Executive Officers	FOR	67
PROPOSAL 3	Non-Binding, Advisory Vote on the Frequency of Executive Compensation Advisory Vote	ONE YEAR	69
PROPOSAL 4	Ratification of PricewaterhouseCoopers LLP, United Kingdom, as Independent Registered Public Accounting Firm for 2017	FOR	72

Board and Governance Highlights

The Company has adopted many leading governance practices that establish strong independent leadership in our boardroom and provide our shareholders with meaningful rights. Highlights include:

●	Annual election of directors	●	Non-executive Chairman of the Board and Lead Independent Director	●	Proxy Access

●	Majority vote standard with resignation policy for election of directors in uncontested elections	●	All directors are independent other than CEO	●	Directors may serve on limited number of other public boards

●	No supermajority voting with respect to common stock, except as provided under New York Business Corporation law	●	Since 2012, 90% Board member refreshment including 5 new directors in 2016	●

Several compensation best practices, including double-trigger change-in-control benefits, no excise tax reimbursements for change-in-control payments, stock ownership guidelines and certain holding period requirements

Board Independence Board Tenure Board Gender Median Age: 59 Average Age: 59

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Board Nominees and Designees

The following table provides summary information about each director nominated for election to our Board of Directors (the “Board”) at the 2017 Annual Meeting (the “Director Nominees”) and each director elected to the Board by holders of our Series C Preferred Stock (the “Series C Designees”). Director Nominees are elected annually by a majority of the votes cast by our shareholders, voting together as a single class. The Series C Designees have been elected by the holders of our Series C Preferred Stock, voting separately as a class.

Nominees and Designees				Committee Membership
Names	Director Since	Independent[1]	Other Public Boards	Audit Committee	Compensation and Management Development Committee	Finance Committee	Nominating and Corporate Governance Committee
Jose Armario	2016	I	1
W. Don Cornwell[2]	2002	I	2
Chan W. Galbato[3,4]	2016	I	1
Nancy Killefer	2013	I	3
Susan J. Kropf	2015	I	3
Steven F. Mayer[4]	2016	I	2
Helen McCluskey	2014	I	2
Sheri McCoy[5]	2012		0
Charles H. Noski	2012	I	2
Cathy D. Ross	2016	I	1
Michael F. Sanford[4]	2016	I	0

1  Independent in accordance with NYSE listing standards and our Corporate Governance Guidelines

2  Lead Independent Director

3  Non-executive Chairman of the Board

4  Series C Designee

5  CEO

    - Committee Chair

    - Member

    - Financial Expert

    - Non-Voting Observer

Attendance

Each Director Nominee and each Series C Designee is a current director and each Director Nominee and Series C Designee that served on the Board in 2016 attended at least 75% of the aggregate number of 2016 meetings of the Board and each Board Committee on which he or she served. Each of the Series C Designees was initially elected to the Board on March 1, 2016. Cathy D. Ross and Jose Armario were initially elected to the Board on March 24, 2016 and September 6, 2016, respectively.

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Business and Strategy Highlights

2016 was an important year for Avon as it marked the 130th anniversary of our iconic beauty company. It was also a year of significant change as Avon embarked on its first year of a thorough and comprehensive three-year transformation plan (the “Transformation Plan”) that our CEO and Management Team shared with our investment community on January 21, 2016. The Transformation Plan contains three strategic pillars—Investing in Growth, Driving out Cost and Improving Financial Resilience—as well as long-term financial goals of mid-single digit constant dollar revenue growth, 1 to 2% Active Representative growth and low double-digit operating margin.

Following a strategic review of the business in 2015 undertaken to identify alternatives for improving shareholder value, we finalized a strategic partnership with Cerberus Capital Management, L.P. (collectively with its affiliates, “Cerberus”) in March 2016 and successfully separated Avon’s North America business on March 1, 2016 into a privately held company, operating as New Avon LLC, under the management of Cerberus. Avon Products, Inc. remains listed on the New York Stock Exchange and retains an approximate 20% interest in New Avon LLC. As part of the transaction, Cerberus made a $435 million investment in exchange for an approximate 16.6% interest in Avon Products, Inc. at the time of the investment.

The Transformation Plan was a key enabler of our 2016 financial performance. For the full year, total revenue for reportable segments was $5.7 billion, which declined 7% as a result of the impact of foreign currency, but grew 3% in constant dollars despite significant macroeconomic and sociopolitical and geopolitical challenges. For reportable segments, Active Representatives declined 1%, primarily due to Asia Pacific, while Ending Representatives were relatively unchanged compared to 2015. We were pleased with our full year operating margin that improved 5.6%, up 290 basis points, and our full year adjusted operating margin that improved 80 basis points to 6.5%, despite the negative impact from foreign exchange of approximately 310 basis points. We delivered solid overall year on year improvement in 2016, notwithstanding a deceleration in performance in the fourth quarter. In 2016 we focused on our Top 10 markets, representing approximately 70% of our revenue, and produced better overall performance in these top markets.

As part of our Transformation Plan, we delivered approximately $120 million in cost savings, exceeding our targets and improving our profit margin. We also significantly strengthened our balance sheet and improved our financial resilience by achieving an approximate $260 million reduction in debt. Our transformation is on track and the steps we have taken in 2016 have laid the foundation for further progress in improving and growing the business. We have a strong set of building blocks including an iconic brand, leadership positions in many markets, a strong innovation pipeline and an incredible Representative base of approximately six million women who are Avon brand ambassadors.

We are pleased with the progress made during the first year of our Transformation Plan as well as our improvement in profitability and expanded operating margin. We achieved these results despite challenging and ever-changing macroeconomic and geopolitical trends. Our progress in 2016 was enabled by the key strategic decision made by our Board and CEO to enter into the partnership with Cerberus.

As we move into 2017, we are in a position to place more emphasis on Investing in Growth. In January 2016, we outlined an investment of $350 million over three years which includes an estimated $150 million in media and social selling and $200 million in service model evolution and information technology to improve the Representative experience. We will also work to drive sustainable and more consistent revenue growth across our Top 15 markets, which represent approximately 80% of Avon’s revenue. We will continue to invest in Avon’s brand and strong innovation with a focus on driving our Value, Mass and Upper Mass brands to appeal to a broader spectrum of women, and we remain committed to our longer term goal of 1 to 2% Active Representative growth. Finally, we will continue to focus on increased cost savings as we strive to deliver the $350 million in cost reduction over three years. We are confident in our Transformation Plan, and we expect to deliver the long-term financial objectives of mid-single digit constant revenue growth, 1% to 2% Active Representative growth and low double-digit operating margin.

Shareholder Engagement & 2016 Compensation Highlights

During 2016, we engaged with shareholders representing nearly 60% of our shares outstanding as of December 31, 2016. As in previous years, the Compensation and Management Development Committee Chair conducted significant shareholder outreach to ensure shareholder perspectives and concerns were heard and well understood. We had discussions with our shareholders about our compensation program and the changes made for 2016. In these conversations, we reviewed program changes, and discussed the Company’s transformation status and financial and strategic priorities.

The feedback received from our shareholders continues to be tremendously valuable and was incorporated into the Compensation and Management Development Committee’s (the “Committee’s”) determination of compensation program changes for 2016 and beyond.

Our Say on Pay Proposal is found on page 67 and our Board recommends that our shareholders vote “For” this proposal. The following factors support this recommendation:

•	Our programs are designed to support and drive short and long-term business transformation objectives. Further, an analysis of our programs demonstrates a strong and direct link between realizable pay and performance (see page 39).

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•	Our program design incorporates shareholder feedback received during recent outreach campaigns.

•	Our long-term incentive plan design is aligned with shareholder value, requiring significant stock price appreciation before target awards are realized. As a result, we have delivered long-term incentive compensation targets for our NEOs well below those delivered in the prior year.

•	We have also maintained a focus on limiting shareholder dilution.

•	We benchmark our executives’ pay against a peer group that better reflects Avon’s business following the separation of our North America business.

Key features of our 2016 compensation programs include the following:

•	Annual incentive plan: We directly link pay with performance by choosing metrics aligned with financial goals and our Transformation Plan. All metrics, including our strategic objectives, have threshold, target and maximum attainment levels and are quantitatively derived. For 2016, bonus payouts for all named executive officers are tied only to these quantitative results.

•	Long-term incentive plan: Changes to our long-term incentive plan for 2016 were thoughtfully made in order to better align compensation with shareholders’ interests, minimize dilution and reflect the investment made by Cerberus. As a result, significant stock price improvement is required in order for senior officers to realize target long-term compensation. For 2016, the following are the key features of our long-term incentive plan:

•	Use of stock price divisor of $5.00, a price consistent with the Cerberus investment, rather than the actual, lower stock price on the grant date ($4.22), to determine the number of shares granted to senior officers. This methodology resulted in a reduction in the delivered grant date fair value and also reduced shareholder dilution.

•	Incorporated premium-priced stock options with a significantly higher exercise price than the actual stock price at grant, to be exercisable and vest ratably over three years. Shares were converted to premium-priced stock options using a 2.5 to 1 ratio rather than the accounting fair value ratio in order to further reduce shareholder dilution.

•	Included performance-based restricted stock units (“Performance RSUs”) tied to relative Total Shareholder Return (“TSR”), with above median performance required before target payouts are achieved.

•	Restored the performance period for Performance RSUs to three years based on relative TSR goals.

•	Pay for Performance: We believe that our programs deliver compensation to our executives reflecting performance over time. The 2016 annual incentive plan paid out at approximately 53% of target, and the realized value of the 2014-2016 Performance RSUs was approximately 31% of the targeted award value. The actions above resulted in a 31% reduction in our CEO’s delivered long-term incentive compensation for 2016 compared to the prior year.

2017 Compensation Highlights

For 2017, the Committee has maintained its commitment to the strong alignment of our executive pay programs with our shareholders’ interests, while ensuring we can attract and retain key talent in the organization. As such, the Committee believes the 2016 design remains appropriate as it has strong performance elements that support our three-year Transformation Plan and requires significant stock price appreciation for executives to realize target compensation. As a result, the details of our compensation programs for 2017 are not significantly different from 2016, as shown on page 36.

Key 2016-2017 Governance Highlights

On March 1, 2016, the Board amended and restated the Company’s by-laws (the “By-Laws”) to, among other things, adopt a proxy access provision, as discussed on page 19 of this Proxy Statement. The Company believes the proxy access By-Law amendments adopted by the Board reflect shareholder feedback and are responsive to shareholders’ approval, during the 2015 annual meeting of shareholders, of a non-binding proposal requesting the Board provide for proxy access.

In 2016, as part of the strategic partnership with Cerberus, the Company reduced the size of its Board from twelve to eleven directors. The Board is now comprised of six of the Company’s incumbent directors, three directors designated by Cerberus, and two additional directors jointly selected by the Company and Cerberus, one of whom was approved by Barington, as further described below. In addition, so long as Cerberus maintains a certain ownership level in the Company (as described in more detail on page 29 of this Proxy Statement), Cerberus will continue to have the right to select the Chairman. A new Lead Independent Director role was also created on the Board in 2016. The Company believes this newly-reconstituted Board and the addition of a Lead Independent Director provides an effective governance framework in support of the Company’s go-forward strategy and transformation.

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We have continued to engage our shareholders on these governance and related Company matters. For example, our non-executive Chairman of the Board and Lead Independent Director have participated in meetings to address the strategic partnership with Cerberus and the Company’s Transformation Plan which we believe sets the Company on a solid path to profitability and growth by providing a solution for the North America business as well as capital, focus and resources to support the Company in the execution of its transformation. We will continue to engage investors on a regular basis to better understand and consider their views.

In addition, on March 27, 2016, the Company entered into an agreement (the “Barington Agreement”) with an investor group led by Barington Capital Group, L.P. (collectively, “Barington”) that, as of March 27, 2016, collectively owned over 3% of the outstanding shares of common stock of the Company. Under the terms of the Barington Agreement, the Company granted Barington the right to approve the appointment of a director to be jointly selected by the Company and Cerberus, which Barington exercised with its approval of Mr. Armario’s appointment.

Governance and Related Materials

The Company has established strong policies, practices and procedures which provide a framework for effective governance. Our Corporate Governance Guidelines describe our Board of Directors’ governance policies and practices, including standards for director independence, qualifications for Board and Board Committee membership, Board and Board Committee responsibilities, and Board and CEO evaluations. Highlighted below are some of our key governance and related materials.

● Corporate Governance Guidelines ● Charters of Each Board Committee	● Code of Conduct ● Corporate Responsibility Report

The Corporate Governance Guidelines, charters of each Board Committee, and Corporate Responsibility Report are available on our investor website (www.avoninvestor.com) and may be accessed by clicking on “Corporate Governance” or, in the case of our Corporate Responsibility Report, by clicking on “Corporate Responsibility.” The Code of Conduct is available at www.avoncompany.com and may be accessed by clicking on “Ethics & Compliance” under the “About Avon” heading.

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VOTING AND MEETING INFORMATION

Purpose of Materials

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Avon Products, Inc. (“Avon,” the “Company,” “we,” “us,” or “our”) of proxies to be voted at our Annual Meeting of Shareholders, which will take place on Tuesday, May 9, 2017.

This Proxy Statement describes the matters to be voted on at the Annual Meeting and contains other required information.
Distribution of Proxy Materials

We are providing access to our proxy materials over the Internet. Accordingly, on or about March 30, 2017, we mailed our shareholders a Notice of Internet Availability of Proxy Materials (“proxy notice”), which contains instructions on how to access our proxy materials over the internet and vote online. If you received a proxy notice, you will not receive a printed copy of our proxy materials by mail unless you request one by following the instructions provided on the proxy notice. We mailed the proxy materials to participants in our Avon Personal Savings Account Plan.

Shareholders Entitled to Vote

Shareholders of our common stock and of our Series C Preferred Stock as of the close of business on March 20, 2017, the record date, are entitled to vote. There were approximately 439,300,464 shares of our common stock outstanding on March 20, 2017 for an aggregate vote of approximately 439,300,464 (or one vote per share) and 435,000 shares of our Series C Preferred Stock outstanding on March 20, 2017 for an aggregate vote of 87,051,524 (on an as-converted basis). Shareholders of our common stock and of our Series C Preferred Stock will vote together as a single class on all matters being presented in this Proxy Statement, for up to an aggregate 526,351,988 votes. We refer to the holders of shares of our common stock and of shares of our Series C Preferred Stock (which are convertible into shares of our common stock) as “shareholders” throughout this Proxy Statement.

How to Vote
Shareholders can vote in one of several ways:
• Via the Internet—Visit the website on the proxy notice or proxy card
• By Telephone—Call the telephone number on the proxy card
• By Mail—Sign, date and return your proxy card in the enclosed envelope
• In Person—Attend the Annual Meeting (follow instructions below)

If your shares are held in a stock brokerage account or by a bank or other record holder, follow the voting instructions on the form that you receive from them. The availability of telephone and internet voting will depend on their voting process. If you do not give instructions to the broker, bank or other record holder holding your shares, it will not be authorized to vote with respect to Proposals 1, 2 or 3. We therefore urge you to provide instructions so that your shares may be voted.

Attending the Annual Meeting

Shareholders who would like to attend the Annual Meeting in person are asked to follow the guidelines below. Anyone who arrives without an admission ticket or pre-registration will not be admitted to the Annual Meeting unless it can be verified that the individual was a shareholder as of March 20, 2017.

Shareholders of Record (shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A.)
•

Please bring the admission ticket that is attached to your proxy notice and/or proxy card and photo identification. If you vote in advance of the Annual Meeting, please keep a copy of your admission ticket and bring it with you.

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	•	If you do not have your admission ticket at the Annual Meeting, you must bring other proof of your Avon share ownership as of March 20, 2017 and photo identification.
Beneficial Owners (shares are held in a stock brokerage account or by a bank or other record holder)
•

We recommend that you pre-register to attend the meeting by sending a written request, along with proof of ownership (such as a current brokerage statement), to our Investor Relations Department, Avon Products, Inc., 601 Midland Avenue, Rye, New York 10580, by mail, by email at avoninvestorrelations@icrinc.com or by fax 203-724-1610. We must receive your request at least one week prior to the Annual Meeting to have time to process your request. In addition, please bring photo identification to the Annual Meeting.

	•	You may attend without pre-registration; however, you must bring proof of your Avon share ownership as of March 20, 2017 and photo identification.

You may vote in person at the Annual Meeting. Please note, however, that shares held in a stock brokerage account or by a bank or other record holder may be voted in person at the Annual Meeting only if you obtain a legal proxy from such broker, bank or other record holder giving you the right to vote the shares.

Voting Instructions

Your proxy, when properly signed and returned to us, or processed by telephone or via the internet, and not revoked, will be voted in accordance with your instructions. We are not aware of any other matter that may be properly presented at the meeting. If any other matter is properly presented, the persons named as proxies on the proxy card will have discretion to vote in their best judgment.

Unless you give other instructions on your proxy card, or unless you give other instructions when you cast your vote by telephone or via the internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors as follows: for the election of each Director Nominee, for the approval of the compensation of our named executive officers, for an annual advisory vote on executive compensation, and for the ratification of the appointment of our independent registered public accounting firm.

Revoking Your Proxy or Changing Your Vote

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you may revoke your proxy at any time before it is actually voted by giving written notice of revocation to our Corporate Secretary at the address set forth in the Notice of Annual Meeting of Shareholders, by delivering a proxy bearing a later date (including by telephone or by internet) or by attending and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request.

If your shares are held in a stock brokerage account or by a bank or other record holder, you may submit new voting instructions by contacting your broker, bank or other record holder or, if you have obtained a legal proxy from your broker, bank or other record holder giving you the right to vote your shares, by attending the meeting and voting in person.

Quorum Requirements

The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting will constitute a quorum, permitting the meeting to conduct its business.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a broker or other record holder holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power and has not received instructions from the beneficial owner. If you do not give instructions to the broker, bank or other record holder holding your shares, it will not be authorized to vote your shares with respect to Proposals 1, 2, or 3. We therefore urge you to provide instructions so that your shares held in a stock brokerage account or by a bank or other record holder may be voted.

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Approval of a Proposal

Each of the Proposals requires the affirmative vote of a majority of the votes cast at the Annual Meeting. “Votes cast” means the votes actually cast “for” or “against” a particular proposal, whether in person or by proxy. Therefore, abstentions and broker non-votes generally have no effect in determining whether a proposal is approved by shareholders.

Avon Associates—Personal Savings Account Plan

The trustee of the Avon Personal Savings Account Plan (the “Plan”), as record holder of the shares held in the Plan, will vote the shares allocated to your account in accordance with your instructions. Unless your vote is received by 11:59 P.M. (New York time) on May 5, 2017 and unless you have specified your instructions, your shares cannot be voted by the trustee.

Voting Deadline

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. and if you vote by telephone or the internet, your vote must be received by 1:00 A.M. (New York time) on May 9, 2017. If you do not prefer to vote by telephone or internet, you should complete and return the proxy card as soon as possible, so that it is received no later than the closing of the polls at the Annual Meeting.

If your shares are held in a stock brokerage account or by a bank or other record holder, you should return your voting instructions in accordance with the instructions provided by the broker, bank or other record holder who holds the shares on your behalf.

If you hold shares in the Avon Products, Inc. Personal Savings Account Plan, your voting instructions must be received by 11:59 P.M. (New York time) on May 5, 2017.
Tabulation of Votes
Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the votes and act as inspectors of election.
Vote Results
We intend to announce preliminary voting results at the Annual Meeting and to publish final results in a current report on Form 8-K within four business days of the Annual Meeting.

All proxies, ballots and voting materials that identify the votes of specific shareholders will generally be kept confidential, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, and to facilitate a successful proxy solicitation.

Householding

Beneficial owners who share a single address may receive only one copy of the proxy notice or the proxy materials, as the case may be, unless their broker, bank or other nominee has received contrary instructions from any beneficial owner at that address. This practice, known as “householding,” is designed to reduce printing and mailing costs. If any beneficial owner(s) sharing a single address wish to discontinue householding and/or receive a separate copy of the proxy notice or the proxy materials, as the case may be, or wish to enroll in householding, they should contact their broker, bank or other nominee directly. Alternatively, if any such beneficial owners wish to receive a separate copy of the proxy materials, we will deliver them promptly upon written or oral request to Investor Relations Department, Avon Products, Inc., 601 Midland Avenue, Rye, New York 10580, by mail, email at avoninvestorrelations@icrinc.com or fax 203-724-1610 (telephone number 203-682-8200). We currently do not “household” for our registered shareholders.

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PROPOSAL 1—ELECTION OF DIRECTORS

On March 1, 2016, the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with Cleveland Apple Investor L.P., a Delaware limited partnership (“Cerberus Investor”), an affiliate of Cerberus Capital Management, L.P., pursuant to which the Company reduced the size of the Board of Directors of the Company (the “Board”) from twelve directors to eleven directors.

The Board has nominated Jose Armario, W. Don Cornwell, Nancy Killefer, Susan J. Kropf, Helen McCluskey, Sheri McCoy, Charles H. Noski and Cathy D. Ross (the “Director Nominees”) for election to the Board and Cerberus Investor, as the holder of the Company’s Series C Preferred Stock, has elected Chan W. Galbato, Steven F. Mayer and Michael F. Sanford (the “Series C Designees”) to serve as directors commencing immediately upon the conclusion of the 2017 Annual Meeting. All Director Nominees and Series C Designees are current members of our Board. There are no family relationships among our directors or executive officers.

Each of the Series C Designees will hold office until the next succeeding Annual Meeting or until his or her successor is elected and qualified. Each of the Director Nominees, if elected as a director at the 2017 Annual Meeting, will hold office until the next succeeding Annual Meeting or until his or her successor is elected and qualified. As set forth in further detail on page 29, Cerberus Investor is required to vote its shares in favor of each Director Nominee. Each Director Nominee has consented to serve as a director, if elected. We have no reason to believe that any of the Director Nominees will be unable or unwilling to serve as a director.

Each Director Nominee who receives a majority of the votes cast will be elected to the Board, in an uncontested election. If a Director Nominee receives a greater number of votes “withheld” from his or her election than votes “for” such election, he or she is required to tender his or her resignation in accordance with our Corporate Governance Guidelines, as described under “Information Concerning The Board Of Directors—Board Policy Regarding Voting for Directors” on page 18.

THE BOARD OF DIRECTORS RECOMMENDS that you vote FOR the election of each of the Director Nominees listed below.

JOSE ARMARIO	Director Nominee

Director since 2016 Age: 57 COMMITTEE Compensation and Management Development Committee

Jose Armario served as Corporate Executive Vice President of Worldwide Supply Chain, Development, and Franchising of McDonald’s Corporation from August 2011 until his retirement in October 2015. He served as Group President, McDonald’s Canada and Latin America of McDonald’s Corporation from February 2008 to August 2011. Prior to this, Mr. Armario was President, McDonald’s Latin America from 2004 to July 2008. Mr. Armario is currently a director of USG Corporation. He also serves on the President’s Council of the University of Miami, Florida and the Governing Council of Advocate Good Samaritan Hospital, and is a director of Receptions for Research: The Greg Olsen Foundation.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Mr. Armario brings to the Board significant expertise in global consumer products marketing, branding and supply chain. Mr. Armario’s knowledge in the areas of global markets, consumer experience, complex operations and strategy including significant focus on Latin American markets, a key geography for the Company, provides a valuable asset to the Board.

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W. DON CORNWELL	Director Nominee

Director since 2002 Age: 69 COMMITTEE Audit Committee Finance Committee (Chair) Nominating and Corporate Governance Committee Lead Independent Director

Mr. Cornwell was Chairman and Chief Executive Officer of Granite Broadcasting Corporation from 1988 until his retirement in August 2009, and served as Vice Chairman until December 2009. Previously, Mr. Cornwell was Chief Operating Officer for the Corporate Finance Department at Goldman, Sachs & Co. from 1980 to 1988 and Vice President of the Investment Banking Division of Goldman Sachs from 1976 to 1988. He is a member of the joint diversity advisory council of Comcast and NBCUniversal, a trustee of Big Brothers Big Sisters of New York and a director of the Edna McConnell Clark Foundation. Mr. Cornwell is a director of Pfizer, Inc. and American International Group, Inc.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Through Mr. Cornwell’s career as an entrepreneur driving the growth of a consumer focused media company, an executive in the investment banking industry and as a director of several significant consumer product and health care companies, he has accumulated valuable business, leadership, and management experience and brings important perspectives on the issues facing the Company. Mr. Cornwell founded and built Granite Broadcasting Corporation, a consumer-focused media company, through acquisitions and operating growth enabling him to provide insight and guidance on strategic direction and growth. Mr. Cornwell’s strong financial background, including his work at Goldman Sachs prior to co-founding Granite and his service on the audit and investment committees of other companies, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance, accounting, and capital markets.

NANCY KILLEFER	Director Nominee

Director since 2013 Age: 63 COMMITTEE Compensation and Management Development Committee Nominating and Corporate Governance Committee (Chair)

Ms. Killefer served as a Senior Partner at McKinsey & Company, an international management consulting firm, until her retirement in August 2013. She joined McKinsey in 1979 and held a number of leadership roles, including as a member of the firm’s governing board. Ms. Killefer led the firm’s recruiting and chaired several of the firm’s personnel committees. From 2000 to 2007, she ran McKinsey’s Washington, D.C. office. From 1997 to 2000, Ms. Killefer served as Assistant Secretary for Management, Chief Financial Officer and Chief Operating Officer at the U.S. Department of Treasury. In 2000, she returned to McKinsey to establish and lead the firm’s Public Sector Practice. She also served as a member of the IRS Oversight Board from 2000 to 2005 and as chair of that body from 2002 to 2004. Ms. Killefer is currently a director of The Advisory Board Company and Cardinal Health and Chairman of the board of directors of CSRA. She also serves as a vice chair of the Defense Business Board, an advisory body to the Secretary of Defense, and the MyVA Advisory Board, a board advising the VA Secretary.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Ms. Killefer has served in key leadership positions in both the private and public sectors and brings to the Board significant expertise in strategy development, execution, marketing, brand-building, and organizational efficiencies across all sectors. In particular, her experience with consumer-based and retail industries is valuable to the Company. In addition, Ms. Killefer’s strong financial background, including her experience as Chief Financial Officer and Chief Operating Officer of the U.S. Department of Treasury, provides expertise to the Board on financial and accounting matters.

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SUSAN J. KROPF	Director Nominee

Director since 2015 Age: 68 COMMITTEE Finance Committee

Ms. Kropf served as President and Chief Operating Officer of Avon Products, Inc. from January 2001, until her retirement in 2006. She also served as Avon’s Executive Vice President and Chief Operating Officer, North America and Global Business Operations from 1999 to 2001 and Executive Vice President and President, North America from 1998 to 1999. Ms. Kropf was a member of Avon’s Board of Directors from 1998 to 2006. Ms. Kropf is currently a director of Coach, Inc., The Kroger Co., New Avon LLC and The Sherwin-Williams Company. Ms. Kropf also served as a director of Mead Westvaco Inc. until 2015.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Ms. Kropf has extensive operational skills and a deep understanding of direct selling, having held various senior management positions during the course of her 36-year career at Avon, including in the areas of marketing, research and development, product development, customer service, and manufacturing. Ms. Kropf has significant boardroom experience through her service on the boards of various public companies, including experience serving on compensation, audit, and corporate governance board committees.

HELEN MCCLUSKEY	Director Nominee

Director since 2014 Age: 61 COMMITTEE Compensation and Management Development Committee (Chair)

Ms. McCluskey was President, Chief Executive Officer and a member of the Board of Directors of The Warnaco Group, Inc. from February 2012 to February 2013, when it was acquired by PVH Corp., and she then served on the board of directors of PVH Corp. until June 2014. Ms. McCluskey also served in other leadership roles at Warnaco, including Chief Operating Officer from September 2010 to February 2012 and Group President from July 2004 to September 2010. Prior to joining Warnaco, Ms. McCluskey held positions of increasing responsibility at Liz Claiborne, Inc. from August 2001 to June 2004. Previously, she spent 18 years in Sara Lee Corporation’s intimate apparel units, where she held executive positions in marketing, operations and general management, including President of Playtex Apparel from 1999 to 2001. Ms. McCluskey is a director of Dean Foods and Signet Jewelers Limited.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Ms. McCluskey has a broad background in strategy, business planning and operations derived from her career in consumer businesses. Having built women’s brands globally, she contributes a valuable blend of branding, merchandising, marketing and international expertise to the Company. Her experience as a Chief Executive Officer of a global public company provides her with significant expertise in global business matters, corporate leadership and management which enables her to bring important contributions to the oversight of the Company’s strategic direction and growth.

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SHERI MCCOY	Director Nominee

Director since 2012 Age: 58 CEO

Ms. McCoy joined Avon as Chief Executive Officer in April 2012 and was elected to the Board of Directors in May 2012. She joined Avon after 30 years with Johnson & Johnson, where she rose to Vice Chairman in January 2011. Most recently at Johnson & Johnson, Ms. McCoy oversaw Pharmaceutical, Consumer, Corporate Office of Science & Technology, and Information Technology divisions. Prior to that, she served in a number of leadership roles, including Worldwide Chairman, Pharmaceuticals Group from 2009 to 2011; Worldwide Chairman, Surgical Care Group from 2008 to 2009; and Company Group Chairman and Worldwide Franchise Chairman of Ethicon, Inc., a subsidiary of Johnson & Johnson, from 2005 to 2008. Earlier in her career, Ms. McCoy was Global President of the Baby and Wound Care franchise; Vice President, Marketing for a variety of global brands; and Vice President, Research & Development for the Personal Products Worldwide Division. She serves on the boards of New Avon LLC, Catalyst, Stonehill College, and the non-profit science and technology organization FIRST.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Ms. McCoy has a unique combination of strategic and finely honed operational skills and a significant turnaround track record. Throughout her career, she has consistently achieved results and driven change across highly diverse operating units with widely varying product lines, customers, distribution channels, and business models. Ms. McCoy has deep global experience and is highly skilled at managing complex, matrixed organizational structures.

CHARLES H. NOSKI	Director Nominee

Director since 2012 Age: 64 COMMITTEE Audit Committee (Chair) Nominating and Corporate Governance Committee

Mr. Noski served as Vice Chairman of Bank of America Corporation from June 2011 until his retirement in September 2012, having served previously as Executive Vice President and Chief Financial Officer from May 2010 to June 2011. Prior to that, Mr. Noski was Corporate Vice President and Chief Financial Officer of Northrop Grumman Corporation from 2003 to 2005 and served on its board of directors from 2002 to 2005. He was AT&T Corporation’s Senior Executive Vice President and Chief Financial Officer from 1999 to 2002 and Vice Chairman of the board of directors during 2002. Earlier in his career, Mr. Noski was President, Chief Operating Officer and Chief Financial Officer of Hughes Electronics Corporation and a Partner with Deloitte & Touche LLP. Mr. Noski is currently a director of Microsoft Corporation, The Priceline Group Inc., and the National Association of Corporate Directors. He is also the Chairman of the Board of Trustees of the Financial Accounting Foundation. Mr. Noski also served as a director of Avery Dennison Corporation until 2014.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Mr. Noski is a seasoned business leader with significant finance, accounting, auditing and business operations expertise. In particular, his role as chief financial officer at major global corporations and his public company board experience enhance his contributions to the Company’s transformation and strategy. His key insights into finance and accounting matters, including capital management, restructuring, and capital markets, are highly valuable to the Board.

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CATHY D. ROSS	Director Nominee

Director since 2016 Age: 59 COMMITTEE Audit Committee

Ms. Ross served as Executive Vice President and Chief Financial Officer for FedEx Express from 2010 until her retirement in July 2014 and prior to that, as Senior Vice President and Chief Financial Officer from 2004 to 2010, and Vice President, Express Financial Planning from 1998 to 2004. Ms. Ross joined FedEx in 1984 as a senior financial analyst and held numerous other leadership roles. Prior to joining FedEx, she worked for Kimberly-Clark Corporation as a cost analyst and cost analysis supervisor from 1982 to 1984. Ms. Ross serves on the board of directors of the National Civil Rights Museum in Memphis, Tennessee and The Memphis Child Advocacy Center. Ms. Ross is also a director of Steelcase, Inc.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Ms. Ross’ financial and global operating experience honed throughout her career, makes her a valuable member of the Board. In addition, her leadership and extensive knowledge in the area of cost transformation is a tremendous asset to the Company in light of our strategic direction and growth. Ms. Ross’ financial and accounting background, including her service on an audit committee of another public company, provides financial expertise to the Board.

CHAN W. GALBATO	Series C Designee

Director since 2016 Age: 54 COMMITTEE Audit Committee (non-voting Observer) Nominating and Corporate Governance Committee Non-executive Chairman of the Board

Mr. Galbato was appointed non-executive Chairman of Avon’s Board of Directors in March 2016. Mr. Galbato is Chief Executive Officer of Cerberus Operations and Advisory Company, LLC. Prior to joining Cerberus in 2009, he owned and managed CWG Hillside Investments LLC, a consulting business, from 2007 to 2009. From 2005 to 2007, he served as President and CEO of the Controls Group of businesses for Invensys plc and President of Services for The Home Depot. Mr. Galbato previously served as President and Chief Executive Officer of Armstrong Floor Products and Chief Executive Officer of Choice Parts. He spent 14 years with General Electric Company, holding several operating and finance leadership positions within their various industrial divisions as well as holding the role of President and CEO of Coregis Insurance Company, a G.E. Capital company. Mr. Galbato currently serves as Chairman of YP Holdings LLC. He also serves on the Board of Directors of Blue Bird Corporation, DynCorp International, Staples Solutions B.V. and Steward Health Care, LLC, and on the Board of Managers of New Avon LLC. Mr. Galbato has also served as lead director of the Brady Corporation and as a director of Tower International.

Mr. Galbato was elected to the Board of Directors commencing immediately upon the conclusion of the 2017 Annual Meeting by the holders of our Series C Preferred Stock, voting separately as a single class, and is not up for election by our shareholders at the 2017 Annual Meeting.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Mr. Galbato has broad operational and business strategy expertise and has developed significant corporate leadership skills from his experience at public and private companies. Mr. Galbato is recognized for his experience in corporate turnarounds, which enables him to provide guidance in helping to drive the Company’s strategic direction and growth.

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STEVEN F. MAYER	Series C Designee

Director since 2016 Age: 57 COMMITTEE Compensation and Management Development Committee

Mr. Mayer is a Senior Managing Director, Co-Head of Global Private Equity and Chairman of the Investment Committee at private investment firm Cerberus Capital Management, L.P. Prior to joining Cerberus in 2002, Mayer served as executive managing director at Gores Technology Group, a private equity investment firm. Before joining Gores Technology Group, he was a managing director at Libra Capital Partners, L.P. (“Libra”), a private equity investment firm, and was also a managing director and co-head of the Corporate Finance division of U.S. Bancorp Libra, an affiliated firm. Prior to joining Libra, Mr. Mayer was a managing director of Aries Capital Group, LLC, a private equity investment firm that he co-founded, and was a principal with Apollo Advisors, L.P. and Lion Advisors, L.P., affiliated private equity investment firms. Prior to that time, Mr. Mayer was an attorney with Sullivan & Cromwell. He currently serves on the Boards of Directors of BlueLinx Holdings Inc., Grifols S.A., Staples Solutions N.V., Starrus Holdings Limited, and YP Holdings LLC, and on the Board of Managers of New Avon LLC.

Mr. Mayer was elected to the Board of Directors commencing immediately upon the conclusion of the 2017 Annual Meeting by the holders of our Series C Preferred Stock, voting separately as a single class, and is not up for election by our shareholders at the 2017 Annual Meeting.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Mr. Mayer has an extensive background in strategy, operations and corporate finance derived from his career in private equity. Mr. Mayer’s knowledge in the areas of finance, international business and strategic investments provide a valuable perspective to the Board.

MICHAEL F. SANFORD	Series C Designee

Director since 2016 Age: 36 COMMITTEE Finance Committee

Mr. Sanford is a Managing Director, Co-Head of North American Private Equity, and a member of the Global Private Equity Investment Committee at private investment firm Cerberus Capital Management, L.P. Prior to joining Cerberus in 2006, Mr. Sanford was at The Blackstone Group in its Restructuring and Reorganization Advisory Group from 2004 to 2006, where he advised companies and creditors on a variety of restructuring transactions. Prior to joining Blackstone, from 2003 to 2004, Mr. Sanford worked at Banc of America Securities in its Consumer and Retail Investment Banking Group, where he executed various financing, M&A and leveraged recapitalization transactions. He serves on the Board of Directors of YP Holdings LLC, Print Media LLC, DynCorp International Inc. and Tier 1 Group LLC and on the Board of Managers of New Avon LLC.

Mr. Sanford was elected to the Board of Directors commencing immediately upon the conclusion of the 2017 Annual Meeting by the holders of our Series C Preferred Stock, voting separately as a single class, and is not up for election by our shareholders at the 2017 Annual Meeting.

KEY ATTRIBUTES, EXPERIENCE AND SKILLS: Mr. Sanford has extensive experience in financing matters and private equity investments. Mr. Sanford’s insights into capital management, restructuring, and capital markets are highly valuable to the Board.

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INFORMATION CONCERNING THE BOARD OF DIRECTORS

2016 Board Meetings

Our Board of Directors held eleven meetings in 2016. Directors are expected to attend all meetings of the Board and the Board Committees on which they serve and to attend the Annual Meeting of Shareholders. In 2016, all directors then serving on the Board attended at least 75% of the aggregate number of 2016 meetings of the Board and of each Board Committee on which he or she served. Nine out of ten of the directors then serving on the Board attended the 2016 Annual Meeting. In addition to participation at Board and Committee meetings and the Annual Meeting of Shareholders, our directors discharge their duties throughout the year through communications with senior management.

Non-employee directors meet in regularly scheduled executive sessions, as needed, without the CEO or other members of management.

Board Leadership Structure

The Board currently separates the positions of Chairman, Lead Independent Director and CEO. Mr. Galbato serves as our non-executive Chairman of the Board, Mr. Cornwell serves as our Lead Independent Director and Ms. McCoy serves as our CEO. The Board evaluates its leadership structure periodically and believes that separating the Chairman, Lead Independent Director and CEO roles is important as the Company focuses on its transformation and growth efforts. Following the amendment of the By-Laws on March 1, 2016, the Chairman presides at all meetings of the Board, including executive sessions, at which the Chairman is present, and the Lead Independent Director presides at all meetings of the Board at which the Chairman is not present. Additional rights, duties and responsibilities of the Chairman and the Lead Independent Director are set forth in the By-Laws and the Corporate Governance Guidelines. Pursuant to the Investor Rights Agreement, so long as Cerberus Investor maintains a certain ownership level in the Company (as described in more detail on page 29 of this Proxy Statement), Cerberus Investor has the right to select the director to be appointed as our Chairman.

Risk Oversight

The Board administers its risk oversight function primarily through the Audit Committee, which oversees the Company’s risk management practices. The Audit Committee is responsible for, among other things, discussing with management on a regular basis the Company’s guidelines and policies that govern the process for risk assessment and risk management. Management is responsible for assessing and managing the Company’s various risk exposures on a day-to-day basis. In connection with this, the Audit Committee has oversight of the Company’s enterprise risk management (“ERM”) program, which includes a risk management committee, composed of certain key executives. The cross-functional group of key executives who comprise the risk management committee identify, on a periodic basis, the top current and future risks facing the Company, including, but not limited to, strategic, operational, financial and compliance risks, and the associated risk owners are responsible for managing and mitigating these risks. In line with this, the Company provides regular ERM updates to the Audit Committee and other Board Committees, as appropriate, which may have certain ERM risks assigned to them by the Board. The Audit Committee also periodically reports to the full Board on the Company’s risk management program.

While the Board has overall responsibility for overseeing risk management, Board Committees oversee risk within their areas of responsibility, as appropriate. For example, as set forth in further detail on page 51, our Compensation and Management Development Committee, with support and advice from its independent consultant, reviews the risk and reward structure of executive compensation plans, policies and practices at least annually to confirm that there are no compensation-related risks that are reasonably likely to have a material adverse effect on the Company. As set forth in its charter, the Finance Committee is responsible for, among other things, reviewing periodically the Company’s strategy for and use of derivatives for hedging risks such as interest rate and foreign exchange risks.

For certain risks, oversight is conducted by the full Board, such as during the Board’s annual review of the Company’s strategic goals and initiatives and other significant issues that are expected to affect the Company in the future. We believe that the Chairman, Lead Independent Director, CEO, and roles of the Board and the Board Committees provide the appropriate leadership to help ensure effective risk oversight.

Communications with Directors

A shareholder or other interested person who wishes to contact the Chairman, the Lead Independent Director or the non-employee or independent directors as a group may do so by addressing his or her correspondence to the Chairman, the Lead Independent Director or such directors, c/o Corporate Secretary, Avon Products, Inc., 601 Midland Avenue, Rye, NY 10580. All correspondence addressed to a director or group of directors will be forwarded to that director or group of directors.

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Board Committees

The Board has the following regular standing committees: Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee, and Finance Committee. The charters of each Committee and our Corporate Governance Guidelines are available on our investor website (www.avoninvestor.com). Our Code of Conduct (which applies to the Company’s directors, officers and employees) is available at www.avoncompany.com.

Audit Committee	Primary Responsibilities	2016 Meetings: 11
Charles H. Noski (Chair) W. Don Cornwell Cathy D. Ross Chan W. Galbato* *non-voting Observer	•

Assists the Board in fulfilling its responsibility to oversee the integrity of our financial statements, controls and disclosures, our compliance with legal and regulatory requirements, the qualifications and independence of our independent registered public accounting firm, and the performance of our internal audit function and independent registered public accounting firm. The Committee has the authority to conduct any investigation appropriate to fulfilling its purpose and responsibilities.

•

The Board has determined that Mr. Noski, Mr. Cornwell and Ms. Ross are “audit committee financial experts,” under the rules of the Securities and Exchange Commission and that all of the Committee members are independent and financially literate under the listing standards of the New York Stock Exchange.

•

A further description of the role of the Audit Committee is set forth on pages 70 through 73 under “Audit Committee Report” and “Proposal 4—Ratification of Appointment of Independent Registered Public Accounting Firm.”

Compensation and Management Development Committee	Primary Responsibilities	2016 Meetings: 12
Helen McCluskey (Chair) Jose Armario Nancy Killefer Steven F. Mayer	•

Discharges the responsibilities of the Board relating to executive compensation, including reviewing and establishing our overall executive compensation and benefits philosophy, including review of the risk and reward structure of executive compensation plans, policies and practices, as appropriate. In addition, the Committee, in consultation with the independent members of the Board, reviews and approves the goals and objectives relevant to the compensation of the CEO and determines the compensation of the CEO. It also determines the compensation of all senior officers and oversees incentive compensation plans, including establishing performance measures and evaluating and approving any incentive payouts thereunder.

•

Reviews and evaluates the Company’s talent management and succession planning approach, philosophy, and key processes, and is responsible for development and succession plans for members of the Company’s Executive Management Committee and their potential successors.

•

The Committee may delegate responsibilities to a subcommittee composed of one or more members of the Committee, provided that any action taken shall be reported to the full Committee as soon as practicable, but in no event later than at the Committee’s next meeting. In addition, the Committee may delegate certain other responsibilities, as described in the Committee charter. For example, the Committee has delegated to Ms. McCoy in her capacity as a director the authority to approve annual and off-cycle equity awards to employees who are not senior officers.

•

A description of the role of the compensation consultant engaged by the Committee, scope of authority of the Committee and the role of executive officers in determining executive compensation is set forth on page 40 under “Compensation Discussion and Analysis—Roles in Executive Compensation.”

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Nominating and Corporate Governance Committee	Primary Responsibilities	2016 Meetings: 5

Nancy Killefer (Chair) W. Don Cornwell Chan W. Galbato Charles H. Noski	•	Identifies individuals qualified to become Board members, consistent with criteria approved by the Board, and recommends to the Board the candidates for directorships to be filled by the Board. A description of the Committee’s process for identifying and evaluating nominees for directorships is set forth on page 18 under “Director Nomination Process & Shareholder Nominations.”

	•	Develops and recommends to the Board corporate governance principles, monitors developments in corporate governance, and makes recommendations to the Board regarding changes in governance policies and practices.

	•	Oversees the evaluation of the Board, including conducting an annual evaluation of the performance of the Board and Board committees.

	•	Reviews and recommends to the Board policies regarding the compensation of non-employee directors.

	•	A description of the compensation of non-employee directors and the Committee’s scope of authority with respect to such matters is set forth on page 22 under “Director Compensation —Role of Nominating and Corporate Governance Committee.”

Finance Committee	Primary Responsibilities	2016 Meetings: 5

W. Don Cornwell (Chair) Susan J. Kropf Michael F. Sanford	•	Assists the Board in fulfilling its responsibilities to oversee our financial management, including oversight of our capital structure and financial strategies, investment strategies, banking relationships, and funding of the employee benefit plans.

	•	Responsible for the oversight of the deployment and management of our capital, including the oversight of certain key business initiatives.

Director Independence

The Board has concluded that each non-employee Director Nominee and Series C Designee is independent.

The Board of Directors assesses the independence of its non-employee members at least annually in accordance with the listing standards of the New York Stock Exchange, the regulations of the Securities and Exchange Commission, and our Corporate Governance Guidelines. As part of its assessment, the Board determines whether or not any such director has a material relationship with the Company, either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board broadly considers all relevant facts and circumstances and considers this issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. This consideration includes:

•	the nature of the relationship;

•	the significance of the relationship to Avon, the other organization and the individual director;

•	whether or not the relationship is solely a business relationship in the ordinary course of Avon’s and the other organization’s businesses and does not afford the director any special benefits; and

•	any commercial, industrial, banking, consulting, legal, accounting, charitable, familial and other relationships; provided, that ownership of a significant amount of our stock is not, by itself, a bar to independence.

In assessing the independence of directors and the materiality of any relationship with Avon and the other organization, the Board has determined that a relationship in the ordinary course of business involving the sale, purchase or leasing of property or services will not be deemed material if the amounts involved, on an annual basis, do not exceed the greater of (i) $1,000,000 or (ii) one percent (1%) of Avon’s revenues or one percent (1%) of the revenues of the other organization involved.

In the ordinary course of business, the Company has business relationships with certain companies on which Avon directors also serve on the board of directors, including for example, advertising arrangements, software services, and insurance coverage. The Company also has ongoing business relationships with affiliates of Cerberus Investor, of which the Series C Designees serve as directors, officers or employees, as described in “Transactions with Related Persons” on page 27. Based on the standards described above, the Board has determined that none of these transactions or relationships, nor the associated amounts paid to the parties, was material such that it would impede the exercise of independent judgment.

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Board Policy Regarding Voting for Directors

Our Corporate Governance Guidelines provide that any Director Nominee who receives a greater number of votes “withheld” than votes “for” his or her election in an uncontested election of directors will promptly tender his or her resignation. The Nominating and Corporate Governance Committee (the “Committee”) will recommend to the Board whether to accept or reject the tendered resignation, or whether other action should be taken. The Nominating and Corporate Governance Committee will consider any factors or other information that it considers appropriate or relevant. The Board, taking into account the Nominating and Corporate Governance Committee’s recommendation, will act on the tendered resignation and publicly disclose its decision and the rationale within 90 days from the date of the certification of the election results.

Director Nomination Process & Shareholder Nominations

The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and for making recommendations to the Board regarding: (i) nominees for Board membership to fill vacancies and newly created positions, and (ii) the persons to be nominated by the Board for election at the Company’s annual meeting of shareholders. The Committee actively considers potential director candidates on an ongoing basis as part of its director succession planning efforts.

The Committee’s process for considering all candidates for election as directors, including shareholder-recommended candidates, is designed to ensure that the Committee fulfills its responsibility to recommend candidates that are properly qualified and are not serving any special interest groups, but rather the best interest of all of the shareholders.

In making its recommendations, the Committee evaluates each candidate based on the independence standards described above and other qualification standards described below. For example, our Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee require that our directors possess the highest standards of personal and professional ethics, character and integrity and meet the standards set forth in our Corporate Governance Guidelines. In identifying candidates for membership on the Board, the Committee takes into account all factors it considers appropriate, consistent with criteria approved by the Board, which may include professional experience, knowledge, independence, diversity of backgrounds, and the extent to which the candidate would fill a present or evolving need on the Board. There is not a formal diversity policy; however, diversity of backgrounds, as one factor that the Committee may consider, is broadly construed to include differences of viewpoint, personal and professional experience, skill, gender, race, and other individual characteristics.

Pursuant to the Investor Rights Agreement and the terms and conditions of our Series C Preferred Stock, Cerberus Investor, as the holder of the Series C Preferred Stock, is currently entitled to elect three directors to the Board. In connection with this, Cerberus Investor has elected each of Messrs. Galbato, Mayer and Sanford to serve on the Board commencing immediately upon the conclusion of the 2017 Annual Meeting. So long as Cerberus Investor maintains a certain ownership level in the Company (as described in more detail on page 29 of this Proxy Statement), Cerberus Investor also has the right to select the director to be appointed as our Chairman and has selected Mr. Galbato to serve in this capacity. In addition, pursuant to the Investor Rights Agreement, the Company and Cerberus Investor jointly selected Ms. Ross and Mr. Armario for election to the Board in accordance with the process described below.

The Committee has retained third-party search firms to locate candidates who may meet the needs of the Board. The firms typically provide information on a number of candidates for review and discussion by the Committee. As appropriate, the Committee chair and other members of the Committee and the Board interview potential candidates. If the Committee determines that a potential candidate meets the needs of the Board, possesses the relevant qualifications, and meets the standards set forth in our Corporate Governance Guidelines, the Committee will vote to recommend to the Board the election of the candidate as a director. Following the completion of this process with respect to Ms. Ross and Mr. Armario, members of the Committee determined that Ms. Ross and Mr. Armario met these standards and, therefore, recommended to the Board their election as directors. Pursuant to the Investor Rights Agreement, each of the Company and Cerberus Investor agreed to the election of Ms. Ross and Mr. Armario to the Board based upon the recommendation of the Committee members. As described on page 4, pursuant to its agreement with the Company, Barington exercised its right to approve the appointment of Mr. Armario. Ms. Ross and Mr. Armario were elected to the Board on March 24 and September 9, 2016, respectively, by the directors then serving on the Board and Ms. Ross was again elected by our shareholders for a one-year term at our 2016 Annual Meeting. Both have been nominated for election to the Board at the 2017 Annual Meeting.

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The Committee will consider director candidates recommended by shareholders if properly submitted to the Committee in accordance with our By-Laws and our Corporate Governance Guidelines. Shareholders wishing to recommend persons for consideration by the Committee as nominees for election to the Board of Directors can do so by writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Avon Products, Inc., 601 Midland Avenue, Rye, NY 10580. Recommendations must include the proposed nominee’s name, detailed biographical data, work history, qualifications and corporate and charitable affiliations. A written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director is also required. The Committee will then consider the candidate and the candidate’s qualifications using the criteria as set forth above. The Committee may discuss with the shareholder making the nomination the reasons for making the nomination and the qualifications of the candidate. The Committee may then interview the candidate and may also use the services of a search firm to provide additional information about the candidate prior to making a recommendation to the Board.

Shareholders of record may also nominate candidates for election to the Board by following the procedures set forth in our By-Laws. On March 1, 2016, the Board amended and restated the Company’s By-laws to, among other things, adopt proxy access provisions whereby a shareholder, or a group of up to 20 shareholders, who owns 3% or more of the Company’s common stock continuously for at least three years, may nominate and include in the Company’s proxy materials candidates for election as directors of the Company. Such shareholder(s) or group(s) of shareholders may nominate up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the By-Laws and comply with the other procedural requirements of our Corporate Governance Guidelines. Information regarding these procedures for nominations by shareholders will be provided upon request to our Corporate Secretary.

In addition, our Corporate Governance Guidelines provide that any non-employee director who will be age 72 or older at the time of the election may not stand for reelection unless requested by the Board.

Certain Legal Proceedings

In July and August 2010, derivative actions were filed in state court against certain present or former officers and/or directors of the Company (Carol J. Parker, derivatively on behalf of Avon Products, Inc. v. W. Don Cornwell, et al. and Avon Products, Inc. as nominal defendant (filed in the New York Supreme Court, Nassau County, Index No. 600570/2010); Lynne Schwartz, derivatively on behalf of Avon Products, Inc. v. Andrea Jung, et al. and Avon Products, Inc. as nominal defendant (filed in the New York Supreme Court, New York County, Index No. 651304/2010)). On November 22, 2013, a derivative action was filed in federal court against certain present or former officers and/or directors of the Company and following the federal court’s dismissal, an additional action was subsequently filed in New York state court on May 1, 2015 (Sylvia Pritika, derivatively on behalf of Avon Products, Inc. v. Andrea Jung, et al. and Avon Products, Inc. as nominal defendant (filed in the New York Supreme Court, New York County, Index No. 651479/2015)). The claims asserted in one or more of these actions include alleged breach of fiduciary duty, abuse of control, waste of corporate assets, and unjust enrichment, relating to the Company’s compliance with the FCPA, including the adequacy of the Company’s internal controls. The relief sought against the individual defendants in one or more of these derivative actions include certain declaratory and equitable relief, restitution, damages, exemplary damages and interest. The Company is a nominal defendant, and no relief is sought against the Company itself. On April 28, 2015, an action was filed to seek enforcement of demands for the inspection of certain of the Company’s books and records (Belle Cohen v. Avon Products, Inc. (filed in the New York Supreme Court, New York County, Index No. 651418/2015)). The parties reached agreements to settle the derivative and books and records actions. The terms of settlement include certain corporate governance measures as well as releases of claims and payment of plaintiffs’ attorneys’ fees in the amount of $4 million. On March 30, 2016, the court granted preliminary approval of the settlement, and on August 1, 2016, the court entered an order and judgment granting final approval of the settlement. The $4 million was paid by the Company’s insurers. The order and judgment approving the settlement has become final. In light of the settlement, stipulations voluntarily dismissing or discontinuing the actions with prejudice have been filed in the Pritika and Parker actions.

Consistent with the Company’s By-Laws and the New York Business Corporation Law, expenses in connection with all of the foregoing actions and certain other matters described in the Company’s Annual Report on Form 10-K are being paid by the Company on behalf of certain present or former officers and/or directors.

Compensation and Management Development Committee Interlocks and Insider Participation

No member of our Board’s Compensation and Management Development Committee has served as one of our officers or employees at any time. None of our executive officers served during 2016 as a member of the board of directors or as a member of a compensation committee of any other company that has an executive officer serving as a member of our Board of Directors or Compensation and Management Development Committee.

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DIRECTOR COMPENSATION

The following table discloses compensation received by our non-employee directors during 2016.

Director	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	Nonqualified Deferred Compensation Earnings ($)[3]	All Other Compensation ($)[4]	Total ($)

Mr. Armario[7]	27,798	—		25	27,823

Mr. Conant[6]	25,000	—		13	25,013

Mr. Cornwell[8]	203,000	115,000		31,075	349,075

Mr. Galbato[5,8]	219,500	125,411		62	344,973

Ms. Hailey[6]	25,000	—		13	25,013

Ms. Killefer	93,000	115,000		75	208,075

Ms. Kropf	81,000	115,000		75	196,075

Ms. Lagomasino[6]	25,000	—		13	25,013

Ms. Mathew[6]	25,000	—		13	25,013

Mr. Mayer[5]	69,500	125,411		62	194,973

Ms. McCluskey	90,000	115,000		75	205,075

Mr. Noski	101,000	115,000		75	216,075

Mr. Rodkin[6]	25,000	—		13	25,013

Ms. Ross	68,946	125,411		54	194,411

Mr. Sanford[5]	69,500	125,411		62	194,973

Dr. Stern[6]	25,000	—	214	10,862	36,076

1	This column represents the amount of cash compensation earned in 2016 (including any deferred amounts) for Board and Board Committee service. For 2016, only Mr. Noski elected to defer any such amounts. See “Annual Retainer Fees” below for details.

2	For non-employee directors (other than the Cerberus-appointed directors) who were elected to the Board of Directors at the 2016 Annual Meeting to serve until the next Annual Meeting, stock awards consist of 29,948 service-based restricted stock units (“Service-based RSUs” or “RSUs”), which were granted on May 26, 2016 as part of the annual retainer for non-employee directors. Ms. Ross, who joined the Board in March 2016, received an additional pro-rata award of 2,711 RSUs for her service on the Board prior to our 2016 Annual Meeting. The aggregate grant date fair value of the RSUs is shown in the column and was determined based on the grant date fair value in accordance with FASB ASC Topic 718. See also Note 10 in the Notes to the Consolidated Financial Statements contained in our Form 10-K for 2016 for a description of our share-based awards. In lieu of the annual RSU awards that other non-employee directors received on May 26, 2016, each of the Cerberus-appointed Directors was granted 29,948 phantom stock units (i.e., a contractual right to cash of the value of such units as of the date of vesting) as part of their annual retainers. They each also received an additional pro-rata award of 2,711 phantom stock units for commencing service during the prior term (i.e., March and April 2016). Directors whose service ended prior to the 2016 Annual Meeting were not awarded any stock awards in 2016 (i.e., Mr. Conant, Ms. Hailey, Ms. Lagomasino, Ms. Mathew, Mr. Rodkin and Dr. Stern).

3	This column includes earnings on deferred compensation balances invested in the cash account under the Board of Directors of Avon Products, Inc. Deferred Compensation Plan during 2016 that earned interest at the prime rate and which exceeded 120% of the applicable federal long-term interest rate published by the Treasury Department at the time the interest rate was set.

4	This column includes payments of life and business travel accident insurance premiums and matching contributions made pursuant to the Avon Foundation Matching Gift Program. Non-employee directors are eligible to participate in the Avon Foundation’s U.S. Associate Matching Gift Program on the same terms as Avon Products, Inc. employees. Under this program, the Avon Foundation will match a non-employee director’s contribution to a charitable organization up to $15,500 attributable to each calendar year. This column includes the following amounts for matches to charitable organizations: W. Don Cornwell $31,000 (reflects matches made in calendar year 2016 attributable to contributions made in calendar years 2015 and 2016) and Dr. Stern, $10,850.

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5	Annual retainer fees payable to Mr. Galbato, Mr. Mayer, and Mr. Sanford by Avon Products, Inc. were paid by the Company directly to Cerberus Capital Management, L.P. at the direction of these directors.

6	Mr. Conant, Ms. Hailey, Ms. Lagomasino, Ms. Mathew, Mr. Rodkin and Dr. Stern resigned from the Board in March 2016.

7	Mr. Armario, who joined the Board in September 2016, did not receive a grant of RSUs during 2016.

8	A fee of $150,000 was payable to Mr. Galbato for his service as non-executive Chairman of the Board in accordance with note 5 above. Mr. Cornwell received a fee of $100,000 for his service as Lead Independent Director.

Annual Retainer Fees

Directors who are employees of Avon or any of our subsidiaries receive no remuneration for services as a director. As in prior years, in 2016, each non-employee director was entitled to an annual retainer of $190,000, consisting of $75,000 in cash plus an annual grant of RSUs having a market value as of the date of grant of approximately $115,000 based on the closing price of our common stock on the date of grant. Pursuant to the Avon Products, Inc. Compensation Plan for Non-Employee Directors (the “Plan”), annual RSU awards are granted on the same date as the Annual Meeting of Shareholders and vest on the date of the next Annual Meeting of Shareholders, provided that such non-employee director has served as a member of the Board of Directors for the entirety of his or her annual term. Vested RSUs are settled upon a director’s departure from the Board. A non-employee director is entitled to regular dividend equivalent payments (to the extent any dividends on common stock are declared and paid) on RSUs but does not have the right to vote RSUs until settlement.

In 2016, we amended the Plan to provide that the Board can accelerate vesting of the annual RSU grant in the event a non-employee director’s Board service ceases involuntarily and without cause or in the event of a similar cessation of Board service. Additionally, directors elected by Cerberus Investor pursuant to the terms of the Series C Preferred Stock and the Investor Rights Agreement are entitled to be compensated for their services in the same amounts described above. Each of these directors’ compensation that would otherwise be in the form of an annual RSU award will instead be in the form of phantom stock units (i.e., a contractual right to cash of the value of such units as of the date of vesting) in an amount equal to the value of the other non-employee directors’ RSU awards as of the date of vesting, to be paid upon vesting.

In addition to the annual Board retainer, during 2016, the non-executive Chairman and Lead Independent Director received additional fees of $150,000 and $100,000, respectively. Furthermore, the Company paid a $10,000 retainer for service on the Audit Committee and a $6,000 retainer for service on each of the other Board committees. In 2016, the chair of the Audit Committee received an additional fee of $10,000, the chair of the Compensation and Management Development Committee received an additional fee of $9,000, and the chair of each other Committee received an additional fee of $6,000. At certain times, we provide directors with complimentary Avon products, such as samples of new product launches.

Pursuant to the Board of Directors of Avon Products, Inc. Deferred Compensation Plan, non-employee directors may elect to defer all or a portion of their cash retainer fees into a stock account or cash account. The amounts deferred into the stock account increase or decrease in value proportionately with the price of Avon’s common stock. In line with this, the amounts deferred into the cash account, inclusive of accumulated interest, earn interest equal to the prime rate.

Stock Ownership Guideline

The Board of Directors has adopted a stock ownership guideline which requires non-employee directors to own shares of our common stock having a value equal to or greater than $350,000 within five years from the date of their election to the Board. The Board may waive this stock ownership guideline for any director if the receipt of equity awards or the ownership of Company common stock by such director would violate any policies or procedures to which such director is subject in connection with his or her employment. In line with this, the stock ownership guideline has been waived for Messrs. Galbato, Mayer and Sanford. All other current directors were in compliance with this guideline for 2016 or are on track to satisfy it within the period allowed to satisfy the guideline.

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Role of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for periodically reviewing and making recommendations to the full Board regarding the compensation of non-employee directors. In making its recommendations, the Committee typically considers:

•	The form and amount of compensation necessary to attract and retain individuals who are qualified to serve on the Board and to align the interests of the directors with those of shareholders.

•	The non-employee director compensation practices of other companies to assist it in the development of the compensation program and practices for our non-employee directors.

•	The impact on the perceived independence of the directors of compensation in excess of customary amounts and of indirect compensation.

•	The advice of independent consultants retained from time to time by the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee (the “Committee”) directly engaged an independent outside consulting firm, Pearl Meyer and Partners LLC (“Pearl Meyer”), to provide input on director compensation in 2016. Pearl Meyer reported to the Committee, which had the sole authority to continue or terminate the relationship. In 2016, Pearl Meyer provided only limited services to the Committee on director compensation matters and provided no other services to the Company. The Committee reviewed the relationship with Pearl Meyer to identify conflicts of interest pursuant to Securities and Exchange Commission and New York Stock Exchange rules and did not identify any such conflicts for 2016.

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EXECUTIVE OFFICERS

The executive officers of the Company as of the date hereof are listed below. Executive officers are generally designated by the Board of Directors at its first meeting following the Annual Meeting of Shareholders or in connection with the appointment to his or her role. Each executive officer holds office until the first meeting of the Board of Directors following the next Annual Meeting of Shareholders or until his or her successor is elected, except in the event of death, resignation, removal or the earlier termination of his or her term of office.

Name	Title	Age	Year Designated Executive Officer

Sheri McCoy	Chief Executive Officer	58	2012

James Wilson	Executive Vice President, Chief Financial Officer	57	2017

James S. Scully	Executive Vice President, Chief Operating Officer	52	2015

Fernando Acosta	Executive Vice President, Chief Marketing and Social Selling Officer	49	2011

John P. Higson	Executive Vice President, Chief Commercial Officer	59	2006

Jeff Benjamin	Senior Vice President, General Counsel and Chief Ethics & Compliance Officer	71	2012

Susan Ormiston	Senior Vice President, Human Resources and Chief Human Resources Officer	46	2013

Robert Loughran	Group Vice President, Chief Accounting Officer	52	2012

Sheri McCoy joined Avon as Chief Executive Officer in April 2012 and was elected to the Board of Directors in May 2012. She joined Avon after 30 years with Johnson & Johnson, where she rose to Vice Chairman in January 2011. Most recently at Johnson & Johnson, Ms. McCoy oversaw Pharmaceutical, Consumer, Corporate Office of Science & Technology, and Information Technology divisions. Prior to that, she served in a number of leadership roles, including Worldwide Chairman, Pharmaceuticals Group from 2009 to 2011; Worldwide Chairman, Surgical Care Group from 2008 to 2009; and Company Group Chairman and Worldwide Franchise Chairman of Ethicon, Inc., a subsidiary of Johnson & Johnson, from 2005 to 2008. Earlier in her career, she was Global President of the Baby and Wound Care franchise; Vice President, Marketing for a variety of global brands; and Vice President, Research & Development for the Personal Products Worldwide Division. She serves on the boards of New Avon LLC, Catalyst, Stonehill College, and the non-profit science and technology organization FIRST.

James (Jamie) Wilson has been Avon’s Executive Vice President, Chief Financial Officer since January 2017. Prior to joining Avon, he served as CFO of SABMiller, an international brewing and beverage company headquartered in London from 2011 to 2015. He joined SABMiller in 2005 as Director of Strategic Projects and held numerous roles over his ten years at the company, including managing director in Russia as well as managing director of Central Europe. Prior to joining SABMiller in 2005, Mr. Wilson served in key roles as Strategy and Projects Director at Scottish & Newcastle and various positions including Group Finance Director at Highland Distillers. Mr. Wilson began his career at Deloitte Haskins & Sells.

James S. Scully has been Avon’s Executive Vice President, Chief Operating Officer since January 2016. He also served as Executive Vice President and Chief Financial Officer from March 2015 to December 2016. Prior to joining Avon, Mr. Scully served as the Chief Operating Officer of the J. Crew Group, Inc., a specialty apparel and accessories retailer. Mr. Scully served as J. Crew’s Executive Vice President and Chief Financial Officer from September 2005 to May 2012 and Chief Administrative Officer from April 2008 to April 2013. Prior to joining J. Crew in 2005, Mr. Scully served in key roles at Saks Incorporated from 1997 to 2005, including at various times as Executive Vice President of Human Resources and Strategic Planning, Senior Vice President of Strategic and Financial Planning and Senior Vice President, Treasurer. Mr. Scully held the position of Senior Vice President of Corporate Finance at Bank of America (formerly NationsBank) from 1994 to 1997. Mr. Scully began his career in the banking industry at Connecticut National Bank, which was subsequently acquired by Shawmut Bank.

Fernando Acosta has been Avon’s Executive Vice President, Chief Marketing and Social Selling Officer since January 2016. Prior to this, he was Senior Vice President and President, North Latin America and Andean Cluster and Head of Global Brand Marketing from November 2014 to December 2015 and Senior Vice President and President Latin America from December 2011 to November 2014. Prior to joining Avon, Mr. Acosta spent 19 years at Unilever, where he advanced through a series of senior operating positions with increasing responsibility. He served as Unilever’s Senior Vice President, Middle Americas beginning in November 2010. Prior to that, he served as Unilever’s Senior Vice President, Skin Care and Cleansing from August 2008 to October 2010. Prior to that, he served as Senior Vice President, Dove Personal Care from July 2006 to July 2008. Prior to 2006, Mr. Acosta held various management positions within Unilever’s Deodorants and Hair Care businesses.

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John P. Higson has been Avon’s Executive Vice President, Chief Commercial Officer since fall 2016. Prior to this, he was Avon’s Executive Vice President Europe, Middle East & Africa (EMEA) and Latin America since January 2016, Senior Vice President and President, EMEA and Head of Global Field Operations from November 2014 to December 2015 and Senior Vice President and President, EMEA from March 2012 to November 2014. Mr. Higson served as Senior Vice President, Global Commercial Operations from March 2011 to March 2012 and Senior Vice President, Global Direct Selling and Business Model Innovation from June 2009 to March 2011. Prior to that, Mr. Higson was Senior Vice President, Central and Eastern Europe from 2005 to 2009, Area Vice President, Central and Eastern Europe from 2002 to 2005 and, additionally during that period, was General Manager, Avon Poland from 2003 to 2005 and head of Global Sales Development from 1999 to 2002. Before that, he held various positions since joining Avon in 1985.

Jeff Benjamin has been Avon’s Senior Vice President, General Counsel and Chief Ethics & Compliance Officer since September 2012. Prior to joining Avon, he was employed by Novartis Corporation (formerly known as Ciba-Geigy Corporation) from April 1974 through December 2011. There he served in a variety of general counseling positions from 1986 until his retirement in December 2011. In addition, he was Chief Ethics & Compliance Officer at Novartis Corporation from 1997 through 2010 and Chair of the Ethics & Compliance Committee from 2010 through 2011.

Susan Ormiston has been Avon’s Senior Vice President, Human Resources and Chief Human Resources Officer since July 2013. Prior to that, Ms. Ormiston served as Group Vice President, Global Functions & HR Operational Excellence from November 2012 to July 2013 and prior to that she held the position of Vice President, Human Resources, Global Brand Marketing since joining Avon in August 2010. Prior to joining Avon, Ms. Ormiston was Senior Vice President, Human Resources, at global life insurer New York Life International from June 2007 to July 2010. Earlier in her career, she spent 15 years at IBM, progressing through human resources management roles of increasing responsibility in the U.S. and U.K.

Robert Loughran has been Avon’s Group Vice President, Chief Accounting Officer since March 2016 and prior to that Group Vice President, Corporate Controller since May 2015. He also served as Acting Chief Financial Officer from October 2014 to March 2015. Prior to that, Mr. Loughran served as Vice President and Corporate Controller from May 2012 to May 2015 and as Vice President and Assistant Controller from September 2009 to May 2012. Prior to that, he held the position of Executive Director, Assistant Controller since joining Avon in 2004.

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OWNERSHIP OF SHARES

The following table shows information for beneficial owners of more than 5% of the outstanding shares of Avon common stock, as set forth in recent filings with the Securities and Exchange Commission (“SEC”). Beneficial ownership is determined in accordance with SEC rules. In computing a person’s percentage ownership of common stock, shares of common stock into which shares of Avon’s Series C Preferred Stock are convertible are deemed to be outstanding and beneficially owned only with respect to the person exercising voting and dispositive power over such shares of Series C Preferred Stock, as described in more detail in footnote 1 to the following table.

Name and Address	Amount and Nature of Beneficial Ownership Of Common Stock	Percent of Class

Stephen Feinberg, Cerberus Investor and Avatar GP, LLC[1] 875 Third Avenue, 11th Floor New York, New York 10022	87,051,524	16.5%

Capital Research Global Investors[2] 333 South Hope Street Los Angeles, CA 90071	53,358,441	12.1%

BlackRock, Inc.[3] 55 East 52nd Street New York, NY 10055	45,037,423	10.3%

The Vanguard Group[4] 100 Vanguard Blvd. Malvern, Pennsylvania 19355	38,614,629	8.8%

1	In its Schedule 13D filed on March 11, 2016 with the SEC, each of Stephen Feinberg, Cerberus Investor and Avatar GP, LLC reported that each may be deemed to beneficially own 435,000 shares of the Company’s Series C Preferred Stock, which represents 100% of the outstanding Series C Preferred Stock and was convertible into 87,000,000 shares of the Company’s common stock as of March 1, 2016. Such shares are held by Cerberus Investor. Mr. Feinberg exercises sole voting and sole dispositive power over all securities held by Cerberus Investor. The percentage of class noted in the table is on an as-converted basis. Stephen Feinberg is the president, sole director and sole shareholder of Craig Court, Inc., the managing member of Craig Court GP, LLC, which is the general partner of Cerberus Capital Management, L.P. As set forth in further detail on page 29, Cerberus Investor is required to vote its shares of Series C Preferred Stock and common stock in favor of (i) each director nominated to the Board, (ii) the Company’s “say-on-pay” proposal and any other approved equity compensation proposals and (iii) the ratification of the Company’s independent registered public accounting firm. In its Form 4 filed on March 4, 2016 with the SEC, each of Mr. Feinberg, Cerberus Investor and Avatar GP, LLC reported that each may be deemed to own an additional 51,524 shares of the Company’s common stock as of March 31, 2016 as a result of accrued and unpaid dividends on such date.

2	In its Schedule 13G/A filed on February 13, 2017 with the SEC, Capital Research Global Investors, a division of Capital Research and Management Company reported the beneficial ownership of 53,358,441 shares. Capital Research Global Investors reported that it had sole voting power with respect to 53,358,441 shares, shared voting power with respect to no shares, sole dispositive power with respect to 53,358,441 shares, and shared dispositive power with respect to no shares.

3	In its Schedule 13G filed January 9, 2017 with the SEC, BlackRock, Inc. (“BlackRock”) reported the beneficial ownership of 45,037,423 shares on behalf of itself and the following subsidiaries: BlackRock (Netherlands) B.V.; BlackRock Advisors, LLC; BlackRock Asset Management Canada Limited; BlackRock Asset Management Ireland Limited; BlackRock Asset Management Schweiz AG; BlackRock Financial Management, Inc.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, N.A.; BlackRock International Limited; BlackRock Investment Management (Australia) Limited; BlackRock Investment Management (UK) Ltd; BlackRock Investment Management, LLC; BlackRock Japan Co Ltd.; and BlackRock Life Limited. BlackRock reported that it had sole voting power with respect to 43,822,705 shares, shared voting power with respect to no shares, sole dispositive power with respect to 45,037,423 shares, and shared dispositive power with respect to no shares.

4	In its Schedule 13G/A filed on February 10, 2017 with the SEC, The Vanguard Group (“Vanguard”) reported the beneficial ownership of 38,614,629 shares on behalf of itself and the following subsidiaries, which are investment managers and beneficially own shares: Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd. Vanguard reported that it had sole voting power with respect to 597,250 shares, shared voting power with respect to 46,636 shares, sole dispositive power with respect to 37,992,443 shares, and shared dispositive power with respect to 622,186 shares.

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The following table sets forth certain information as of March 1, 2017 regarding the beneficial ownership of our common stock by each director, each named executive officer (“NEO”—those officers listed in the Summary Compensation Table), and all of our directors and executive officers as a group. The total shares, individually and on an aggregate basis, represent less than 1% of Avon’s outstanding shares of common stock.

Name	Shares of Common Stock[1]		Stock Options Currently Exercisable or Exercisable within 60 Days	Total Number of Shares Beneficially Owned	Restricted Stock Units[2]	Total
Fernando Acosta	139,331		127,034	266,365	318,981	585,346
Jose Armario	18,215		0	18,215	0	18,215
Jeff Benjamin	118,156		76,045	194,201	191,104	385,305
W. Don Cornwell	14,483	[3,4]	0	14,483	80,191	94,674
Chan W. Galbato	0		0	0	0	0
Nancy Killefer	0		0	0	60,614	60,614
Susan J. Kropf	169,861		0	169,861	46,214	216,075
John P. Higson	64,341		305,949	370,290	214,989	585,279
Steven F. Mayer	0		0	0	0	0
Helen McCluskey	0		0	0	59,769	59,769
Sheri McCoy	384,750		462,000	846,750	40,000	886,750
Charles H. Noski	1,000	[4]	0	1,000	63,162	64,162
Cathy D. Ross	0		0	0	32,659	32,659
Michael F. Sanford	0		0	0	0	0
James S. Scully	292,241		133,334	425,575	603,470	1,029,045
17 directors, NEOs and executive officers as a group	2,523,664	[5]	1,202,412	3,726,076	1,918,407	5,644,483

1	Shares reflect sole voting and investment power except as otherwise noted.

2	The numbers in this column include unvested Service-based RSUs and Service-based RSUs that have become vested but are not yet settled, and which therefore do not afford the holder voting or investment power. Performance RSUs held by executive officers, which will vest only if certain financial goals are met, have not been included and do not afford the holder voting or investment power.

3	Includes the following restricted shares for which the director has sole voting but no investment power as follows:

•	Mr. Cornwell: 9,563 shares

4	Includes the following:

•	Mr. Cornwell: 600 shares held in the name of a family member

•	Mr. Noski: 1,000 shares held in trust

5	Includes shares as to which beneficial ownership is shared with others.

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TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

We have policies and procedures for the review, approval and ratification of “related person” transactions as defined under the rules and regulations of the Securities Exchange Act of 1934, as amended.

Under the written charter of the Audit Committee, related person transactions are subject to the review, evaluation and, as appropriate, approval or ratification of the transaction by the Committee. The Committee considers any such related person transactions in a manner that best serves the interests of the Company and the interests of our shareholders.

In addition, our Code of Conduct (the “Code”), which is available on our Company website (www.avoncompany.com), prohibits all conflicts of interest. Under the Code, conflicts of interest occur when personal, private or family interests interfere in any way, or even appear to interfere, with the interests of the Company. The Company also has a written global conflicts of interest policy for employees, including executive officers, which provides procedures and guidelines for addressing such matters. Under the policy, actual conflicts of interest are prohibited and the appearance of a conflict necessitates the review and prior approval, as appropriate, by certain members of management.

We have multiple processes for identifying related person transactions and conflicts of interest. We annually distribute a questionnaire to our executive officers and members of the Board of Directors requesting certain information regarding, among other things, their immediate family members and employment and beneficial ownership interests, which information is then reviewed for any related person transactions and conflicts of interest. In addition, we periodically survey our global finance function, including accounts payable, for any amounts paid to any of our directors, executive officers or 5% shareholders, and certain of such persons’ affiliates. The global ethics & compliance function undertakes a regular survey of employees, including executive officers, which asks specific questions regarding conflicts of interest, and requires certification of compliance with the Code.

We also have other policies and procedures regarding related person transactions and conflicts of interest. For example, our Corporate Governance Guidelines, which are available on our investor website (www.avoninvestor.com), require that the Board of Directors assess the independence of its non-employee directors at least annually, including a requirement that it determine whether or not any such directors have a material relationship with us, either directly or indirectly, as defined therein and as further described under “Information Concerning the Board of Directors—Director Independence” on page 17. In addition, we maintain a number of controls and procedures, including a written global policy, for the proper review and approval of contracts and other financial commitments.

Transactions with Related Persons

Upon the completion of the Series C Preferred Stock investment in Avon on March 1, 2016 (as further described below), Cerberus Investor, an affiliate of Cerberus Capital Management, L.P., became a related person by virtue of obtaining beneficial ownership of approximately 16.6% of the voting rights of the Company’s common stock on an as-converted basis at the time of the investment. In connection with the Series C Preferred Stock investment, we participated in several other transactions with Cerberus Investor and one or more of Cerberus’ affiliates, all of which were reviewed and approved by the Board as in the best interests of the Company and its shareholders. The Audit Committee determined that no further action was required by it with respect to these transactions under its written charter, since these transactions were previously reviewed and approved by the Board prior to the completion of such transactions and prior to the time any of the Cerberus Investor-designated directors (including Mr. Mayer, who has an indirect material interest in such transactions) joined the Board. Since March 1, 2016, the Audit Committee has reviewed, evaluated and, as appropriate, approved or ratified any new related party transactions or modifications to previously disclosed related party transactions between the Company and Cerberus Investor or one or more of its affiliates. The Company may participate in additional transactions with Cerberus Investor or one or more of Cerberus’s affiliates in the future, which would be subject to the policies and procedures described above, as appropriate.

Separation of North America Business

On March 1, 2016, Cleveland NA Investor LLC (an affiliate of Cerberus) contributed $170 million of cash into New Avon LLC (“New Avon”) in exchange for 80.1% of its membership interests, and we contributed (i) assets primarily related to our North America business (including approximately $100 million of cash, subject to certain adjustments), (ii) certain assumed liabilities of our North America business and (iii) the employees of our North America business into New Avon and retained 19.9% of New Avon’s membership interests. The Company and certain of its subsidiaries entered into the following agreements with New Avon in connection with the closing of the Series C Preferred Stock investment and the separation of our North America business on March 1, 2016 and the establishment of New Avon as a standalone North America operating entity.

•	Transition Services Agreements. The Company and New Avon entered into both a Transition Services Agreement and a Reverse Transition Services Agreement pursuant to which the Company and New Avon provide each other with certain services, including related to sourcing and supply chain, treasury and financial shared services, human resources, technology, sales, legal and global packaging, for initial service periods of up to 24 months. In connection with these agreements, the Company received approximately $22.4 million from New Avon and paid New Avon approximately $1.0 million, in each case, in fiscal year 2016. For fiscal year 2017, the Company expects to receive approximately $19.2 million from New Avon and to pay New Avon approximately $0.1 million.

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•	Intellectual Property Agreements. The Company, certain of its subsidiaries and New Avon entered into an Intellectual Property License Agreement pursuant to which the Company and certain of its subsidiaries licensed to New Avon certain intellectual property rights that the Company and certain of its subsidiaries used in the conduct of the North America business prior to the separation. The Company and New Avon also entered into a Research and Development Agreement pursuant to which the Company provides New Avon with certain beauty product development services for an initial term through December 31, 2017. In connection with these agreements, the Company received approximately $7.0 million from New Avon in fiscal year 2016 and expects to receive approximately $4.2 million from New Avon in fiscal year 2017.

•	Supply Agreements. The Company, certain of its subsidiaries and New Avon entered into a Manufacturing and Supply Agreement pursuant to which the Company and certain of its subsidiaries, on the one hand, and New Avon, on the other hand, manufacture and supply certain products to each other for an initial term through December 31, 2018. The Company and New Avon also entered into a Joint Procurement Sourcing Agreement pursuant to which the Company and New Avon work together to preserve and enhance volume pricing discount arrangements with suppliers and other counterparties of both the Company and New Avon. In connection with these agreements, the Company received approximately $29.2 million from New Avon and paid New Avon approximately $5.6 million as, in each case, in fiscal year 2016. For fiscal year 2017, the Company expects to receive approximately $14.3 million from New Avon and to pay New Avon approximately $2.6 million.

•	Real Estate Agreements. The Company and New Avon entered into both a Sublease Agreement and a Real Estate License Agreement pursuant to which the Company provides New Avon space at the Company’s offices in New York, NY and Rye, NY. On February 23, 2017, the Company also entered into a Real Estate License Agreement providing for the license of additional space at the Company’s New York, NY office at the same rates as under the existing Sublease Agreement. In connection with these agreements, the Company received approximately $6.9 million from New Avon in fiscal year 2016 and expects to receive approximately $6.4 million in fiscal year 2017.

Preferred Stock Investment

On March 1, 2016, we issued and sold to Cerberus Investor 435,000 shares of newly issued Series C Preferred Stock for an aggregate purchase price of $435 million pursuant to an Investment Agreement among the Company, New Avon and Cerberus Investor. The Series C Preferred Stock ranks senior to the shares of our common stock with respect to dividend rights and rights on the distribution of assets on any liquidation, dissolution or winding up of our affairs. The Series C Preferred Stock has a liquidation preference of $1,000 per share, representing an aggregate liquidation preference of $435 million upon issuance. Holders of Series C Preferred Stock are entitled to participate on an as-converted basis in any cash dividends paid to the holders of shares of the Company’s common stock. In addition, cumulative preferred dividends accrue daily on the Series C Preferred Stock and are payable at a rate of 1.25% per quarter (net of any dividends on the Company’s common stock and subject to increase up to a maximum rate of 5.00% per quarter if the Company breaches certain obligations). Except to the extent not otherwise previously paid by the Company, preferred dividends are payable on the seventh anniversary of the issuance date of the Series C Preferred Stock as and when declared by the Board of Directors and at the end of each quarter thereafter. Accrued and unpaid preferred dividends may be paid, at the Company’s option, (i) in cash, (ii) subject to certain conditions, in shares of the Company’s common stock or (iii) upon conversion of shares of Series C Preferred Stock, in shares of the Company’s non-voting, non-convertible Series D Preferred Stock, par value $1.00 per share (the “Series D Preferred Stock”). Any such shares of Series D Preferred Stock issued would have similar preferential rights.

Series C Preferred Stock is convertible at the option of the holders at any time into shares of the Company’s common stock at an initial conversion price of $5.00 per share, which equals an initial conversion rate of 200 shares of the Company’s common stock per share of Series C Preferred Stock, subject to certain anti-dilution adjustments. If at any time the volume weighted average price of the common stock exceeds $10.00 per share (subject to certain anti-dilution adjustments) for a period of 30 consecutive trading days, the Company may cause all of the Series C Preferred Stock to be converted into shares of common stock based on the then applicable conversion price.

Holders of Series C Preferred Stock are entitled to vote generally with the holders of common stock on an as-converted basis. Holders of Series C Preferred Stock will also be entitled to a separate class vote with respect to (i) amendments to the Company’s organizational documents that have an adverse effect on the Series C Preferred Stock, (ii) issuances by the Company of securities that are senior to, or equal in priority with, the Series C Preferred Stock or (iii) the delisting of the Company’s common stock, other than in connection with a change of control event.

Upon certain change of control events involving the Company, holders of Series C Preferred Stock can require the Company to repurchase the Series C Preferred Stock for an amount equal to the greater of (i) an amount in cash equal to 100% of the liquidation preference thereof plus all accrued but unpaid dividends or (ii) the consideration the holders would have received if they had converted their shares of Series C Preferred Stock into common stock immediately prior to the change of control event.

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Pursuant to an Investor Rights Agreement between the Company and Cerberus Investor, the Company reduced the size of the Board from twelve directors to eleven directors and granted Cerberus Investor certain minority rights relating to Board representation and other matters. Pursuant to the Investor Rights Agreement, the Board currently consists of six incumbent directors who served on the Board prior to Cerberus’ investment in the Company, two independent directors jointly selected by the Company and Cerberus Investor and three directors elected by Cerberus Investor (one of whom has been appointed as the non-executive Chairman). Pursuant to the amendment to the Company’s Certificate of Incorporation classifying the Series C Preferred Stock and the Investor Rights Agreement, Cerberus Investor will continue to be entitled to elect: (i) three directors to the Board, so long as Cerberus Investor continues to beneficially own shares of Series C Preferred Stock and/or shares of common stock that represent, on an as-converted basis, at least 75% of Cerberus Investor’s initial shares of Series C Preferred Stock on an as-converted basis, (ii) two directors to the Board, so long as Cerberus Investor continues to beneficially own shares of Series C Preferred Stock and/or common stock that represent, on an as-converted basis, at least 50% but less than 75% of Cerberus Investor’s initial shares of Series C Preferred Stock on an as-converted basis (the “50% Ownership Requirement”) and (iii) one director to the Board, so long as Cerberus Investor continues to beneficially own shares of Series C Preferred Stock and/or common stock that represent, on an as-converted basis, at least 25% but less than 50% of Cerberus Investor’s initial shares of Series C Preferred Stock on an as-converted basis (the “25% Ownership Requirement”). Until Cerberus Investor no longer meets the 50% Ownership Requirement, Cerberus Investor has the right to select the director to be appointed as the Chairman of the Board. Until Cerberus Investor no longer meets the 25% Ownership Requirement, subject to certain exceptions and to satisfaction by such director designees of independence and other customary qualifications, Cerberus Investor has the right to have one of its director designees serve on each committee of the Board. The Investor Rights Agreement also contemplated the creation of the new Lead Independent Director of the Board, which role has certain customary rights and responsibilities identified in our By-Laws.

Subject to maintaining certain levels of beneficial ownership of Series C Preferred Stock and/or common stock, Cerberus Investor has consent rights over certain actions taken by the Company, including increasing the size of the Board, reinstating the Company’s quarterly common stock dividend and incurring indebtedness in excess of certain thresholds. Subject to maintaining certain levels of beneficial ownership of Series C Preferred Stock and/or common stock and certain other factors, Cerberus Investor is required to vote its shares in favor of (i) each director nominated to the Board by the Board, (ii) the Company’s “say-on-pay” proposal and any other equity compensation proposals approved by the Compensation and Management Development Committee of the Board and (iii) ratification of the Company’s independent registered public accounting firm.

Cerberus Investor and its affiliates are subject to certain standstill restrictions, including that Cerberus Investor and its affiliates are restricted from acquiring additional securities of the Company in excess of a certain percentage, subject to certain exceptions. The standstill restrictions will terminate upon the occurrence of certain events, including upon the earlier of the date on which (i) Cerberus Investor no longer meets the 25% Ownership Requirement and (ii) the 25% Ownership Requirement remains satisfied (and the 50% Ownership Requirement is not satisfied), no Cerberus Investor designee serves on the Board and Cerberus Investor has irrevocably waived its director nomination and consent rights. Subject to certain exceptions, Cerberus Investor is restricted from transferring the Series C Preferred Stock, Series D Preferred Stock or shares of common stock issued upon conversion of the Series C Preferred Stock (“Conversion Common Stock”) until March 1, 2018.

Pursuant to the Investor Rights Agreement, Cerberus Investor and its affiliates have (i) certain customary registration rights with respect to Series C Preferred Stock, Series D Preferred Stock, Conversion Common Stock and shares of common stock issued pursuant to the terms of the Series C Preferred Stock, Series D Preferred Stock or the Investor Rights Agreement and (ii) certain customary preemptive rights with respect to the issuance of equity securities by the Company. On October 11, 2016, the Company filed a registration statement on Form S-3ASR with the Securities and Exchange Commission registering for sale by Cerberus Investor 435,000 shares of Series C Preferred Stock, 142,800 shares of Series D Preferred Stock and 113,311,940 shares (plus an additional unspecified number) of common stock. As of the date of this filing, Cerberus Investor had not made any sales in reliance on such Form S-3ASR. In accordance with the Company’s policies, due to potential conflicts of interest, the Series C Designees recused themselves from Board and committee votes concerning this Form S-3ASR.

Other Agreements

On June 29, 2016, the Company entered into agreements with an affiliate of Cerberus Investor, which provide for the secondment of Cerberus Investor affiliate personnel to the Company’s project management team responsible for assisting with the execution of the Transformation Plan announced in January 2016. For fiscal year 2016, the Company paid approximately $2.7 million under these agreements to an affiliate of Cerberus Investor and for fiscal year 2017, the Company expects to pay approximately $4.1 million.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and greater than 10% shareholders to file certain reports with respect to beneficial ownership of our equity securities. Based solely on a review of copies of reports furnished to us, or written representations that no reports were required, we believe that during 2016 all Section 16 reports that were required to be filed were filed on a timely basis.

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EXECUTIVE COMPENSATION

The Executive Compensation section is organized as follows:

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LETTER FROM THE COMMITTEE CHAIR

Dear Fellow Shareholders:

As Chair of Avon’s Compensation and Management Development Committee (the “Committee”), I am committed to working with the Board of Directors and Avon’s management to design compensation plans that are motivational for our executives and support business objectives that create shareholder value. In our Compensation Discussion and Analysis (“CD&A”) disclosed last year, we discussed important changes to our compensation plans implemented in 2016 designed to support our Transformation Plan and drive company performance. These changes also aligned with Avon’s partnership with Cerberus Capital Management L.P. (collectively with its affiliates, “Cerberus”), finalized in March 2016. For 2017, our annual and long-term compensation plans continue to generally follow the same design as those in 2016, as we feel they remain appropriate, support current and long-term business objectives and are aligned with shareholder interests. We have provided full details of our 2016 compensation plans, as well as highlights related to 2017, in our CD&A starting on page 34.

The following are the key features of our 2016 annual incentive plan:

•	We directly link pay with performance by choosing metrics aligned with financial goals and our Transformation Plan. Specifically, in addition to key financial metrics, we have included two strategic objectives, Active Representative Growth and Cost Reduction/Take Out, both of which are critical to the achievement of our long-term plan.

•	All metrics, including our strategic objectives, have threshold, target and maximum attainment levels and are quantitatively derived. For 2016, bonus payouts for all named executive officers are tied only to these quantitative results.

Changes to our long-term incentive plan for 2016 were thoughtfully made by the Committee in order to better align compensation with shareholders’ interests, minimize dilution and reflect the investment made by Cerberus. As a result, significant stock price improvement is required in order for senior officers to realize target long-term compensation. For 2016, the following are the key features of our long-term incentive plan:

•	Use of stock price divisor of $5.00, a price consistent with the Cerberus investment, rather than the actual, lower stock price on the grant date ($4.22), to determine the number of shares granted to senior officers. This methodology resulted in a reduction in the delivered grant date fair value and also reduced shareholder dilution.

•	Incorporated premium-priced stock options with a significantly higher exercise price than the actual stock price at grant, to be exercisable and vest ratably over three years. We converted shares to premium-priced stock options using a 2.5 to 1 ratio rather than the accounting fair value ratio in order to further reduce shareholder dilution.

•	Included performance-based restricted stock units (“Performance RSUs”) tied to relative Total Shareholder Return (“TSR”), with above median performance required before target payouts are achieved.

•	Restored the performance period for Performance RSUs to three years based on relative TSR goals.

•	The decisions the Committee made, including the actions described above, resulted in a 31% reduction to our CEO’s delivered long-term incentive compensation for 2016 compared to the prior year.

In 2016, we also took the opportunity to make important changes to our peer group to be more reflective of our new size and geographic footprint.

We believe that our programs deliver compensation to our executives consistent with performance over time. The 2016 annual incentive plan paid out at approximately 53% of target, and the realized value of the 2014-2016 Performance RSUs was approximately 31% of the targeted award value.

Our Say on Pay Proposal is found on page 67 and our Board recommends that you vote “FOR” this proposal. In support of this recommendation, we invite you to read our CD&A that follows for further information on our compensation philosophy and decisions. I am confident that our programs are designed to be motivational for our executives and pay for performance that is aligned with shareholder interests. We look forward to maintaining ongoing dialogue with our shareholders.

Sincerely,

Helen McCluskey

Chair, Compensation and Management Development Committee

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COMPENSATION DISCUSSION AND ANALYSIS

In this section, we describe our executive compensation program for Named Executive Officers (“NEOs”). Our NEOs for 2016 were the following individuals:

Name	Current Title
Sheri McCoy	Chief Executive Officer
James S. Scully*	Executive Vice President, Chief Operating Officer
Fernando Acosta	Executive Vice President, Chief Marketing and Social Selling Officer
John P. Higson	Executive Vice President, Chief Commercial Officer
Jeff Benjamin**	Senior Vice President, General Counsel and Chief Ethics & Compliance Officer

* During 2016, Mr. Scully was Chief Financial Officer of the Company. Effective January 1, 2017, he ceased to be Chief Financial Officer of the Company but continues to serve as Chief Operating Officer.

** On March 17, 2017, Mr. Benjamin notified the Board of Directors that he has decided to retire from the Company. Mr. Benjamin intends to remain in his current position at the Company until a successor is named later this year.

This Compensation Discussion and Analysis (“CD&A”) is divided into the following sections:

•	Executive Summary (page 32)

•	Pay-for-Performance (page 37)

•	Roles in Executive Compensation (page 40)

•	Competitive Positioning and Peer Group (page 41)

•	Elements of our Compensation Program (page 42)

•	Compensation Governance Best Practices (page 48)

•	Additional Information (page 49)

EXECUTIVE SUMMARY

BUSINESS AND STRATEGY UPDATE

2016 was an important year for Avon as it marked the 130th anniversary of our iconic beauty company. It was also a year of significant change as Avon embarked on its first year of a three-year transformation plan (the “Transformation Plan”). Following a strategic review of the business in 2015 undertaken to identify alternatives for improving shareholder value, we finalized a strategic partnership with Cerberus Capital Management, L.P. (collectively with its affiliates, “Cerberus”) in March 2016. The partnership with Cerberus has put Avon on a solid path to profitability and growth by providing a solution for the North America business as well as the capital, focus, and resources to support growth of Avon Products, Inc. through the execution of the Transformation Plan. We successfully separated Avon’s North America business on March 1, 2016 into a privately held company, operating as New Avon LLC, under the management of Cerberus. Avon Products, Inc. remains listed on the New York Stock Exchange and retains an approximate 20% interest in New Avon LLC. As part of the transaction, Cerberus made a $435 million investment in exchange for an approximate 16.6% interest in Avon Products, Inc. at the time of the investment.

On January 21, 2016, our CEO and Management Team shared with our investment community a thorough and comprehensive Transformation Plan. The Transformation Plan contains three strategic pillars—Investing in Growth, Driving out Cost and Improving Financial Resilience—as well as long-term financial goals of mid-single digit constant dollar revenue growth, 1 to 2% Active Representative growth and low double-digit operating margin.

The Transformation Plan was a key enabler of our 2016 financial performance. For the full year, total revenue for reportable segments was $5.7 billion, which declined 7% as a result of the impact of foreign currency, but grew 3% in constant dollars despite significant macroeconomic, sociopolitical and geopolitical challenges. For reportable segments, Active Representatives declined 1%, primarily due to Asia Pacific, while Ending Representatives were relatively unchanged compared to 2015. We were pleased with our full year operating margin that improved 5.6%, up 290 basis points, and our full year adjusted operating margin that improved 80 basis points to 6.5%, despite the negative impact from foreign exchange of approximately 310 basis points. We delivered solid overall year on year improvement in 2016, notwithstanding a deceleration in performance in the fourth quarter. In 2016, we focused on our Top 10 markets, representing approximately 70% of our revenue, and produced better overall performance in these top markets.

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As part of our Transformation Plan, we delivered approximately $120 million in cost savings, exceeding our targets and improving our profit margin. We also significantly strengthened our balance sheet and improved our financial resilience by achieving an approximate $260 million reduction in debt.

Our transformation is on track and the steps we have taken in 2016 have laid the foundation for further progress in improving and growing the business. We have a strong set of building blocks including an iconic brand, leadership positions in many markets, a strong innovation pipeline and an incredible Representative base of approximately six million women who are Avon brand ambassadors. We are confident in our Transformation Plan, and know that while we’ve seen some significant successes this year, there are still steps to be taken to deliver sustainable and consistent revenue growth and further enhance shareholder value. We look forward to continuing to building upon these strengths in 2017.

Progress in 2016 against our Transformation Plan

We are pleased with the progress made during the first year of our Transformation Plan as well as our improvement in profitability and expanded operating margin. We achieved these results despite challenging and ever-changing macroeconomic and geopolitical trends. Our progress in 2016 was enabled by the strategic decision made by our Board and CEO to enter into the partnership with Cerberus.

2016 Progress against Transformation Plan
Components		2016 Progress
Invest in Growth	•

Focused resources on our top 10 markets representing approximately 70% of revenue, where performance outpaced the total company with higher average order growth and Active and Ending Representative growth

	•	Strong 2016 innovation pipeline, focusing on our top 40 brands representing 80% of the business
	•	Strong innovation across all three beauty categories: Color, Fragrance, and Skin Care
	•	Enhanced our digital and social outreach, growing 25% in total global social media reach
	•	Executed pricing discipline to improve our profitability, brand perception and earnings for Representatives by pricing to inflation and through innovation and mix
	•	Brazil, our largest market, began our service model evolution by introducing a new Representative facing tool to make it easier for Representatives to run their businesses
Drive Out Cost	•	Delivered approximately $120 million of cost savings well above target
	•	Implemented new Operating Model to better align expenses with revenue generation and to more closely align Corporate and top markets
	•	Completed move of Corporate Headquarters to the UK to improve effectiveness and efficiencies
Improve Financial Resilience	•	Finalized a strategic partnership with Cerberus in March 2016 which included the separation of the North America business
	•	Repaid approximately $260 million of debt, while extending the maturity profile of our debt
Mid Single-Digit Constant Dollar Revenue Growth	•	Full-year revenue growth for reportable segments of 3% in constant dollars
Low Single-Digit Active Representative Growth	•	For reportable segments, Active Representatives down 1%, with Ending Representatives relatively unchanged compared to prior year, mainly driven by declines in Asia Pacific
Low Double-Digit Operating Margin	•	Adjusted operating margin increased 80bps year over year to 6.5%, despite a negative foreign exchange impact of 310bps

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During 2016 we also continued solidifying our Executive Management Team to support the move of our Corporate Headquarters to the UK. In August 2016, we announced that Sheri McCoy, Chief Executive Officer, would relocate to the UK, along with other key members of the Executive Team. Jamie Wilson joined us on January 1, 2017 as Executive Vice President and Chief Financial Officer, based in the UK. Jamie is an experienced, global executive who is well prepared to continue the work we have begun to establish sustainable, profitable growth. Jim Scully continues as Avon’s Chief Operating Officer leading Avon’s Global Supply Chain and Information Technology functions, as well as the Project Management Office. As we move into 2017, we are in a position to place more emphasis on Investing in Growth. In January 2016, we outlined an investment of $350 million over three years which includes an estimated $150 million in media and social selling and $200 million in service model evolution and information technology to improve the Representative experience. We will also work to drive sustainable and more consistent revenue growth across our Top 15 markets, which represent approximately 80% of Avon’s revenue. We will continue to invest in Avon’s brand and strong innovation with a focus on driving our Value, Mass and Upper Mass brands to appeal to a broader spectrum of women and we remain committed to our longer term goal of 1 to 2% Active Representative growth. Finally, we will continue to focus on increased cost savings as we strive to deliver the $350 million in cost reduction over three years. We are confident in our Transformation Plan, and we expect to deliver the long-term financial objectives of mid-single digit constant revenue growth, 1% to 2% Active Representative growth and low double-digit operating margin.

SHAREHOLDER ENGAGEMENT

During 2016, we engaged with shareholders representing nearly 60% of our shares outstanding as of December 31, 2016. As in previous years, the Compensation and Management Development Committee Chair conducted significant shareholder outreach to ensure shareholder perspectives and concerns were heard and well understood. We had discussions with our shareholders about our compensation program and the changes made for 2016. In these conversations, we reviewed program changes, and discussed the Company’s transformation status and financial and strategic priorities.

The feedback received from our shareholders continues to be tremendously valuable and was incorporated into the Compensation and Management Development Committee’s (the “Committee’s”) determination of compensation program changes for 2016 and beyond. We listened and responded to our shareholders, and yielded an improved say-on-pay vote in 2016 to 82%. In 2017, we will continue to ensure the alignment of our compensation programs with our shareholders’ interests.

KEY 2016 COMPENSATION CHANGES AND SAY ON PAY

Our Say on Pay Proposal is found on page 67 and our Board recommends that our shareholders vote “For” this proposal. The following factors support this recommendation:

•	Our programs are designed to support and drive short and long-term business transformation objectives. Further, an analysis of our programs demonstrates a strong and direct link between realizable pay and performance (see page 39).

•	Our program design incorporates shareholder feedback received during recent outreach campaigns.

•	Our long-term incentive plan design is aligned with shareholder value, requiring significant stock price appreciation before target awards are realized. As a result, we have delivered long-term incentive compensation targets for our NEOs well below those delivered in the prior year.

•	We have also maintained a focus on limiting shareholder dilution.

•	We benchmark our executives’ pay against a peer group that better reflects Avon’s business following the separation of our North America business.

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Highlights of our 2016 changes and the primary reasons for each change are described below:

2016 Annual Incentive Program
Changes Made	Reasons for Change

Introduced strategic objectives in addition to financial metrics

●       Added metrics for Active Representative Growth and Cost Reduction/Take Out (each weighted 12.5%)

●      Objective, quantifiable measures using a performance curve

● Aligns with Transformation Plan of investing in growth and driving out cost ● Continues to reinforce strong and direct link of pay to Company performance

2016 Long-Term Incentive Program

Changes Made	Reasons for Change

Reduced CEO long-term incentive target

●      CEO’s target equity grant value reduced by 10%

Additional program features

●      Used a $5.00 divisor rather than the stock price at grant ($4.22) to determine the number of shares. Resulted in a 16% reduction in grant date fair value

●      Converted shares to premium-priced stock options using a 2.5 to 1 ratio rather than the accounting fair value ratio of 3.2 to 1. Resulted in 23% reduction in grant date fair value of the option component

● Aligns executives with Cerberus investment ● Requires a significant increase in stock price to earn target long-term incentive award value ● Reduces shareholder dilution

Introduced premium-priced stock options and changed the award mix to better align with shareholder value creation

●      CEO award mix modified from 100% performance-based restricted stock units (“Performance RSUs” or “PRSUs”) to 40% premium-priced stock options and 60% Performance RSUs (remains 100% performance-based)

●      Other NEO award mix modified from 60% PRSUs and 40% service-based restricted stock units (“Service-based RSUs” or “RSUs”) to 33% premium-priced stock options, 33% PRSUs and 33% RSUs

●      Enhances shareholder alignment as premium-priced stock options (33% to 40% of program) provide no payout unless significant stock price improvement

●      Increases performance link by reducing RSU component for other NEOs

Incorporated other executive compensation best practices

●      Set premium-priced stock option exercise price at 30% above stock price at grant

●      Introduced relative total shareholder return (TSR) as a performance metric for Performance RSUs with target set above median compared to the S&P 400 Index

●      Restored Performance RSU measurement period to three years

●      Balanced performance metrics between long-term and short-term incentive programs

●      Responsive to shareholder feedback

●      Premium-priced stock options “raise the bar” versus standard stock options

●      Enhances link to long-term performance

●      Better aligns management incentives with shareholder interests and above median performance targets relative to the S&P 400 Index peer group

2016 Peer Group

Changes Made	Reasons for Change

Eliminated companies with minimal international focus and high revenue size ● Removed Procter & Gamble, Kimberly Clark and Limited Brands ● Added Herbalife, Edgewell and Nu Skin	● Responsive to shareholder feedback ● Better aligns with Avon’s business profile and size

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As a result of the changes described above, grant date fair value for NEOs, including our CEO, decreased for 2016, and required significant stock price improvement to realize target value under the compensation plans. The table below compares our CEO’s 2016 target grant date value delivered with the prior year:

Component	2015 Target Delivered	2016 Target Delivered	% Change
Base Salary	$1,200,000	$1,200,000	0%
Annual Incentive	$1,800,000	$1,800,000	0%
Long-Term Incentive	$7,700,000*	$5,322,517**	-31%
Total Target Compensation	$10,700,000	$8,322,517	-22%

*	The amount reflects Performance RSUs granted under our 2015-2017 long-term incentive program.
**	The amount reflects target value which differs slightly from the accounting grant date fair value which is reported in the summary compensation table on page 53.

2017 COMPENSATION HIGHLIGHTS

For 2017, the Committee has maintained its commitment to the strong alignment of our executive pay programs with our shareholders’ interests, while ensuring we can attract and retain key talent in the organization. As such, the Committee believes the 2016 design remains appropriate as it has strong performance elements that support our three-year Transformation Plan and requires significant stock price appreciation for executives to realize target compensation. As a result, the details of our compensation programs for 2017, not significantly different from 2016, are as follows:

2017 Annual Incentive Program

•	For our annual incentive plan, the same financial metrics and strategic goals that link to our three-year Transformation Plan remain and are fully formulaic

2017 Long-Term Incentive Program

•	For our long-term incentive plan, shares granted at $5.00 in line with the Cerberus investment, rather than the stock price at grant ($4.43) to determine the number of shares granted to senior officers

•	A three year performance period for Performance RSUs with above median relative TSR goals compared with the S&P 400 peer group in order to achieve target pay out

•	Premium-priced stock options with a higher exercise price than the actual stock price on the grant date

STRONG COMPENSATION GOVERNANCE PRACTICES

We maintain several best practices in compensation governance. A more detailed discussion of these practices is on page 48.

What We Do	What We Don’t Do

Comprehensive Clawback Policy	No Excise Tax Gross-Ups on Change in Control No Hedging Transactions or Short Sales
Double-Trigger Vesting for Change-in-Control Benefits

Multiple Performance Metrics for Various Incentive Plans	No Repricing of Stock Options

Multi-Year Vesting Equity Awards	No Dividend Equivalents Paid on Unvested Performance RSUs
Stock Ownership Guidelines and Holding Requirements for Senior Executives

Limited Perquisites

Active Shareholder Engagement

Independent Compensation Consultant

Compensation Risk Review

Regular review of compensation, especially incentive design, to ensure continued alignment with evolving company strategy

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PAY-FOR-PERFORMANCE

Our strategic and financial goals influenced the design and development of our 2016 compensation programs. The Committee believes that aligning payouts with our performance outcomes is critical for shareholders, as is securing the right talent to lead our business. Accordingly, the targets under our annual and long-term incentive programs represent rigorous performance expectations and are aligned with our immediate and long-term financial and strategic goals.

We seek to promote the following in our incentive compensation program design:

•	Maintain focus on financial and strategic results and year-over-year improvement

•	Strengthen leadership behaviors including ownership, accountability and execution

•	Attract, motivate and retain talent

•	Balance and align business and shareholder interests

•	Aligned with Avon’s Transformation Plan

Performance-based structure. Target total compensation for our CEO in 2016 was 86% “at risk”, meaning that it is contingent upon and based on Company performance and stock price performance, and target total compensation for our other NEOs was on average 74% “at risk”.

Significant Majority of Target Total Compensation Tied to Avon Performance*

86% of CEO target pay is “at risk” and an average of 74% of target pay for all other NEOs is “at risk”.

*Incentive compensation for these purposes is based on “at target” compensation, which reflects approximate compensation that would be realized if we achieve the financial and strategic goals set within our incentive plans.

Our Committee continues to believe that despite external challenges to achieving our goals, a high percentage of our executives’ compensation should remain “at risk” and based on Company performance and stock price performance.

Demonstrated rigor of incentive plans.  Despite our management team’s focus on key strategic and financial goals, our financial results have fallen short of the performance targets set by the Committee over the past several years and our executives’ incentive pay has been reflective of these results.

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The tables below illustrate the strong link between our financial performance and incentive opportunity value realized by our management team. The funding score continues to be strongly aligned with our performance.

* Measured in constant dollars. For details on how constant dollars and other adjusted metrics are calculated, please see the Annual Incentive    Compensation Section below and the “Non-GAAP Financial Measures” paragraph of the Management’s Discussion and Analysis section of    our Annual Report filed on Form 10-K.

** See page 44 for actual 2016 annual incentive plan payouts for NEOs.

* The realized value shown is a percentage of target and reflects the December 31, 2016 closing stock price.

Annual Incentive Plan Plan Year Financial Performance Measures* Funding Achieved Not Achieved Plan Funding Score** (% of Target) 2016 Cash Flow from Operations Adjusted Operating Profit Revenue Growth Active Representative Growth Transformation Savings 2015 Cash Flow from Operations Adjusted Operating profit Revenue Growth 2014 Cash Flow from Operations Adjusted Operating Profit Revenue Growth 2013 Cash Flow from Operations Adjusted Operating Profit Revenue Growth 2012 Cash Flow from Operations Adjusted Operating Profit Revenue Growth
Performance-Based Long-Term Incentive Plan Performance Period Financial Perf. Measures Actual Financial Score 2016 Average NEO Realized Value* 2014-2016 Revenue Growth Operating Margin in 2016 Stock Price: 34% of Grant Date Price 2013-2015 Revenue Growth Operating Margin in 2015
Stock Price: 20% of Grant Date Price 2012-2014 Revenue Growth Operating Profit Growth Funding Achieved Not Achieved

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CEO compensation aligns with performance

As illustrated in the table below, the realizable and realized compensation for Ms. McCoy over the last three years (2014-2016) is significantly less than the amounts disclosed in the Summary Compensation Table and demonstrates the pay and performance alignment of our program. Given our performance over the last three years, Ms. McCoy has earned her base salary and annual incentives of 50%, 76% and 53% of target in 2014, 2015 and 2016, respectively. In addition, Ms. McCoy has earned only a fraction of her Performance RSUs to date and at lower prices than grant.

•	The Performance RSUs granted for the 2013-2015 performance period achieved an 80% payout; however, the value realized upon vesting was only 16% of the original value awarded.
•	The 2014-2016 Performance RSUs achieved a 91% payout, however, the value realized upon vesting was only 31% of the original value awarded.
•	The 2015-2017 Performance RSUs have one year remaining in the performance cycle and, as of December 31, 2016, have a 39% decline in value from grant date.

The differences in Ms. McCoy’s grant-date compensation, potentially realizable pay and actual realized pay reflect the unearned Performance RSUs, payout of cash incentive awards at less than target, and the current stock price.

3-Year Aggregate CEO Pay ($MM)

(2014 – 2016)

The payout value of our CEO’s performance-based equity awards continues to remain significantly below target.

1	In the chart above, “Granted Pay Opportunity” equals the sum of, for all of the three prior fiscal years (i.e., 2014-2016): (i) Salary (as reported in the Summary Compensation Table on page 53), (ii) target value of short-term cash incentives, and (iii) the grant date fair-value of long-term incentive awards (i.e., Performance RSUs, stock options, previously disclosed one-time 2015 retention Performance RSUs and performance-based cash).

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2	In the chart above, “Realizable Pay” equals the sum of, for all of the three prior fiscal years: (i) Salary, (ii) short-term cash incentives earned, and (iii) the value of all earned long-term incentive awards for completed performance periods (of which there are two) and unvested long-term incentive awards for ongoing performance periods. All unvested long-term incentive awards are valued based on our stock price as of December 31, 2016. The 2014-2016 Performance RSUs have been reduced to reflect the payout of 91% of target. The 2015-2017 Performance RSUs and the 2016-2018 Performance RSUs are included at target value. The previously disclosed one-time 2015 performance-based retention awards reflect the payout at 100% of target for the Performance RSU portion and no projected payout for the performance-based cash portion.

3	In the chart above, “Realized Pay” equals the sum of, for all of the three prior fiscal years: (i) Salary, (ii) short-term cash incentives earned, and (iii) the value of all earned long-term incentive awards (of which there are two) based on our stock price as of December 31, 2016. The 2014-2016 Performance RSUs have been reduced to reflect the payout of 91% of target. The previously disclosed one-time 2015 performance-based retention awards reflect the payout at 100% of target for the Performance RSU and no projected payout for the performance-based cash portion.

ROLES IN EXECUTIVE COMPENSATION

The following parties are responsible for the development and oversight of our executive compensation program for our NEOs:

Compensation and Management Development Committee

•	Oversees our executive compensation program; responsibilities include review of strategic objectives, design, and risk and reward structure

•	Determines and approves the compensation of our NEOs, other officers at or above the level of senior vice president, and any officers covered by Section 16 under the Securities Exchange Act of 1934, as amended

•	Consults with the independent members of the Board in establishing and evaluating performance objectives for the CEO each year, in part to determine the CEO’s incentive compensation payout

•	Sets annual and long-term performance measures and goals that align with our pay-for-performance philosophy

•	Reviews and evaluates our talent management and succession planning approach, philosophy, and key processes; responsible for development and succession plans for members of the Executive Committee and their potential successors

•	Has sole authority to engage, continue to engage or terminate its relationship with outside advisors, including its independent compensation consultant

•	Requires that the compensation consultant be independent, and reviews such independence at least annually

–	Under the Committee’s charter, a compensation consultant is not considered independent if it provides significant services to the business apart from work performed for the Committee (services in excess of $50,000 or, if less, 1% of the consulting firm’s gross revenues for the most recent fiscal year). In 2016, Semler Brossy Consulting Group (“Semler Brossy”) and Pay Governance LLC (“Pay Governance”) provided no services to us apart from work performed for the Committee and other Board committees and members, and the Committee has determined that Semler Brossy and Pay Governance are independent. The Committee also reviews the relationship with the compensation consultants to identify conflicts of interest pursuant to Securities and Exchange Commission and New York Stock Exchange rules and, in 2016, did not identify any such conflicts

See “Information Concerning the Board of Directors—Compensation and Management Development Committee” on page 16 for additional Committee responsibilities.

Independent Consultant to the Committee (Semler Brossy Until August 2016 and Pay Governance Beginning September 2016)

•	Advises the Committee on various executive compensation matters, including proposed changes to our annual and long-term incentive programs, share utilization, compensation levels, peer group constituents and pay mix

•	Attends Committee meetings

•	Provides periodic reports, analyses and presentations to the Committee, and reviews all Committee meeting materials regarding current and prospective compensation plans and programs

•	Conducts analyses related to the employment arrangements for new senior officers

•	Provides assistance with the Committee’s review of the risk and reward structure of executive compensation plans, policies and practices

•	In September 2016, the Committee engaged a new compensation consultant, Pay Governance, to replace Semler Brossy who had served as the independent consultant to the Committee since 2009.

•	Pay Governance is engaged by and reports directly to the Committee and consults directly with its Chair; the Committee has the sole authority to retain and terminate Pay Governance and to review and approve Pay Governance’s fees and other terms of the engagement. Similarly, Semler Brossy had been engaged and reported directly to the Committee and consulted directly with its Chair; the Committee had the sole authority to retain and terminate Semler Brossy and review and approve Semler Brossy’s fees and other terms of the engagement

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Chief Executive Officer

•	Makes individual compensation recommendations for senior officers (other than herself), including the other NEOs, to the Committee for its review and approval, after considering market data and relative individual achievements

•	Provides input on the design of the executive compensation program, with a focus on alignment with strategic priorities and the desired Company culture

Management

•	Supports the Committee by making recommendations and providing analyses with respect to competitive practices and pay ranges, compensation and benefit plans, policies and procedures related to equity awards, perquisites, and general compensation and benefits philosophy

•	Senior human resources and legal executives attend Committee meetings to provide perspective and expertise relevant to the meeting agenda

•	Does not recommend, determine or participate in Committee discussions relating to their individual compensation arrangements

COMPETITIVE POSITIONING AND PEER GROUP

We seek to deliver competitive compensation packages and programs, and use our peer group for compensation benchmarking and relative pay and performance comparisons. We periodically assess pay ranges, pay levels, and our program design against our peer group. The Committee, with input from its independent compensation consultant, continued to review the peer group during 2016 to better align the size of the companies we use as a comparison as we move forward with the Transformation Plan. Similarly, the peer group needed to be reviewed in the context of the Cerberus transaction, as Avon is smaller in revenue and an internationally-focused company. Avon’s current market capitalization presents a challenge for identifying potential peers, as there are only a handful of companies with similar market capitalizations that are sufficiently large in terms of revenue and complex in terms of scale and international presence.

As a result, we made changes to the peer group for 2016 that result in an overall reduction in the median revenue and market capitalization of the peer group, while retaining a composition of relevant consumer products companies that are internationally and operationally complex. The peer group for 2016 was made up of the following companies:

2016 Peer Group
Campbell Soup	Estee Lauder	Kellogg
Clorox	General Mills	Nu Skin Enterprises
Colgate-Palmolive	Herbalife	Revlon
Coty	Hershey Foods	Tupperware Brands
Edgewell Personal Care

The Committee made five changes to the peer group in 2016, as follows:

•	Removed Procter & Gamble and Kimberly Clark due to their high revenue sizes

•	Removed Limited Brands since its international sales accounted for less than 15% of sales

•	Added Herbalife, a competitor in direct selling, which is similar in market capitalization size and has nearly half its sales from international markets

•	Added Edgewell since it is focused on retail consumer-end products with nearly half of its sales from international markets and is within a competitive range for market capitalization

•	Added Nu Skin because it is a direct competitor in the beauty market, has a similar market capitalization, and has a majority of sales from international markets.

The 2016 changes result in a decrease in the median peer’s revenues from $11.1 billion to $5.7 billion. Furthermore, the new peer group is comprised of companies with a strong international focus—at median, peers earn half of sales from international markets and operate in 100 countries. In 2016, actual cash payouts and value of long-term incentive awards as compared to the market median of target compensation for our peers, on average, for our NEOs is above market on base salary, below market on total cash compensation (base salary plus actual bonus payout), above market on long-term incentives (2016 long-term incentive awards) and at market for total direct compensation (total actual cash compensation and long-term incentive opportunity).

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We generally target the market median for total direct compensation and each of base salary, total cash compensation, and long-term incentives for senior officers, including NEOs, although we allow flexibility to pay above or below the median depending on other factors, including adjusting for specific individual circumstances and personal achievement (e.g., length of time in a given role, sustained performance, and potential to take on expanded roles within Avon), the evolving business environment, and executive recruitment efforts. We determine “market” for these purposes based on analysis provided to the Committee by its independent compensation consultant with respect to the peer group of companies described above.

ELEMENTS OF OUR COMPENSATION PROGRAM

Key elements of compensation include base salary, annual incentive compensation, long-term incentive compensation, retirement benefits, and other benefits, including health and limited perquisites.

COMPENSATION STRUCTURE

The 2016 executive compensation program was highly performance-based and provided incentive opportunities that align with our shareholders’ interests and our strategic and financial goals. Performance goals were selected to fully align with our commitment to our shareholders. The following table provides a summary of the three primary components of the executive compensation program:

BASE SALARY

Purpose: Compensates for achievements based on job responsibilities and individual performance and attracts and retains key executive talent

Annual salary increases are based on our overall salary increase budget, individual performance, and internal and external market comparisons. Ms. McCoy has not received a salary increase since joining the Company. In 2016, Mr. Scully received a 5% salary increase in consideration of his expanded role and appointment to Chief Operating Officer, in addition to his then role as Chief Financial Officer. Messrs. Acosta and Higson received a 5% and 18% salary increase, respectively, in connection with their promotions to Executive Vice President and expanded scope and responsibilities. Mr. Benjamin received a 2% salary increase in consideration of his performance and value to Avon.

Component Form Performance Link CEO and NEO Pay Mix Base Salary Cash Fixed compensation to attract and retain NEOs For CEO and NEOs Annual Incentives Cash 100% Based on Avon Performance Revenue Growth Operating Profit Growth Operating Cash Active Representative Growth Transformation Savings Flow Growth For CEO and NEOs Long-Term Incentives Performance Based RSUs Relative Total Shareholders Return Target set above median compared to peer group (S&P 400 Index) TSR Regulator (applied if absolute TSR is negative) 60% for CEO 33% for NEOs Premium Stock Option Value also tied to stock price performance Stock price performance; Premium-priced stocked option exercise price set at 30% above stock price at grant 40% for CEO 33% for NEOs Service Based RSUs Stock price performance 0% for CEO 33% for NEOs

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ANNUAL INCENTIVE COMPENSATION

Purpose: Encourages and rewards achievement of annual/short-term Company financial goals and strategic initiatives and personal contributions towards such goals; attracts, motivates, and retains key executive talent

As in previous years, the aggregate amount available for payment under the annual incentive program for all senior officers for 2016 was based solely on our global financial and strategic results, which supports our objectives to focus on a “One Team One Avon” culture of collaboration. The Committee then may use negative discretion to reduce the target payout for senior officers. For 2016, the Committee selected three global financial performance measures of equal weight: revenue growth, adjusted operating profit, and operating cash flow; and two global strategic objectives: Active Representative Growth and Transformation Savings (cost savings in connection with the company’s Transformation Plan). These metrics were chosen to focus execution on top-line growth, profit, and cash flow generation. Individual payouts to senior officers were fully funded based on pre-set global financial and strategic performance measures. Calculation of award payments for each senior executive was based fully on Company performance and fully formulaic. Individual performance was not a component for our senior executives:

Funding 100% Based on Avon Performance

Funding Score 0% - 150% Revenue Growth Operating Profit Growth Operating Cash Flow Growth Active Representative Growth Transformation Savings Each equally weighted 25% Each equally Weighted 12.5% Target Award Funding Score Annual Incentive Award

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The calculation of the funding results is purely formulaic and no discretion is used in determining the score. The table below summarizes the results of each metric.

1.	Revenue growth (in constant dollars) was up 3.25% on a year-over-year basis and above the minimum performance threshold of 2%. This resulted in a payout percentage of 67% for this metric, which applied to 25% of the overall funding score. Revenue growth (in constant dollars) excluded certain losses from geo-political impacts in Turkey and is adjusted for the deconsolidation of Venezuela. When assessing performance for annual incentive plan purposes, certain transaction and operating costs related to the separation of the North America business are excluded.

2.	Adjusted operating profit (in constant dollars) was up 44.7% on a year-over-year basis and above the minimum performance threshold of 36.7%. This resulted in a payout score of 68% for this metric, which applied to 25% of the overall funding score. Adjusted operating profit (in constant dollars) excludes certain losses from geo-political impacts in Turkey and costs related to the relocation of our corporate headquarters, and is adjusted for the deconsolidation of Venezuela. When assessing performance for annual incentive plan purposes, certain transaction and operating costs related to the separation of the North America business are excluded.

3.	Operating cash flow (in constant dollars) was below the minimum performance threshold, and therefore contributed zero toward the overall funding score. Adjustments were made for the same items that impacted the operating profit listed above as well as adjustments for costs related to restructuring implementation, impact of the Industrial Production Tax (IPI) in Brazil, debt refinancing, certain litigation items and pension plan expenses.

4.	Active Representative growth was below the minimum performance threshold, and therefore contributed zero toward the overall funding score. Active Representative growth excluded the impact of certain losses from geo-political impacts in Turkey.

5.	Transformation Savings (cost savings in connection with the company’s Transformation Plan, measured in constant dollars) was above the maximum performance threshold of $80M. This resulted in a payout score of 150% for this metric, which applied to 12.5% of the overall funding score.

In light of these results, the overall funding score for 2016 was 52.6%. Based on these results, the Committee approved payments to our NEOs at 52.6% of their target amounts.

Target award and actual payout under the 2016 annual incentive program for each NEO are summarized below:

NEO	2016 Target Annual Incentive Program Amount	2016 Actual Payout Amount
Ms. McCoy	$1,800,000	$946,800
Mr. Scully	$840,000	$441,840
Mr. Acosta	$640,248	$336,770
Mr. Higson	$435,053	$228,838
Mr. Benjamin	$525,000	$276,150

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Preset Performance Goals Threshold (50% of Target) Target (100% of Target) Revenue Growth (Constant $)1 2.00% 5.60% 9.20% Maximum (150% of Target) Achievement Weighted Funding Result 3.25% 16.8% Operating Profit Growth (Constant $)2 341M 396M 452M 361M 17.0% Operating Cash Flow Growth (Constant $)3 94M 134M 174M -5M 0% Active Representative Growth 4 0.30% 0.80% 1.30% -0.4% 0% Transformation Savings (Constant $)5 60M 70M 80M 122M 18.8% Total 52.6%

LONG-TERM INCENTIVE COMPENSATION

Purpose: Encourages long-term focus and promotes decision making consistent with our long-term strategic and financial goals and the interests of our shareholders; attracts, motivates and retains key executive talent

For 2016, the Committee constructed a long-term incentive program that encourages and rewards key executives for meeting objectives associated with total shareholder return relative to a defined peer group. As in prior years, our long-term incentive award program consisted of overlapping cycles, with a new equity award each year. In general, each participant received a grant at the beginning of each three-year cycle. In 2016:

•	100% of Ms. McCoy’s long-term compensation was granted in performance-based equity (she was awarded no Service-based RSUs); 60% was delivered in the form of Performance RSUs, and 40% was delivered in the form of premium-priced stock options with a strike price set 30% above the closing stock price on the grant date

•	For other senior officers, including the NEOs, 2016 long-term incentive awards consisted of Performance RSUs, Service-based RSUs, and premium-priced stock options, each representing one-third of the overall target award.

Service-based RSUs were included as part of the long-term incentive award program for NEOs, other than the CEO, to provide stability, encourage share ownership by our senior officers and to attract and retain key talent. Service-based RSUs were also used to connect the realized pay of our senior officers to Avon’s stock, thereby aligning their pay to shareholder interests. These awards will vest on the third anniversary of the grant date, subject to continued employment, in order to encourage share ownership of our senior officers and to attract and retain key talent. Dividend equivalents are generally paid on Service-based RSUs. However, because the Company suspended its dividend to shareholders effective in the first quarter of 2016, dividend equivalents have been similarly suspended for Service-based RSUs effective in the first quarter of 2016.

Premium-priced stock options were also included as part of the long-term incentive award program for NEOs in 2016. The exercise price on the options was set 30% above the actual stock price on the date of grant, requiring significant stock price appreciation for executives to realize target award value. These awards will vest ratably over three years following the grant date, subject to continued employment, in order to encourage share ownership of our senior officers and to attract and retain key talent.

2016 Performance RSUs

Long-term Performance RSU awards granted in 2016 were formulaic and tied solely to relative TSR which strongly aligns with previous 2016 commitments to shareholders. The target relative TSR for the 2016 program was set at the 55th percentile compared to the S&P 400 Index over a three year period.

While relative TSR is the primary metric that drives payout for 2016 Performance RSU awards, the Committee maintained another governance feature to ensure that even if the relative TSR metric performance results in funding which is above target, payouts cannot exceed target unless absolute TSR is positive at the end of the three-year vesting period. Awards vest at the end of the three-year vesting period and payouts can range from 0% to 150% of target. There is no discretion in determining the payout. If performance measures are met, the Performance RSUs will generally be settled in shares of Avon common stock. However, Performance RSUs may be settled in cash rather than shares as necessary to comply with applicable limits under our stock incentive plan. Dividend equivalents are not paid on Performance RSUs.

Grants to the NEOs under the 2016 long-term incentive program were as follows:

NEO	Grant Date Value of Performance RSUs	Grant Date Value of Service-Based RSUs	Grant Date Value of Premium- Priced Stock Options	Total Grant Date Value

Ms. McCoy	$3,675,672	$0	$1,880,340	$5,556,012

Mr. Scully	$707,200	$675,200	$542,667	$1,925,067

Mr. Acosta	$673,785	$643,297	$517,026	$1,834,107

Mr. Higson	$434,499	$414,839	$333,412	$1,182,750

Mr. Benjamin	$403,338	$385,088	$309,500	$1,097,926

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2014-2016 Performance RSU Awards

In order for there to be any payout with respect to the 2014-2016 Performance RSUs granted in 2014, minimum thresholds had to be achieved. The table below summarizes the results of each financial metric, which resulted in a 91% funding score, however the value realized upon vesting, which reflects the December 31, 2016 closing stock price, was only 31% of the original value awarded.

1.	Revenue growth (in constant dollars) was up 2.7% on a three-year basis and above the target of 1.2%. This resulted in a payout percentage of 182% for this metric, which applied to 50% of the overall funding score. Revenue growth (in constant dollars) was adjusted for the Liz Earle and North America divestitures, the deconsolidation of Venezuela, and exiting the France and Bolivia businesses.

2.	Operating margin (in fluctuating dollars) was below the minimum performance threshold, adjusted for the same items that impacted the revenue growth listed above, and therefore contributed zero toward the overall funding score.

3.	The realized value is shown as a percentage of target and reflects the December 31, 2016 closing stock price.

Target award value and actual realized payouts to the NEOs under the 2014-2016 long-term incentive program were as follows:

NEO	Target Value of Performance-Based Awards	Realized Value of Performance-Based Awards*
Ms. McCoy	$7,700,004	$2,397,508
Mr. Scully**	N/A	N/A
Mr. Acosta	$1,287,004	$400,728
Mr. Higson	$927,312	$288,732
Mr. Benjamin	$774,003	$240,997

*Realized value is based on the 91% funding score, and the December 31, 2016 closing stock price.

**Mr. Scully was not employed by the Company at the time these awards were granted and therefore was not eligible for a grant or payout.

OTHER COMPENSATION

Retirement Benefits

Purpose: Offers market-based retirement opportunities and promotes retention

Avon offers retirement benefits to the NEOs, which are generally available to all employees meeting the qualifications required by each benefit plan. Because the amount of an employee’s compensation and the number of years of service are key components in determining retirement benefits, an employee’s performance and service over time will influence the level of his or her retirement benefits. For each NEO, the Committee reviews accrued and projected retirement benefits and deferred compensation account balances as part of its annual total compensation review. Our U.S. plans, which are further described in the applicable executive compensation tables, include a cash balance pension plan (that is closed to new hires after December 31, 2014), a 401(k) plan (that includes an employer match contribution and, solely for individuals hired on or after January 1, 2015 who are not eligible to participate in the pension plan, an additional nonelective employer contribution), a benefit restoration plan to restore benefits that may not be provided under the cash balance plan due to IRS limitations, and a nonqualified deferred compensation plan, which provides alternative tax-deferred savings opportunities and restores benefits that may not be provided under the 401(k) plan. Other benefits are provided to Mr. Higson, a non-U.S.-based NEO, as further described in the applicable executive compensation tables.

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Preset Performance Goals Threshold (25% of Target) Target (100% of Target) Maximum (200% of Target) Achievement Weighted Funding Result 2014-2016 Revenue Growth (Constant $)1 -0.40% 1.20% 3.10% 2.7% 91% 2016 Operating Margin (Fluctuating $)2 10.2% 11.1% 12.0% 6.5% 0% Funding Total 91% Realized Value3 31%

Other Benefits and Perquisites

Purpose: Offers health and financial protection programs to support well-being and healthy lifestyles

The Committee has established and periodically reviews the perquisites and benefits available to our NEOs in light of our compensation philosophy and competitive market practices.

•	Broad-Based Benefits: Our NEOs are eligible to participate in the benefit plans generally available to all employees. These generally include medical, dental and vision coverage, life insurance and disability benefits. International allowances are also provided when our employees, including our NEOs, work abroad in accordance with our international assignment policies and procedures.

•	Limited Perquisites: As part of our overall compensation program, we provide some limited perquisites to our NEOs that are not available to employees generally. These additional benefits are generally limited to financial planning and tax preparation services allowances, transportation allowance, and executive health exams. The transportation allowance was closed to U.S.-based executives who were newly hired or promoted after 2012.

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COMPENSATION GOVERNANCE BEST PRACTICES

What We Do

•	Comprehensive Clawback Policy. We have a robust clawback policy that applies to annual and long-term incentive payments. This policy applies to certain executives, including all of our NEOs, in the event of a financial restatement, a material miscalculation of performance achievement, misconduct, serious violations of our Code of Conduct or violations of law within the scope of company employment.

•	Double-Trigger Vesting. Change in control benefits under our Change in Control Policy, long-term incentive cash programs, and equity awards granted to our senior executives since 2011 are subject to double-trigger vesting following a change in control event.

•	Multiple Performance Metrics. We mitigate compensation-related risk in a number of ways, including by using multiple performance measures across our various incentive plans.

•	Multi-Year Vesting Equity Awards. The on-cycle equity awards granted to our NEOs in 2016 vest at the end of a three-year period and, in the case of Performance RSUs, only in the event that underlying performance goals are met. Premium-priced stock options vest ratably one-third each year over three years.

•	Stock Ownership Guidelines and Holding Requirements. We have clear stock ownership guidelines and we monitor compliance with those guidelines regularly. At this time, all of our applicable NEOs are on track to satisfy these guidelines. Our CEO’s ownership guideline requires ownership of stock equal to 6 times base salary and a stock holding retention ratio is in place until the ownership guideline is satisfied. In 2015, we added a stock holding retention ratio for all other senior executives that applies until the stock ownership guideline is satisfied.

•	Limited Perquisites. We eliminated transportation allowances for U.S.-based executives hired or promoted after December 31, 2012, further reducing our already limited perquisites.

•	Active Shareholder Engagement. We communicate proactively with our largest shareholders regarding executive compensation, governance, and business matters.

•	Independent Compensation Consultant. The Committee has retained Pay Governance to advise on our executive compensation programs. Aside from services to the Committee and other Board members, Pay Governance performs no other services for us.

•	Risk Review. The Committee, with support and advice from its independent consultant, reviews the risk and reward structure of executive compensation plans, policies and practices to confirm that there are no compensation-related risks that are reasonably likely to have a material adverse effect on the business.

•	Regular Review of Compensation to Ensure Alignment. The Committee, with support and advice from its independent consultant, regularly reviews its compensation programs for executives, especially the incentive design, to ensure continued alignment with evolving company strategy.

What We Don’t Do

•	No Excise Tax Gross-Ups on Change in Control. We do not have any excise tax gross-ups with respect to any change in control payments.

•	No Hedging Transactions or Short Sales. We do not permit our directors and employees to engage in any transaction in publicly traded options on Company common stock or any other transaction to hedge a position in, or engage in short sales of, Company common stock.

•	No Repricing of Stock Options. Our equity plans prohibit repricing or the buyout of underwater stock options without shareholder approval.

•	No Dividend Equivalents on Unvested Performance RSUs. To the extent we declare any dividends on our common stock, we pay dividend equivalents only on certain Service-based RSUs.

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ADDITIONAL INFORMATION

EQUITY AWARD GRANTING PROCESS

The Committee generally approves annual equity grants to senior officers, including NEOs, at its regularly scheduled meeting in March of each year and approves off-cycle equity grants that may be made to senior officers, including NEOs, from time to time (for example, to new hires or for promotions). For employees who are not senior officers, grants are made on pre-established dates determined by the Committee. The Committee establishes the aggregate number of shares that may be subject to annual and off-cycle equity grants and the terms and conditions of such awards, but has delegated to Ms. McCoy, as a director, the authority to determine the grantees of such awards and the number of shares subject to each award for grantees other than senior officers. We do not time the release of non-public information for the purpose of affecting the value of equity awards.

CLAWBACK POLICIES

In 2010, the Board of Directors adopted a “clawback” policy that applies to any annual and long-term incentive payments (cash and equity) awarded to certain executives, including our NEOs, and which we believe supports our pay-for-performance philosophy. Under the policy, in the event of a financial restatement, material incorrect calculations of performance metrics, or misconduct, the Committee is authorized to recover compensation based on its analysis of the relevant facts and circumstances. In January 2013, the policy was updated to provide an expanded definition of misconduct to include serious violations of the Code of Conduct and violations of law within the scope of Avon employment. In addition, the three-year discovery limit for misconduct was eliminated. The scope of coverage was also expanded to include additional key finance executives below the executive officer level.

In addition to the policy described above, our shareholder-approved 2016 Omnibus Incentive Plan, Amended and Restated 2013 Stock Incentive Plan and 2013-2017 Executive Incentive Plan include the misconduct provisions described above for all participants (including individuals who are not senior officers) and also provide for forfeiture of awards if a participant breaches certain non-compete, non-solicitation or non-disclosure obligations. Our 2005 and 2010 Stock Incentive Plans also provide for forfeiture of awards if a participant (including individuals who are not senior officers) breaches certain non-compete, non-solicitation or non-disclosure obligations. Further, as part of our annual Code of Conduct certification, where permitted by local law, certifying employees acknowledge our right of recoupment of incentive compensation in the event of serious violations of the Code of Conduct and violations of law within the scope of company employment.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

To further support our goal of achieving a strong link between shareholder and executive interests, we maintain stock ownership guidelines to require executive share ownership as follows:

•	Chief Executive Officer: 6 times base salary

•	Executive Vice President (EVP): 3 times base salary

•	Senior Vice President (SVP): 2 times base salary

Ms. McCoy is expected to hold 75% of the net shares acquired upon the vesting of the equity awards until she has satisfied her ownership target. EVPs and SVPs are expected to hold 50% of the net shares acquired upon vesting of equity awards until their ownership target has been satisfied. All applicable NEOs are on track to satisfy the guidelines.

Stock ownership for U.S. executives includes unvested RSUs, deferred RSUs, Company stock units in the 401(k) plan, Company stock fund units in the deferred compensation plan and Company stock held in the executive’s spouse’s name. Stock ownership for non-U.S. executives includes only unvested RSUs and Company stock held in the executive’s spouse’s name. Stock ownership does not include stock options or unvested Performance RSUs.

TRADING POLICIES

Under our Trading in Avon Securities policy, no employee or director may engage in any transaction in publicly traded options on Avon common stock or any other transaction to hedge a position in, or engage in short sales of, Avon common stock.

EXCISE TAX GROSS UPS

No NEO or senior officer is entitled to an excise tax gross-up, which we believe reflects current best practices.

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POST-TERMINATION PAYMENTS

We have a change in control policy for senior officers at or above the senior vice president level who serve on our Executive Management Committee. We have designed this policy based on competitive practice and shareholder input and considerations to attract senior level executives and motivate and retain them in the event of a potential change in control. Generally, we believe that having change in control provisions will help ensure that, in the event of a potential change in control, members of senior management can act in the best interests of shareholders without the uncertainty and distraction that could result from the effects a change in control could have on their personal situations.

Our policy provides for payments to be made to covered executives upon a “double trigger,” i.e., in the event of an involuntary termination without cause or termination of a covered executive for good reason within two years of a change in control. A covered executive is generally entitled to receive two times the sum of base salary and target annual incentive bonus, and continued participation in our medical and welfare benefit plans for two years, plus two additional years of service and age credits under our nonqualified defined benefit plan. Ms. McCoy would be entitled to receive three times the sum of base salary and target annual incentive bonus, and continued participation in our medical and welfare benefit plans for three years, plus three additional years of service and age credits under our Benefit Restoration Pension Plan.

In addition, our employees, including NEOs, are generally eligible for post-termination benefits in the event of death, disability or an involuntary termination. We periodically review the level of post-termination benefits that we offer to ensure that it is competitive and necessary for the attraction, motivation, and retention of superior executive talent. Please refer to the narrative discussion under “Potential Payments Upon Termination of Employment, Including After a Change in Control” beginning on page 62 for a further description.

TAX CONSIDERATIONS

The Committee recognizes tax factors that may impact executive compensation, including:

•	Section 162(m) of the Internal Revenue Code.

•	Places a limit of $1 million on the amount of compensation that we may deduct in any one year with respect to certain of our executive officers unless such compensation satisfies certain criteria.

•	Certain performance-based compensation approved by shareholders is not intended to be subject to the deduction limit (e.g., annual and long-term incentive awards and Performance RSUs).

•	For our annual incentive awards, baseline revenue of $5 billion in constant dollars was set and achieved for 2016 for 162(m) purposes. No payouts would have been made if this revenue goal had not been attained. This goal reflected the revenue size of the Company and the impact of fluctuations in foreign currency from the prior-year constant-dollar exchange rates used by the Company. Note that this amount is meant only to create a funding threshold to have any payouts of annual awards to senior executives. The Committee then uses negative discretion to reduce the target payout based on the operative plan described on pages 43 to 44.

•	The Committee considers tax implications in determining executive pay, and generally endeavors to provide compensation that is tax deductible under Section 162(m) of the Internal Revenue Code; however, we reserve the right to forgo any or all of the tax deduction if we believe it to be in the best long-term interests of Avon and its shareholders. For example, we believe that granting Service-based RSUs in certain instances is in our best interest despite being subject to the deduction limit under Section 162(m) of the Internal Revenue Code. It is possible that performance-based compensation that is intended to be exempt from the deduction limit may not meet the requirements to qualify for such exemption.

•	Section 409A of the Internal Revenue Code.

•	Sets forth limitations on the deferral and payment of certain benefits.

•	The Committee considers the impact of, and designs its programs to comply with or be exempt from, Section 409A and considers generally the evolving tax and regulatory landscape in which its compensation decisions are made.

ACCOUNTING CONSIDERATIONS

The Committee recognizes accounting implications that may impact executive compensation. For example, we record salaries and performance-based compensation in the amount paid or expected to be paid to our NEOs in our financial statements. Also, generally accepted accounting principles require us to record an expense in our financial statements for equity awards, even though equity awards are not paid as cash to employees and may not vest or be earned by such employees.

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COMPENSATION AND RISK MANAGEMENT

A multi-disciplinary management team comprised of senior executives in human resources, legal, internal audit, sales, and finance discusses our compensation programs and risk management at least annually and considers many factors, including governance and oversight of compensation plan and program design and global and local compensation policies and programs, together with potential business risks relating thereto.

The Compensation and Management Development Committee, with support and advice from its independent consultant, reviews the risk and reward structure of executive compensation plans, policies and practices at least annually to confirm that there are no compensation-related risks that are reasonably likely to have a material adverse effect on the Company. We consider in this review program attributes to help mitigate risk, including:

•	The use of multiple performance measures, balanced between short- and long-term objectives

•	Overlapping long-term incentive programs

•	Individual payout caps under plans and programs

•	The ability to clawback compensation, including pursuant to our stock incentive plans and the compensation recoupment policy

•	Our stock ownership guidelines for senior executives to further align executive interests with those of shareholders

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COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE REPORT

The Compensation and Management Development Committee has reviewed and discussed with management the Compensation Discussion and Analysis for the year ended December 31, 2016. Based upon such review and discussion, the Compensation and Management Development Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and be incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016.

COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE Helen McCluskey, Chair Jose Armario Nancy Killefer Steven F. Mayer

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EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table provides information regarding the compensation of our CEO, our CFO and the three other most highly compensated officers who were serving as executive officers as of December 31, 2016 (the “named executive officers”).

Name	Year	Salary ($)	Bonus ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)[3]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[4]	All Other Compensation ($)[5]	Total ($)
Sheri McCoy Chief Executive Officer	2016 2015 2014	1,200,000 1,200,000 1,200,000	0 0 0	3,675,672 9,777,646 7,700,004	1,880,340 0 0	946,800 1,693,959 900,000	259,928 167,403 292,292	103,097 36,608 90,186	8,065,837 12,875,616 10,182,482
James S. Scully Executive Vice President, Chief Operating Officer*	2016 2015	840,000 650,959	0 1,000,000	1,382,400 8,606,365	542,667 0	441,840 800,000	0 0	37,317 47,797	3,244,223 11,105,121
Fernando Acosta Executive Vice President, Chief Marketing and Social Selling Officer	2016 2015 2014	800,310 756,848 733,904	0 0 0	1,317,082 3,363,303 2,144,997	517,026 0 0	336,770 464,637 293,562	88,479 41,423 109,627	59,354 60,457 82,272	3,119,021 4,686,668 3,364,362
John P. Higson[6] Executive Vice President, Chief Commercial Officer	2016 2015 2014	543,817 473,882 589,744	0 0 0	849,338 1,531,703 1,545,516	333,412 0 0	228,838 299,626 222,011	231,279 0 297,027	21,796 313,536 176,192	2,208,479 2,618,747 2,830,490
Jeff Benjamin Senior Vice President, General Counsel and Chief Ethics & Compliance Officer	2016 2015	698,199 679,578	0 0	788,426 2,013,204	309,500 0	276,150 391,135	97,572 80,854	38,363 37,481	2,208,211 3,202,252

*	During 2016, Mr. Scully was Chief Financial Officer of the Company. Effective January 1, 2017, he ceased to be Chief Financial Officer of the Company but continues to serve as Chief Operating Officer.

1	For each of the named executive officers, 2016 stock awards consist of performance-based restricted stock units (“Performance RSUs”) and/or service-based restricted stock units (“Service-based RSUs”) as follows:

Name	Performance RSUs Grant Date Fair Value($)	Service-based RSUs Grant Date Fair Value($)
Ms. McCoy	3,675,672	N/A
Mr. Scully	707,200	675,200
Mr. Acosta	673,785	643,297
Mr. Higson	434,499	414,839
Mr. Benjamin	403,338	385,088

The aggregate grant date fair value of the awards was determined based on the grant date fair value in accordance with FASB ASC Topic 718. This column (Stock Awards) reflects the Performance RSUs and the Service-based RSUs granted under our 2016-2018 long-term incentive program. Amounts reported for Performance RSUs are based on the probable outcome of relevant performance conditions as of the grant date. See Note 11 to the Notes to the Consolidated Financial Statements contained in our Form 10-K for 2016 for a description of the assumptions used in valuing the Performance RSUs awards. The value of the Performance RSU awards at the grant date assuming the highest level of performance conditions achieved would be $5,513,508 for Ms. McCoy, $1,060,800 for Mr. Scully, $1,010,677 for Mr. Acosta, $651,749 for Mr. Higson, and $605,007 for Mr. Benjamin. Performance RSUs will be settled in cash rather than shares as necessary to comply with applicable limits under our stock incentive plan(s). Please refer to the “Compensation Discussion and Analysis” for additional information.

2	The grant date fair value of the stock option awards was determined in accordance with FASB ASC Topic 718. See Note 11 to the Notes to the Consolidated Financial Statements contained in our Form 10-K for 2016 for a description of the assumptions used in valuing stock option awards.

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3	This column reflects amounts earned under our annual incentive program.

4	This column for 2016 includes the change in pension value reported, which is the aggregate change in the actuarial present value of the named executive officers’ accumulated benefits under our Personal Retirement Account Plan (“PRA”), Benefit Restoration Pension Plan (“BRP”), Avon Cosmetics Pension Plan (UK) (“UK Plan”), Avon Cosmetics Pension Plan (Germany) (“German Plan”) and International Retirement Plan (“IRP”). See “Pension Benefits” beginning on page 57. For Mr. Higson, a change of $0 is reflected in the row for 2015, since the actuarial present value decreased by $258,593 during 2015. No amounts are reported for deferred compensation earnings as the interest rate for the fixed rate fund of our Deferred Compensation Plan was 3.50%, which is 120% of the applicable federal long-term interest rate published by the Treasury Department at the time it was set for the 2016 plan year.

5	“All Other Compensation” generally includes perquisites, 401(k) employer contributions, excess 401(k) employer contributions and tax gross-ups, which are set forth in the table below for 2016:

Name	Perquisites ($)[a]	401(k) Employer Contributions ($)	Excess 401(k) Employer Contributions ($)	Tax Gross-ups ($)
Ms. McCoy[b]	57,604	9,823	0	35,670
Mr. Scully	6,200	22,525	8,592	0
Mr. Acosta[c]	23,500	11,857	23,997	0
Mr. Higson[d]	0	N/A	N/A	21,796
Mr. Benjamin[e]	31,275	7,088	0	0

a	The amounts disclosed are the actual costs incurred by us. The actual and incremental cost for any complimentary Avon products is nominal.

b	For Ms. McCoy, perquisites include financial planning and tax preparation services, car service allowance, executive health exam, and home security and international assignment allowances in the amount of $41,588.

c	For Mr. Acosta, perquisites include financial planning and tax preparation services and transportation allowance.

d	As a non-U.S. based employee, Mr. Higson is not eligible to participate in our 401(k) plan (or excess 401(k) plan), and is not eligible for contributions to any other defined contribution plans established, maintained or sponsored by us.

e	For Mr. Benjamin, perquisites include financial planning and tax preparation services, transportation allowance and executive health exam.

6	Compensation for Mr. Higson is generally delivered in Euros. In calculating the dollar equivalent for such amounts reported for Mr. Higson, amounts have been converted to U.S. Dollars based on the respective currency exchange rates on December 31, 2016, 2015 and 2014.

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GRANTS OF PLAN-BASED AWARDS

The following table presents information regarding grants of equity and non-equity plan-based awards to our named executive officers during 2016.

		Estimated Future Payouts Under Non- Equity Incentive Plan Awards[1]		Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares	All other Option Awards: Number of securities	Exercise or Base Price of	Grant Date Fair Value of Stock and
Name	Grant Date	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Stock or Units (#)[3]	underlying Options (#)[4]	Option Awards ($/Sh)[5]	Option Awards ($)[6]
Ms. McCoy		1,800,000	2,700,000
	3/10/2016			415,800	831,600	1,247,400				3,675,672
	3/10/2016							1,386,000	5.49	1,880,340
Mr. Scully		840,000	1,260,000
	3/10/2016			80,000	160,000	240,000				707,200
	3/10/2016						160,000			675,200
	3/10/2016							400,000	5.49	542,667
Mr. Acosta		640,248	960,372
	3/10/2016			76,220	152,440	228,660				673,785
	3/10/2016						152,440			643,297
	3/10/2016							381,100	5.49	517,026
Mr. Higson		435,053	652,580
	3/10/2016			49,152	98,303	147,455				434,499
	3/10/2016						98,303			414,839
	3/10/2016							245,758	5.49	333,412
Mr. Benjamin		525,000	787,500
	3/10/2016			45,627	91,253	136,880				403,338
	3/10/2016						91,253			385,088
	3/10/2016							228,133	5.49	309,500

1	Amounts represent possible cash payouts under the 2016 annual incentive program, for which there is no threshold payout. Amounts shown for Mr. Higson have been converted from Euros to U.S. dollars based on the December 31, 2016 currency exchange rate.

2	This column reflects the Performance RSUs granted under our 2016-2018 long-term incentive program. Performance RSUs will be settled in cash rather than shares as necessary to comply with applicable limits under our stock incentive plan(s). Please refer to the “Compensation Discussion and Analysis” for additional information.

3	These Service-based RSUs vest 100% after three years of service on the anniversary of the grant date. Dividend equivalents are paid in cash on these Service-based RSUs annually to the extent the Company pays any dividends on its common stock.

4	This column shows the number of stock option awards granted under our 2016-2018 long-term incentive program. All of the stock options listed above vest one-third per year over a three-year period.

5	This column shows the exercise price of stock option awards granted under our 2016-2018 long-term incentive program, which is equal to 130% of $4.22, the closing price of our common stock on the New York Stock Exchange on the date of grant.

6	Please refer to Footnotes 1 and 2 under the Summary Compensation Table for additional information.

The material factors necessary for an understanding of the compensation for our named executive officers are described under the “Compensation Discussion and Analysis” and “Potential Payments Upon Termination of Employment, Including After a Change in Control” sections and the corresponding footnotes to the tables. In addition, most of our U.S.-based named executive officers have an employment agreement that identifies, where applicable, his or her position and generally provides, among other things, for (i) at-will employment, (ii) an annual base salary, (iii) eligibility to receive annual cash bonuses and long-term incentive awards, (iv) sign-on compensation, and (v) eligibility to receive perquisites and to participate in benefit plans generally available to our senior executives. When she joined the company in 2012, Ms. McCoy received cash sign-on compensation of (i) a deferred cash award of $850,000, vesting and becoming payable on the fifth anniversary of her start date in April 2017 with interest compounded annually at 3.25% provided she remains in our employ on the payment date, and (ii) a bonus of $1,910,000 subject to repayment if she does not remain in our employ for five years, which repayment obligation decreases at a rate of 20% for each year of employment provided that, in the event of certain qualifying terminations of employment as described under “Potential Payments Upon Termination of Employment, Including after a Change in Control,” these sign-on compensation awards would become nonforfeitable. During 2016, Ms. McCoy was entitled to international assignment benefits, such as pre-departure and relocation support, together with related tax equalization benefits, under our relocation policies and the terms of her international assignment agreement.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents information regarding outstanding equity awards as of December 31, 2016 for the named executive officers. All dollar values are based on $5.04, the closing price of our common stock on the New York Stock Exchange on December 31, 2016.

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Ms. McCoy	0	1,386,000[1]	5.49	3/10/2026	40,000[2]	201,600	234,756[3]	1,183,172
							415,800[4]	2,095,632
Mr. Scully	0	400,000[1]	5.49	3/10/2026	326,397[5]	1,645,041	43,903[3]	221,269
					117,073[6]	590,048	80,000[4]	403,200
					160,000[7]	806,400
Mr. Acosta	0	381,100[1]	5.49	3/10/2026	58,248[8]	293,570	40,610[3]	204,673
					108,293[6]	545,797	76,220[4]	384,149
					152,440[7]	768,298
Mr. Higson	28,261		36.77	3/7/2017	41,969[8]	211,524	28,019[3]	141,216
	41,237		38.80	3/5/2018	74,717[6]	376,574	49,152[4]	247,724
	101,713		15.50	3/5/2019	98,303[7]	495,447
	52,818		31.61	3/11/2020
		245,758[1]	5.49	3/10/2026
Mr. Benjamin	0	228,133[1]	5.49	3/10/2026	35,031[8]	176,556	24,307[3]	122,509
					64,820[6]	326,693	45,627[4]	229,958
					91,253[7]	459,915

1	These stock options vest in equal installments on March 10, 2017, March 10, 2018 and March 10, 2019. Dividend equivalents are not paid on stock options.

2	These Service-based RSUs vest on April 23, 2017. Dividend equivalents are paid in cash on these Service-based RSUs annually to the extent the Company pays any dividends on its common stock.

3	These Performance RSUs are tied to the achievement of goals for the 2015-2017 performance period. Amounts reflect the threshold number of shares that could be earned as of the end of the performance period. Assuming the performance conditions are satisfied, Performance RSUs vest and settle on March 12, 2018. Dividend equivalents are not paid on Performance RSUs.

4	These Performance RSUs are tied to the achievement of goals for the 2016-2018 performance period. Amounts reflect the threshold number of shares that could be earned as of the end of the performance period. Assuming the performance conditions are satisfied, Performance RSUs vest and settle on March 10, 2019. Dividend equivalents are not paid on Performance RSUs.

5	These Service-based RSUs vest in equal installments on March 9, 2017 and March 9, 2018. Dividend equivalents are paid in cash on these Service-based RSUs annually to the extent the Company pays any dividends on its common stock.

6	These Service-based RSUs vest 100% on March 12, 2018. Dividend equivalents are paid in cash on these Service-based RSUs annually to the extent the Company pays any dividends on its common stock.

7	These Service-based RSUs vest 100% on March 10, 2019. Dividend equivalents are paid in cash on these Service-based RSUs annually to the extent the Company pays any dividends on its common stock.

8	These Service-based RSUs vest 100% on March 13, 2017. Dividend equivalents are paid in cash on these Service-based RSUs annually to the extent the Company pays any dividends on its common stock.

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OPTION EXERCISES AND STOCK VESTED

The following table presents information regarding stock option exercises and the vesting of restricted stock unit awards during 2016 for our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Ms. McCoy	—	—	665,497	3,067,269
Mr. Scully	—	—	293,705	1,308,586
Mr. Acosta			275,166	1,302,934
Mr. Higson	—	—	44,748	179,887
Mr. Benjamin	—	—	166,374	786,612

PENSION BENEFITS

The following table presents information on our defined benefit pension plans and supplemental benefit restoration plan as of December 31, 2016 for our named executive officers.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)[1]	Payments During Last Fiscal Year ($)
Ms. McCoy	Avon Products, Inc. Personal Retirement Account Plan (“PRA”)[2]	4.750	89,132	0
	Benefit Restoration Pension Plan (“BRP”)[2]	4.750	891,277	0
Mr. Scully	N/A3	N/A	N/A	N/A
Mr. Acosta	PRA[2]	5.083	86,781	0
	BRP[2]	5.083	286,309	0
Mr. Higson	Avon Cosmetics Pension Plan (UK) (“UK Plan”)[2,4]	17.917	1,759,384	0
	The Avon Cosmetics Pension Plan (Germany) (“German Plan”)[2,5]	4.500	303,018	0
	Avon Products, Inc. International Retirement Plan (“IRP”)[2,6]	9.000	1,096,317	0
Mr. Benjamin	PRA[2]	4.333	90,138	0
	BRP[2]	4.333	236,939	0

1	The amounts in this column represent the present values of the accumulated benefits based on an assumed retirement age equal to the earliest date the named executive officer may retire without any benefit reductions. The named executive officers listed as members of the PRA, BRP, IRP and German Plan participate in the cash balance benefit formula, which have no actuarial reductions for early retirement. Therefore the assumed retirement age is 65 for these participants. The UK Plan has a normal retirement age of 60.

2

For all participating named executive officers, the present value of the accrued cash balance benefits are equal to the cash balance benefits as of December 31, 2016, projected to the normal retirement age of 65, based on an interest crediting rate of 5.00% per annum for the PRA and BRP for the portion of the balance attributable to pay credits earned before December 31, 2014, and on an interest crediting rate of 2.40% per annum for the PRA and an interest crediting rate of 2.60% per annum for the BRP, in each case for the portion of the balance attributable to pay credits earned after December 31, 2014. Amounts are then discounted back to December 31, 2016 at a rate of 3.65% per annum for the PRA and IRP and 3.85% per annum for the BRP. Due to the difference between the assumed interest crediting rates and the relevant accounting discount rates, the December 31, 2016 actual cash balance accounts are less than the amounts disclosed in the table above, except for Mr. Benjamin who is past age 65, as a result of which his present value of benefits is equal to his cash balance. The present value as of December 31, 2016 for the UK Plan was determined

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based on the December 31, 2016 FAS 87 assumptions including a discount rate of 2.70%. The present value as of December 31, 2016 for the German Plan was determined based on the December 31, 2016 FAS 87 assumptions including a discount rate of 1.60%. On December 31, 2016, the actual cash balance account balances were as follows:

	PRA	BRP	German Plan	IRP
Ms. McCoy	86,403	885,754	N/A	N/A
Mr. Scully	N/A	N/A	N/A	N/A
Mr. Acosta	79,343	274,293	N/A	N/A
Mr. Higson	N/A	N/A	69,170	1,012,230
Mr. Benjamin	90,138	238,300	N/A	N/A

As of December 31, 2015, Ms. McCoy is vested in the PRA and the BRP. Pursuant to her employment agreement, Ms. McCoy’s BRP balance includes an additional 2% accrual above and below the Social Security Taxable Wage Base over the current basic credits table set forth below under the “Avon Products, Inc. Personal Retirement Account Plan” section. BRP benefits are generally paid 80% lump sum and 20% in 60 consecutive monthly installments. Mr. Acosta and Mr. Benjamin are vested in the PRA and the BRP. PRA benefits may be paid in various forms and no officer has yet elected the form of payment. Mr. Scully is not eligible to participate in the PRA or BRP. Mr. Higson is not eligible to participate in the PRA or BRP, and our UK Plan does not have a cash balance formula.

3	Mr. Scully does not participate in any defined benefit retirement plans that are sponsored, maintained or established by us or to which we contribute.

4	Mr. Higson ceased accruing benefits in the UK Plan as of June 30, 2003. Under the UK Plan, normal retirement age is age 60 with no unreduced early retirement. The benefit was determined using a 3.35% discount rate. Amounts reported reflect conversion to U.S. dollars as of December 31, 2016.

5	Mr. Higson ceased accruing benefits in the German Plan as of December 31, 2007. Mr. Higson’s benefit under the German Plan is comprised of both a grandfathered defined benefit portion and a cash balance portion. The cash balance portion will be converted to a pension upon Mr. Higson’s retirement using guarantee conversion terms. The present value of the accumulated benefits is based on an assumed retirement date of age 65 (which is the normal retirement age given that the German Plan does not offer unreduced benefits). Amounts reported reflect conversion to U.S. dollars as of December 31, 2016.

6	Mr. Higson became a participant in the IRP effective January 1, 2008. This plan has a cash balance formula, therefore the assumed retirement date for the IRP is normal retirement age of 65 and the assumptions used were those that apply for the PRA.

Avon Products, Inc. Personal Retirement Account Plan

The Avon Products, Inc. Personal Retirement Account Plan (“PRA”) is a U.S. tax-qualified defined benefit pension plan that is generally available to our eligible employees who have completed one year of service. Named executive officers participate in the cash balance benefit accrual formula of the PRA, which generally provides a retirement benefit equal to the value of the participant’s hypothetical account balance. The hypothetical account balance is credited with an interest credit and a basic credit as of the last day of each month. For balances as of December 31, 2014, the interest credit is 1/12 of the annual rate of interest on Treasury securities for the month of November of the prior year (but not less than 5%). For balances as a result of pay credits earned on or after January 1, 2015 the interest credit is 1/12 of the annual rate of interest on Treasury securities for the month of November of the prior year (but not less than 1.6%). The basic credit is an employer contribution based upon a percentage of eligible compensation earned. The percentage of eligible compensation differs depending upon the number of points a participant has earned. Points are determined by adding the participant’s vesting service and attained age as of the last day of the prior plan year. Basic credits are determined as follows:

Participant Points	Percentage of Compensation Up to Social Security Wage Base*	Percentage of Compensation Over Social Security Wage Base*
<30	3.0%	4.50%
30-39	3.5%	5.25%
40-49	4.0%	6.00%
50-59	4.5%	6.75%
60-69	5.0%	7.50%
70-79	5.5%	8.25%
80-89	6.0%	9.00%
90 or more	6.5%	9.75%
* $118,500 in 2016

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Compensation is generally defined as salary and annual bonus (not in excess of the target bonus amount), subject to the maximum permitted under Internal Revenue Code regulations. Long-term equity compensation is not included.

A participant must complete three years of service in order to be vested in the PRA. Participants may receive PRA benefits upon request as soon as practicable after termination of employment or at the end of the salary continuation period for those employees receiving severance benefits. Benefits may be paid, at the request of a participant, as a lump sum or annuity or various forms of joint and survivor annuities. None of our named executive officers have selected the form of payment of their PRA benefits.

The PRA is not available to employees hired on or after January 1, 2015.

Benefit Restoration Pension Plan of Avon Products, Inc.

The Benefit Restoration Pension Plan of Avon Products, Inc. (“BRP”) is a nonqualified defined benefit pension plan available to a select group of management or highly compensated employees whose benefits under the PRA are limited by the Internal Revenue Code maximum benefit limit. The BRP was established to provide participants in the PRA with the retirement benefits to which they were entitled under the PRA but may not be paid as a result of Internal Revenue Code limits.

Generally, the same definitions under the PRA for compensation, average final compensation and service apply to the BRP, except that the compensation and benefit limits under the Internal Revenue Code for qualified plans are disregarded. The same benefit accrual formulas also apply (except for Ms. McCoy). Pursuant to Ms. McCoy’s employment agreement, the basic credits under the BRP cash balance benefit formula for Ms. McCoy are increased by 2% both above and below the Social Security Taxable Wage Base. Generally, a participant must complete three years of service to become 100% vested under the BRP.

If a participant receives salary continuation, the salary continuation period is credited to the participant at the time of the termination to match the service crediting rules of the PRA. In addition, if a participant under the Company’s Change in Control Policy is terminated after a change in control, such participant would be credited with an additional two years of service and age at the time of the termination of employment, except for Ms. McCoy who would be credited with three years of service and age, pursuant to her employment agreement. In order to determine the BRP benefit, the hypothetical amount payable under the PRA is subtracted from the amount calculated under the BRP and the BRP pays out the excess. Benefits are paid from our general assets. The BRP benefit generally will be paid 80% in a lump sum cash payment and 20% in 60 monthly installments. Certain key employees may be subject to a six month delay in payments under Section 409A of the Internal Revenue Code.

The BRP is not available to employees hired on or after January 1, 2015.

Avon Products, Inc. International Retirement Plan

The Avon Products, Inc. International Retirement Plan (“IRP”) is a nonqualified defined benefit pension plan available to a select group of employees who are generally either career mobile associates or associates working in a country where they are unable to participate in a competitive retirement plan. Participating associates accrue credits under a cash balance formula which generally provides a retirement benefit equal to the value of the participant’s hypothetical account balance. The hypothetical account balance may be credited with an initial credit at the time a participant begins to participate in the IRP. Once participation begins, the hypothetical account balance is credited with an interest credit and a basic credit as of the last day of each plan year. The interest credit is the average daily yield of interest on 30-year Treasury bonds for the month of November of the prior year (but not less than 5%). The basic credit is a credit that is equal to no less than 5% and no more than 15% (or a straight 12.5% for grandfathered participants) of eligible compensation earned. Mr. Higson is a grandfathered participant in the IRP. Eligible compensation for purposes of the IRP is generally defined as salary and annual cash incentive bonus (not in excess of the target bonus amount). Eligible compensation does not include other bonuses, long-term equity compensation, foreign service premiums or tax equalization payments, international assignment allowances, or salary continuation. Employee contributions are not permitted under the IRP.

Grandfathered participants become 100% vested upon completion of five years of service with the Company. New participants become 33% vested upon completion of one year of service, 67% vested upon completion of two years of service, and 100% vested upon completion of three years of service. Initial credits may be subject to different vesting schedules to the extent that they are intended to compensate the participant for benefits forfeited as a result of a transfer from one country to another, in which case the vesting schedule will generally track the vesting schedule of the forfeited benefits. Service for purposes of vesting may include service before participation in the IRP began. Service while a participant is receiving salary continuation does not count as service with the company.

Participants will receive distributions under the IRP in a lump sum within 90 days following their separation from service. Certain key employees may be subject to a six-month delay following separation from service before receiving their distributions (in order to comply with Section 409A of the U.S. Internal Revenue Code). Account distributions delayed as a result of Section 409A will be credited with an additional interest credit for the period of the delay.

The IRP is administered at all times using denominations of U.S. dollars. For purposes of determining each year’s credits, amounts are converted to U.S. dollars using an average of the exchange rates for each month of such year, as published by the Company from time to time.

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The Avon Cosmetics Pension Plan (UK)

The Avon Cosmetics Pension Plan (UK) (“UK Plan”) is a defined benefit plan for employees whose home country was within the United Kingdom for all or a portion of their career. Within this plan, the final pay section was open to new members prior to April 1, 2003 and to future accrual of benefits prior to October 1, 2006. The final pay section provides for post-retirement payments based on the employee’s final pensionable pay and years and months of service at the time of retirement.

The annual benefit is calculated in accordance with the following formula for applicable employees who are eligible for top-hat/ executive benefits:

Benefit = Employee’s pensionable pay x service as a top hat participant x 0.025

For applicable employees who are not eligible for top hat/executive status, the annual benefit is calculated in accordance with the following formula:

Benefit = Employee’s pensionable pay x service as a non-top hat participant x 0.017

Mr. Higson’s benefits are derived from both formulas.

Benefits are paid from a retirement age of 60 and are not payable unreduced prior to this age. The pensionable pay underlying the pension calculation is reduced to account for government-sponsored pension benefits received by the employee. Benefits are generally paid in the form of an annuity, as lump sums are limited under the UK Plan. Benefits to a surviving spouse are generally equal to 67% of the participant’s pension at death. Increases in pension payments may apply depending on the period for which benefits were accrued and applicable inflation index.

The Avon Cosmetics Pension Plan (Germany)

The Avon Cosmetics Pension Plan (Germany) (“German Plan”) is a pension plan for Germany-based employees meeting the eligibility criteria. The German Plan is comprised of a grandfathered defined benefit portion for service prior to January 1, 2006 and a cash balance portion for service after December 31, 2005. The benefits attributable to the defined benefit formula are determined based on final average pay and service prior to 2006. The cash balance accrual provides for post-retirement payments based on guaranteed conversion terms that are applied to the employee’s cash balance account. Mr. Higson is eligible for benefits attributable to both the grandfathered defined benefit formula and the cash balance portion. The benefits are paid from a retirement age of 65 and are not payable unreduced prior to this age.

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NONQUALIFIED DEFERRED COMPENSATION

The following table provides information relating to compensation for our named executive officers under our nonqualified Deferred Compensation Plan (“DCP”).

Name	Executive Contributions in Last FY ($)[1]	Registrant Contributions in Last FY ($)[2]	Aggregate Earnings in Last FY ($)[3]	Aggregate Withdrawals/ Distributions Last FYE ($)	Aggregate Balance at Last FYE ($)[4]
Ms. McCoy	0	0	0	0	0
Mr. Scully	0	8,592	465	0	16,311
Mr. Acosta	31,996	23,997	540	106,928	56,533
Mr. Higson[5]	N/A	N/A	N/A	N/A	N/A
Mr. Benjamin	0	0	0	0	0

1	Amounts deferred under this column are included in the “Salary” column in the Summary Compensation Table.

2	Reflects employer contributions to the excess 401(k) plan, which are included in the “All Other Compensation” column in the Summary Compensation Table.

3	There are no amounts in this column that are reported in the Summary Compensation Table.

4	The following amounts included in this column have been reported in our Summary Compensation Table: $8,592 for Mr. Scully and $55,993 for Mr. Acosta for 2016, and $7,197 for Mr. Scully for 2015.

5	Mr. Higson is not eligible to participate in the DCP.

Avon Products, Inc. Deferred Compensation Plan

The following sources of compensation may be deferred into the DCP:

•	Base Salary—up to 50% of annual salary

•	Annual Bonus—all or part of the annual bonus payable under our annual incentive plans

•	Excess 401(k) Plan Deferrals—up to 25% of the portion of base salary in excess of the maximum compensation limit under our 401(k) Plan ($265,000 for 2016). In addition, we contribute an amount equal to the employer contributions we would have made to the 401(k) Plan if IRS limits did not apply

In general, participants must make their deferral elections prior to the year in which they perform services for which the compensation is being deferred.

Investment of Deferred Compensation

Deferred compensation amounts are hypothetically invested in one or more of three investment choices as selected by the participant:

•	Fixed Rate Fund—credited each month with imputed interest at an annual rate that we establish. We determine the rate annually, and for 2016, the rate was set at 3.08%, which is 120% of the long-term federal rate as of November 2015.

•	Standard & Poor’s 500 Stock Index Fund.

•	Avon Stock Unit Fund—hypothetically invested in Avon stock with dividends credited (to the extent Avon pays any dividends on its common stock).

Plan Accounts and Distributions

Payments under the DCP are made from our general assets. Participants may allocate deferred compensation to (i) a Retirement/ Termination Account, which provides for distributions after termination of employment, or (ii) up to two In-Service Accounts, which provide for distributions during continued employment. Participants are fully vested in their DCP accounts. Retirement/Termination Accounts are distributed upon retirement or other termination of employment in a lump sum or up to 15 annual installments, as elected at the time of the initial deferral election. Changing the distribution elections for Retirement/Termination Accounts will delay distributions for at least five years from the original distribution date. All In-Service Accounts are payable in a lump sum or in up to five annual installments, as irrevocably elected at the time of initial deferral election. In the event of death prior to full distribution of the accounts, the undistributed amounts will be paid to the participant’s beneficiary. Accounts are also distributable upon a change in control event pursuant to Section 409A.

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POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT, INCLUDING

AFTER A CHANGE IN CONTROL

We have entered into individual agreements and maintain certain plans and arrangements that provide for payments to our named executive officers upon termination of employment, including after a change in control as set forth below.

Involuntary Termination of Employment (Other Than For Cause or Disability); Constructive Termination

CEO

In the event that we terminate Ms. McCoy’s employment other than for cause or disability, she would generally be entitled to receive substantially the same severance payments and benefits afforded to other U.S.-based senior officers described under “Non-CEO” below, except that Ms. McCoy would be entitled to immediate vesting of her unvested sign-on Service-based RSUs and payment of her deferred cash sign-on award plus interest at 3.25% compounded annually. Ms. McCoy also participates in the BRP and, pursuant to her employment agreement, her cash balance benefit includes an additional 2% accrual above and below the Social Security Taxable Wage Base over the current basic credits table Ms. McCoy would also be entitled to the same payments and benefits if she terminated her employment for good reason (as defined in her agreement).

Non-CEO

In the event that we terminate the employment of any of our currently employed U.S.-based named executive officers that are covered by our severance plan other than for cause or disability, we would continue to pay his or her base salary at the rate in effect on the termination date for a period of time determined in accordance with the severance plan for employees at their level (which is currently 24 months for the current U.S.-based covered named executive officers), except that the first payment (equivalent to seven months at such rate) generally would not occur until the seventh month following the date of termination, unless certain exceptions permitted by Internal Revenue Code Section 409A apply. Each currently employed U.S.-based named executive officer covered by our severance plan would also be entitled to continuing coverage under our applicable group health plan(s) and applicable group life and accident plan(s) during the salary continuation period. In addition, we would generally continue to provide any of them with certain of the perquisites he or she currently receives as described in the Summary Compensation Table for the following periods, as applicable: three months of a transportation or car allowance, home security until the end of his or her annual contract in effect, and an executive health exam for up to three months after termination. In addition, we would generally provide career transition and development services to any of them for twelve months following termination of employment.

In the event of involuntary termination without cause, a pro rata portion of Service-based RSUs would vest and be settled in accordance with the terms of the individual award agreements. Mr. Scully would be entitled to immediate vesting of his unvested sign-on Service-based RSUs. If termination occurs during the year of the grant, all Performance RSUs would be forfeited. If termination is on or after January 1 of the year following the grant, a pro rata portion of their Performance RSUs would vest and settle in accordance with the terms of the individual award agreements, provided that the applicable performance goals have been satisfied.

In addition, in the event of involuntary termination other than for cause, death, disability or retirement, a named executive officer’s stock options that were exercisable as of the date of separate from service will continue to remain exercisable until 90 days after such date of separation from service.

A named executive officer who is involuntarily terminated without cause on or after August 1 under the annual incentive program would be entitled to a prorated award provided that the applicable performance goals have been satisfied.

The U.S.-based named executive officers’ accrued benefits under the PRA accrue interest credits for additional years of service during his or her salary continuation period and they are credited with additional years of service credit under the BRP at termination for the salary continuation period.

Terminated employees are required to sign a release of all claims in order to receive severance benefits. The severance benefits are also subject to non-competition and non-solicitation covenants for the salary continuation period and non-disparagement, cooperation, and confidentiality provisions that, if violated, would cause forfeiture of the remaining benefits.

Mr. Higson would be eligible to receive 7 months of base salary as statutory severance under German law. Mr. Higson is covered under a national health program and no contributions would be required by us after termination of employment.

Disability

In the event of qualifying disability, a U.S.-based named executive officer would be entitled to receive benefits under our disability plans, which provide for the following income replacement benefits: under the short term disability program, 100% of eligible base pay for up to 8 weeks, then 70% of eligible pay for the remaining 17 weeks; and 50% of eligible base pay (up to the IRS limits) thereafter under the long-term disability program for the duration of his or her qualifying disability until age 65 (or if the disability occurred after age 60, for up to five years, but in no event less than 1 year). In addition, each U.S.-based named executive officer would generally continue to be covered by our applicable group health plan(s) and applicable group life and accident plan(s) and would continue to be eligible for perquisites during the disability period. Mr. Higson would be entitled to receive payments (after 43 days of not being able to work) under the Deutsche Krankenversicherung (DKV) (a German health insurance scheme to which the company contributes) for each day (after day 43) that he is unable to work with payments based on a daily rate.

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In the event of separation from service due to disability, all Service-based RSUs would vest and be settled, in accordance with the terms of the individual award agreements. All Performance RSUs would be prorated and paid on the original settlement date, provided that the performance goals have been satisfied. All stock options awarded under the 2016 stock incentive plan will immediately vest and be exercisable until the first anniversary of the date of separation from service due to disability. The stock options awarded to Mr. Higson under the Company’s prior stock incentive plans have already vested and would be exercisable until the option expiration dates set forth in the “Outstanding Equity Awards at Fiscal Year End” table. Ms. McCoy’s deferred cash sign-on award would immediately vest and be payable and would include 29 months of interest at 3.25% compounded annually on April 23rd of each year. Ms. McCoy would retain her cash sign-on awards.

All of our named executive officers who are currently participants in the PRA, BRP and IRP would continue to participate in those plans for up to 29 months while disabled.

Retirement

Mr. Higson and Mr. Benjamin are currently the only named executive officers who are retirement-eligible for purposes of our incentive compensation plans. All other named executive officers are not presently retirement-eligible and, therefore, would forfeit any cash or equity incentive compensation upon retirement. For a named executive officer who is retirement-eligible, (i) if retirement is prior to January 1 of the year following the grant, a pro rata portion of his or her Service-based RSUs would vest and be settled, in accordance with the terms of the individual award agreements, while all Performance RSUs would be forfeited; or (ii) if retirement is after January 1 of the year following the grant, all of his or her Service-based RSUs would vest and be settled, in accordance with the terms of the individual award agreements and a pro rata portion of Performance RSUs would vest provided that the performance goals have been satisfied. If the retirement is after the first anniversary of the grant date, stock options awarded under the 2016-2018 long-term incentive program will continue to vest pursuant to the terms of the individual award agreements and be exercisable until the third anniversary of the date of separation from service due to retirement. The stock options awarded to Mr. Higson under the Company’s prior stock incentive plans have already vested and would be exercisable until the option expiration dates set forth in the “Outstanding Equity Awards at Fiscal Year End” table.

A retirement-eligible named executive officer would be entitled to a prorated annual cash incentive award, provided that the applicable performance goals have been satisfied. Cash sign-on awards that have not vested would be forfeited and repaid to the Company.

Death

In the event of a named executive officer’s death, his or her beneficiary generally would be entitled to death and life insurance benefits. All U.S.-based named executive officers will receive benefits pursuant to our applicable group life and accident plan(s). For Mr. Higson, death benefits are paid under a life insurance program for our German employees.

All of a named executive officer’s Service-based RSUs would vest and be settled, in accordance with the terms of the individual award agreements. Performance RSUs would be prorated, provided that the performance goals have been satisfied. Under our annual incentive program, a participating named executive officer who dies during the performance period is entitled to a prorated award provided that the performance goals have been satisfied. In addition, Ms. McCoy’s deferred cash sign-on award and deferred sign-on Service-based RSUs would immediately vest and be payable and Ms. McCoy would retain her cash sign-on awards. All of a named executive officer’s stock options awarded under the 2016 stock incentive plan will immediately vest and be exercisable until the first anniversary of the date of separation from service due to death. The stock options awarded to Mr. Higson under the Company’s prior stock incentive plans have already vested and would be exercisable until the earlier of the option expiration dates set forth in the “Outstanding Equity Awards at Fiscal Year End” table and the second anniversary of the date of separation from service due to death.

Change in Control—Involuntary Termination of Employment (Other Than For Cause or Disability) or Constructive Termination

Our Amended and Restated Change in Control Policy has been designed based on competitive practice, with the objective of attracting senior-level executives and motivating and retaining them in the event of a potential change in control. Generally, we believe that having change in control provisions will help ensure that, in the event of a potential change in control, members of senior management can act in the best interests of all the shareholders without concern for the uncertainty and distraction that would result from the effects a change in control could have on their personal situations. All of our current named executive officers are covered under our policy.

The policy provides for payments to be made to covered executives upon a “double trigger,” (i.e., in the event of an involuntary termination without cause or termination by a covered executive for good reason within two years after a change in control), which reflects shareholder input and considerations. A covered executive is generally entitled to receive two times the sum of base salary and target annual incentive bonus, and continued participation in our medical/welfare benefit plans for two years, plus two additional years of service and age credits under our BRP. Ms. McCoy would be entitled to receive three times the sum of base salary and target annual incentive bonus, and continued participation in our medical/welfare benefit plans for three years, plus three additional years of service and age credits under our BRP.

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“Change in control” is defined generally in the policy as an event that would be considered a change in control under Section 409A of the Internal Revenue Code and the regulations issued thereunder and which includes:

•	the acquisition by a person or group of persons of beneficial ownership of more than 50% of the outstanding stock of the Company, measured by vote or value;

•	the acquisition by a person or group of persons that acquires, within a 12-month period, 30% or more of the total voting power of the outstanding stock of the Company;

•	a majority of our Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

•	a sale of a substantial portion of the Company’s assets (40% or more of the total gross fair market value) within a 12-month period unless the recipient of the assets is (i) a subsidiary 50% or more of the total value or voting power of which is owned by the Company, (ii) Company shareholder(s) owning 50% or more of the total value or voting power of the Company, or (iii) an entity of which at least 50% of the total value or voting power is owned by such Company shareholder(s) described in (ii); provided that the assets are not distributed to a Company shareholder in exchange for common stock.

In the event of a change in control, the 2016, 2013 and 2010 stock incentive plans provide for unvested awards that are assumed or otherwise replaced in the change in control to become fully vested and payable upon a “double trigger”. If the awards are no longer payable in our stock, and are not assumed or replaced in the change in control transaction, the awards become fully vested and payable upon the change in control. Awards subject to the achievement of performance goals will be fully vested and valued as if the performance goals had been achieved at target.

None of our named executive officers are entitled to reimbursement or gross-up of any parachute payment excise tax that might be incurred under Section 280G of the Internal Revenue Code as a result of payments made in connection with a change in control.

Potential Payments Upon Termination or Change in Control Table

The following table sets forth the estimated incremental payments and benefits that would be payable upon termination of employment or a change in control, assuming that the triggering event occurred on December 31, 2016 for each of our named executive officers. These amounts exclude earned amounts, such as accrued amounts under compensation and benefits plans described previously in this proxy statement (for example, defined benefit pension benefits and supplemental benefits), which are not contingent upon a termination or a change in control. The valuation of equity awards is based upon a stock price of $5.04, the closing price of our common stock on the New York Stock Exchange on December 31, 2016. Although the Performance RSUs granted under our long-term incentive program in 2015 and 2016 would have vested pro-rata upon the events described in columns footnoted as 1 through 4 in the table below, they are not included in these amounts as payment is subject to attainment of performance goals. In addition, each named executive officer has stock options as set forth in the “Outstanding Equity Awards at Fiscal Year End” table, which would have vested in full upon the events described in columns footnoted as 2, 4 and 6. However, such stock options have no intrinsic value as the exercise prices were higher than the closing price of our common stock on the New York Stock Exchange on December 31, 2016.

Name	Involuntary or Constructive Termination ($)[1]	Disability ($)[2]	Retirement ($)[3]	Death ($)[4]	Change in Control ($)[5]	Involuntary or Constructive Termination Following a Change of Control ($)[6]
Ms. McCoy	3,537,152	5,637,025	0	1,151,600	0	14,586,845
Mr. Scully	4,750,397	8,831,137	0	3,964,012	0	8,299,803
Mr. Acosta	2,195,256	7,081,470	0	1,414,094	0	5,017,986
Mr. Higson[7]	569,551	1,384,514	822,140	2,071,700	0	3,273,523
Mr. Benjamin	305,550	1,182,865	786,608	886,608	0	3,718,525

1	We would pay a cash severance amount over a two-year period of $2,400,000 for Ms. McCoy, $1,680,000 for Mr. Scully, and $1,600,620 for Mr. Acosta. Pursuant to the German statutory termination period of seven months, Mr. Higson would be paid cash severance of $255,118. Ms. McCoy’s deferred cash award of $850,000 would also be paid (interest on such cash award compounded annually at 3.25% not reflected). The value of continued coverage for a two-year period under our applicable group health plan(s) is $36,583 for Ms. McCoy, $38,070 for Mr. Scully, and $37,461 for Mr. Acosta based on current costs and assuming an annual 2017 health care trend rate of 7.50%, an annual dental trend rate of 5.00% and a discount rate of 4.30%. Mr. Higson is covered under national health programs and no contributions would be required by us after termination of employment.

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The value of continued coverage under our applicable group life and accident plan(s) for a two-year period is $219 for Ms. McCoy, Mr. Scully, and Mr. Acosta, in each case assuming a discount rate of 4.30%. The value of the perquisites that we would continue to provide is $30,000 for Ms. McCoy, and $27,750 for Mr. Acosta. For Ms. McCoy, Mr. Scully, and Mr. Acosta, we currently estimate we would pay approximately $18,750 for outplacement services for the 12-month period following termination of employment. Mr. Higson is not eligible for outplacement services because he is not based in the U.S. Pursuant to his employment agreement with the Company. Mr. Benjamin is not currently covered by our severance plan, so he would not be entitled to a cash severance amount, continued coverage under our applicable group health plan(s) or our applicable group life and accident plan(s), continued perquisites or outplacement services upon involuntary termination. The value of Service-based RSUs that would immediately vest is $201,600 for Ms. McCoy, $3,013,358 for Mr. Scully, $510,456 for Mr. Acosta, $314,433 for Mr. Higson and $305,550 for Mr. Benjamin.

2	Assuming continuation of disability payments until age 65 for all named executive officers, the present value of disability payments is $4,072,311 for Ms. McCoy, $4,967,125 for Mr. Scully, $5,573,919 for Mr. Acosta, $353,874 for Mr. Higson and $347,220 for Mr. Benjamin based on a discount rate of 2.40%. Assuming each of the following named executive officers commences his or her benefit immediately, the present value of the additional pension benefits earned under the PRA, BRP and IRP while on disability for up to 29 months is $513,114 for Ms. McCoy, $193,457 for Mr. Acosta, $208,500 for Mr. Higson and $49,037 for Mr. Benjamin, assuming a discount rate and a lump sum rate of 3.65% for the PRA and IRP and 3.85% for the BRP. Under the UK Plan and the German Plan, Mr. Higson is no longer accruing benefits and so there is no additional benefits that would accrue. Ms. McCoy will also be paid her deferred cash award of $850,000 (interest on such cash award compounded annually at 3.25% not reflected). The value of Service-based RSUs that would immediately vest is $201,600 for Ms. McCoy, $3,864,012 for Mr. Scully, $1,314,094 for Mr. Acosta, $822,140 for Mr. Higson, and $786,608 for Mr. Benjamin.

3	For purposes of our equity incentive compensation plans, Mr. Higson and Mr. Benjamin are the only named executive officers who were retirement eligible as of December 31, 2016. Therefore, Ms. McCoy, Mr. Scully, and Mr. Acosta would have forfeited their outstanding equity awards if they had retired as of December 31, 2016. The amount shown in the table above for Mr. Higson and Mr. Benjamin is the value of Service-based RSUs that would immediately vest had they retired on December 31, 2016.

4	Upon the death of any U.S.-based named executive officer, death benefits in the amount of $100,000 would be paid pursuant to our applicable group life and accident plan(s). Upon Mr. Higson’s death, death benefits in the amount of $1,249,560 would be paid. Ms. McCoy’s deferred cash award of $850,000 would be paid upon her death (interest on such cash award compounded annually at 3.25% not reflected). The value of Service-based RSUs that would immediately vest is $201,600 for Ms. McCoy, $3,864,012 for Mr. Scully, $1,314,094 for Mr. Acosta, $822,140 for Mr. Higson and $786,608 for Mr. Benjamin.

5	Our change in control policy provides for payments to be made to covered executives upon a “double trigger” as described above. Therefore, we have assumed for the purposes of this column that unvested awards under our stock incentive plans have been assumed or otherwise replaced by the acquirer or surviving entity upon a change in control and that no second trigger has occurred.

6	Our named executive officers would receive benefits pursuant to our double trigger change in control policy. Ms. McCoy would receive $9,000,000, which consists of 300% of the sum of the target annual cash bonus and base salary. Ms. McCoy’s deferred cash award of $850,000 would be paid (interest on such cash award compounded annually at 3.25% not reflected). Mr. Scully, Mr. Acosta, Mr. Higson and Mr. Benjamin would receive payments of $3,360,000, $2,881,116, $1,957,740 and $2,450,000, respectively, which consist of 200% of the sum of the target annual cash bonus and base salary. These payments would be made in a lump sum. For Mr. Scully and Mr. Acosta, see footnote 1 above for the estimated values of continued coverage under our applicable group health plan(s) and for the two-year period following an involuntary termination. Mr. Benjamin is entitled to continued coverage under our applicable group health plan(s) and applicable group life and accident plan(s), in each case for the two-year period following a double trigger change in control, the value of which is $11,743 and $219, respectively.

Ms. McCoy is entitled to continued coverage under our applicable group health plan(s) and applicable group life and accident plan(s), in each case for the three-year period following a double trigger change in control, the value of which is $55,720 and $334, respectively. For purposes of awards under our stock incentive plan, we have assumed for the purposes of this column that unvested awards have been assumed or otherwise replaced by the acquirer or surviving entity upon a change in control so that they would vest and be payable upon involuntary or constructive termination of employment that occurs within two years following a change in control. The value of Service-based RSUs that would immediately vest is $201,600 for Ms. McCoy, $3,864,012 for Mr. Scully, $1,314,094 for Mr. Acosta, $822,140 for Mr. Higson and $786,608 for Mr. Benjamin. The cash payout, which was part of the previously disclosed one-time 2015 performance-based retention award granted to Ms. McCoy, would immediately vest in an amount of $107,453. The value of the Performance RSUs granted under our long-term incentive program in 2015 and 2016 that would vest at target regardless of performance is $4,371,738 for Ms. McCoy, $1,037,502 for Mr. Scully, $785,096 for Mr. Acosta, $493,643 for Mr. Higson and $469,955 for Mr. Benjamin. The Performance RSUs would be settled on the original settlement date, which is three years following the grant date (March 2018 and March 2019 for Performance RSUs granted in March 2015 and March 2016, respectively).

7	For Mr. Higson, in calculating the dollar equivalent for amounts that would be delivered in Euros, amounts have been converted to U.S. Dollars based on the December 31, 2016 currency exchange rate.

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EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights[1]	Number of Securities Remaining Available for future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))[2]
	(a)	(b)	(c)
Equity compensation plans approved by security holders	25,097,517[3]	$20.09	40,868,138
Equity compensation plans not approved by security holders	366,397[4]	N/A	0
Total	25,463,914[5]	$20.09	40,868,138

1	This reflects the weighted-average exercise price of stock options outstanding at December 31, 2016. Outstanding Service-based restricted stock units (“RSUs”) and Performance RSUs are not included as such awards do not have an exercise price. Outstanding stock appreciation rights (“SARs”) are not included as such awards settle in cash only.

2	Amounts reflect the shares available for future issuance under the 2016 Omnibus Incentive Plan (the “Plan”), determined as follows: (i) grants of stock options or SARs reduce the total shares available by each share subject to such an award and (ii) grants of any award of restricted stock, stock units and other stock-based awards (other than stock options and SARs) reduce the total shares available by 2.4 multiplied by each share subject to such an award.

3	These include outstanding awards under the Company’s 2005 Stock Incentive Plan, 2010 Stock Incentive Plan, Amended and Restated 2013 Stock Incentive Plan, and 2016 Omnibus Incentive Plan. Amounts include shares underlying stock option awards, Service-based RSU awards and Performance RSU awards. The amounts included for Performance RSUs are based on target performance for 2014, 2015 and 2016 and may be awarded only upon satisfaction of performance measures. Amounts exclude 68,578 SARs and 602,550 Service-based RSUs and Performance RSUs, which will settle only in cash in accordance with local law requirements

4	Includes 40,000 outstanding Service-based RSUs granted to our Chief Executive Officer in April 2012 as an outside-the-plan employment inducement award, which will not be settled under the Plan or the predecessor plan. Also includes 326,397 outstanding Service-based RSUs and 121,951 outstanding Performance RSUs granted to our then Chief Financial Officer in March of 2015 as an outside-the-plan employment inducement award, which will not be settled under the Plan or the predecessor plan.

5	As of December 31, 2016, the Company had the following equity awards outstanding: 14,824,000 options outstanding with a weighted average exercise price of $20.09 and a weighted average remaining term of 4.8 years, 5,607,663 Service-based RSUs, and 5,100,829 Performance RSUs.

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PROPOSAL 2—ANNUAL ADVISORY VOTE TO APPROVE

EXECUTIVE COMPENSATION

We are asking shareholders to approve our annual advisory resolution on the compensation of our named executive officers (“NEOs”) as described in the Executive Compensation section of this Proxy Statement. The Compensation Discussion and Analysis, beginning on page 32, describes our executive compensation programs and decisions made by the Compensation and Management Development Committee of the Board of Directors (the “Committee”) in detail.

2016 was an important year for Avon as it marked the 130th anniversary of our iconic beauty company. It was also a year of significant change as Avon embarked on its first year of a three-year transformation plan (the “Transformation Plan”). Following a strategic review of the business in 2015 undertaken to identify alternatives for improving shareholder value, we finalized a strategic partnership with Cerberus Capital Management, L.P. (collectively with its affiliates, “Cerberus”) in March 2016. The partnership with Cerberus has put Avon on a solid path to profitability and growth by providing a solution for the North America business as well as the capital, focus, and resources to support growth of Avon Products, Inc. through the execution of the Transformation Plan. The steps we have taken in 2016 have laid the foundation for further progress in improving and growing the business.

The following factors support our recommendation to approve the compensation of our NEOs:

•	Our programs are designed to support and drive short and long-term business transformation objectives. Further, an analysis of our programs demonstrates a strong and direct link between realizable pay and performance.

•	Our program design incorporates shareholder feedback received during recent outreach campaigns.

•	Our long-term incentive plan design is aligned with shareholder value, requiring significant stock price appreciation before target awards are realized. As a result, we have delivered long-term incentive compensation targets for our NEOs well below those delivered in the prior year.

•	We have also maintained a focus on limiting shareholder dilution.

•	We benchmark our executives’ pay against a peer group that better reflects Avon’s business following the separation of our North America business.

Key features of our 2016 compensation programs that demonstrate the further improved alignment of executive compensation with the interests of our shareholders and transformation goals including the following:

•	Annual incentive plan: We directly link pay with performance by choosing metrics aligned with financial goals and our Transformation Plan. All metrics, including our strategic objectives, have threshold, target and maximum attainment levels and are quantitatively derived. For 2016, bonus payouts for all NEOs are tied only to these quantitative results.

•	Long-term incentive plan: Changes to our long-term incentive plan for 2016 were thoughtfully made in order to better align compensation with shareholders’ interests, minimize dilution and reflect the investment made by Cerberus. As a result, significant stock price improvement is required in order for senior officers to realize target long-term compensation. For 2016, the following are the key features of our long-term incentive plan:

•	Use of stock price divisor of $5.00, a price consistent with the Cerberus investment, rather than the actual, lower stock price on the grant date ($4.22), to determine the number of shares granted to senior officers. This methodology resulted in a reduction in the delivered grant date fair value and also reduced shareholder dilution.

•	Incorporated premium-priced stock options with a significantly higher exercise price than the actual stock price at grant, to be exercisable and vest ratably over three years. Shares were converted to premium-priced stock options using a 2.5 to 1 ratio rather than the accounting fair value ratio in order to further reduce shareholder dilution.

•	Included performance-based restricted stock units (“Performance RSUs”) tied to relative Total Shareholder Return (“TSR”), with above median performance required before target payouts are achieved.

•	Restored the performance period for Performance RSUs to three years based on relative TSR goals.

•	Pay for Performance: We believe that our programs deliver compensation to our executives reflecting performance over time. The 2016 annual incentive plan paid out at approximately 53% of target, and the realized value of the 2014-2016 Performance RSUs was approximately 31% of the targeted award value. The actions above resulted in a 31% reduction in our CEO’s delivered long-term incentive compensation fair value for 2016 compared to the prior year.

For 2017, we are committed to maintaining the strong alignment of our executive pay programs with our shareholders’ interests, while ensuring we can attract and retain key talent in the organization. As such, we believe that the 2016 design remains appropriate as it has strong performance elements that support our three-year Transformation Plan and requires significant stock price appreciation for executives to realize target compensation. As a result, the details of our compensation programs for 2017 are not significantly different from 2016.

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In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, the Board recommends a vote in favor of the following advisory resolution:

RESOLVED, that the shareholders approve the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission under Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the executive compensation tables and related narrative discussion.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies, and practices described in this Proxy Statement. Although the vote is non-binding, the Committee will review and consider the voting results in connection with evaluating and structuring our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS that you vote FOR approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

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PROPOSAL 3—FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTE

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we are seeking a non-binding, advisory vote from our shareholders (the “Say-on-Frequency Vote”) on how often the Company should hold future advisory votes on compensation for our NEOs similar to Proposal 2. This Say-on-Frequency Vote must be submitted to shareholders at least once every six years.

Shareholders may cast their vote on their preferred voting frequency by choosing the option of every one year, two years or three years, or they may abstain from voting on this proposal. The frequency that receives the highest number of votes cast by shareholders at the Annual Meeting will be considered the non-binding, advisory vote of our shareholders.

We last held an advisory vote on the frequency of the executive compensation advisory vote during our 2011 Annual Meeting of Shareholders. During this meeting, the Board recommended, and a majority of shareholders voted for, a frequency of one year. As a result, for the past six years, the Board has determined to hold an annual advisory vote on executive compensation.

After careful consideration and continuous dialogue with shareholders, the Board maintains its recommendation that you vote to hold an advisory vote on executive compensation every year. We continue to believe that an annual vote will facilitate frequent input and discussions with shareholders on executive compensation and corporate governance matters and is consistent with our policy of reviewing our compensation program annually.

Although this advisory vote is non-binding, the Board and Compensation and Management Development Committee value the opinion of our shareholders and will consider carefully the results of this vote in making a determination about the frequency of future executive compensation advisory votes. Notwithstanding the Board’s present recommendation and the voting results, the Board may in the future decide to conduct advisory votes on a different frequency basis and may vary its practice based on future discussions with shareholders and/or changes to our executive compensation practices and programs.

THE BOARD OF DIRECTORS RECOMMENDS that you vote for the option of holding an advisory vote on executive compensation EVERY YEAR.

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AUDIT COMMITTEE REPORT

The Audit Committee (“Committee”) is composed of three non-employee directors and operates under a written charter adopted by the Board of Directors and last amended on October 6, 2016. The charter is available on Avon’s website at www.avoninvestor.com. The Committee reviews the charter and calendar annually and, together with the Board, amends the charter as appropriate to reflect the evolving role of the Committee. The Committee fulfilled its duties and responsibilities for 2016, as outlined in the charter, which include:

•	reviewing with management and the independent registered public accounting firm major issues regarding accounting principles and financial statement presentations;

•	reviewing with management and the independent registered public accounting firm the Company’s annual audited and quarterly consolidated financial statements and earnings press releases;

•	the appointment, compensation, retention, and oversight of the independent registered public accounting firm;

•	approving all audit services and all permitted non-audit services of the independent registered public accounting firm;

•	reviewing with management and the independent registered public accounting firm the Company’s disclosure controls and procedures and internal controls over financial reporting;

•	reviewing, evaluating, and, as appropriate, approving or ratifying related person transactions as defined under the applicable Securities and Exchange Commission (“SEC”) rules;

•	oversight of the performance of the internal audit function;

•	oversight of compliance with legal and regulatory requirements, including reports to the Committee regarding the receipt, retention, and treatment of financial reporting and other compliance matters; and

•	oversight of risk management practices.

As set forth under “Information Concerning the Board of Directors—Board Committee” on page 16, the Board has determined that all of the Committee members are “audit committee financial experts” under the rules of the SEC and that all of the Committee members are independent and financially literate under the listing standards of the New York Stock Exchange (“NYSE”).

Management has responsibility for the financial statements and the reporting process, including maintaining effective disclosure controls and procedures. Management is also responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of the Company’s internal control over financial reporting.

The Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”), is responsible for auditing the annual financial statements prepared by management and providing their opinions, based on their audit, as to whether the financial statements fairly present, in all material respects, the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles and as to the effectiveness of the Company’s internal control over financial reporting. In addition, PwC’s responsibility is to design and perform their audit to provide reasonable assurance that the Company’s financial statements are free of material misstatements and whether effective internal control over financial reporting was maintained in all material respects. It is not the duty of the Committee, or of any of its members, to conduct separate auditing or accounting reviews or provide independent assurance of the Company’s compliance with applicable laws and regulations.

In this context, the Committee has reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2016, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and PwC’s opinion regarding the effectiveness of the Company’s internal control over financial reporting. The Committee has also discussed with management and PwC the matters required to be discussed by the rules of the NYSE, the SEC and the charter of the Committee, including the matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees) issued by the Public Company Accounting Oversight Board (“PCAOB”). The Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Committee concerning independence, and has discussed with PwC its independence, including any relationships that may impact their objectivity and independence.

The Committee recognizes the importance of maintaining the independence of PwC. Consistent with its charter, the Committee has evaluated PwC’s qualifications, performance, and independence, including that of the lead audit partner. As part of the auditor engagement process, the Committee also considers whether to rotate the independent registered public accounting firm and leads the selection of the engagement audit partner, working with PwC, with input from management as more fully described in “Proposal 4—Ratification of Appointment of Independent Registered Public Accounting Firm” on page 72. The Committee has established a policy pursuant to which all services, audit and non-audit, provided by PwC must be pre-approved by the Committee or one or more of its members.

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This policy prohibits PwC from providing certain non-audit services such as bookkeeping or financial systems design and implementation. The Company’s pre-approval policy is more fully described in Proposal 4 on page 72. The Committee has concluded that the provision of the non-audit services described in that section was compatible with maintaining the independence of PwC. In addition, the Committee discussed with PwC the overall scope and plans for their audit and reviewed the terms of PwC’s engagement letter. The Committee also reviewed the Company’s internal audit plan. The Committee meets periodically and reviews with the internal auditor and PwC, with and without members of management present, the results of their respective examinations, evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the review and discussions described in this report, the members of the Committee recommended to the Board that the audited financial statements for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for 2016 filed with the SEC.

Audit Committee
Charles H. Noski, Chair
W. Don Cornwell
Cathy D. Ross March 16, 2017

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PROPOSAL 4—RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed PricewaterhouseCoopers LLP, United Kingdom (“PwC-UK”) to serve as our independent registered public accounting firm for 2017. This is a change from the PricewaterhouseCoopers LLP, United States (“PwC-US”) that began auditing our accounts in 1989. If the appointment of PwC-UK as our independent registered public accounting firm for the year 2017 is not ratified by shareholders, the Audit Committee will reconsider its appointment.

The reports of PwC-US on the consolidated financial statements of the Company for the years ended December 31, 2016 and December 31, 2015 did not contain any adverse opinions or disclaimers of opinion, nor was either report qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2016 and December 31, 2015 and in the subsequent interim period through the date hereof, (i) there were no disagreements with PwC-US on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to PwC-US’s satisfaction, would have caused PwC-US to make reference to the subject matter of the disagreement in connection with this report, and (ii) there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

A member of PwC will be present at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires. In determining whether to appoint PwC-UK as our independent registered public accounting firm, the Audit Committee took into consideration a number of factors, including the breadth of experience and length of time PwC-US had been engaged, historical and recent performance on the Company’s audit, familiarity with our global operations and businesses, the advisability and potential impact of selecting an entirely different and unaffiliated independent registered public accounting firm, PwC-UK’s independence, and an assessment of the professional qualifications and past performance of the lead audit partner and auditing team of PwC-US. Following this evaluation, the Audit Committee concluded that the selection of PwC-UK as the independent registered public accounting firm for 2017 is in the best interest of the Company and its shareholders.

A new lead audit partner is designated at least every five years. In line with this, a new lead audit partner was designated for 2015. Because of the change to PwC-UK from PwC-US, a new lead audit partner has been designated for 2017. The new lead audit partner, a partner in PwC-US with extensive US-Generally Accepted Accounting Principles (GAAP) and Securities and Exchange Commission (SEC) filing experience, will be on secondment with PwC-UK. The process for selection of the Company’s new lead audit partner involved meetings between the candidate and the Chair of the Audit Committee and Avon financial management, as well as discussion by the full Committee and with management.

The Audit Committee has established a policy for the pre-approval of all audit and non-audit services by PricewaterhouseCoopers LLP and its worldwide affiliates (“PwC”), and the corresponding fees, which (i) strictly disallows any service that would be a prohibited service; (ii) allows audit, audit-related, and tax services only if the particular type of service is on the list of types of services that have been pre-approved by the Audit Committee, specific procedures are followed to ensure appropriate management assessment of such service, the proposed fee is within the overall limit set by the Audit Committee for that category of service, and the Audit Committee is informed on a timely basis of each such service; and (iii) allows other services not within any of the foregoing categories only if each such service and the corresponding fee is approved in advance by the Audit Committee or by one or more members of the Audit Committee with subsequent approval by the Audit Committee. The Audit Committee has reviewed and approved the amount of fees paid to PwC for audit, audit-related, tax and other services, and concluded that the provision of services by PwC is compatible with the maintenance of their independence.

The following table sets forth the aggregate fees for professional services rendered for us by PwC, as of and for the years ended December 31, 2016 and December 31, 2015.

	2016	2015
	(in millions)
Audit Fees	$10.5	$7.4
Audit-Related Fees	0.0	0.1
Tax Fees	0.0	0.0
All Other Fees	0.0	0.0
Total	$10.5	$7.5

Audit Fees. These amounts represent the aggregate fees for professional services rendered by PwC for the audit of our annual financial statements for the years ended December 31, 2016 and December 31, 2015, the review of the financial statements included in our Quarterly Reports on Form 10-Q for those years, and services related to statutory and regulatory filings and engagements for such years. For 2016 and 2015, these amounts include $2.5 million and $0.4 respectively, for which we were reimbursed by New Avon LLC for costs incurred in connection with an audit of the North America business that was separated from the Company in March 2016.

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Audit-Related Fees. These amounts represent the aggregate fees for assurance and related services performed by PwC that are reasonably related to the performance of the audit or review of our financial statements. For 2016 and 2015, these amounts represent fees for audits of pension plans and other consultations regarding statutory reporting standards. For 2016 and 2015, audit-related fees were less than $50,000.

Tax Fees. There were no such amounts for tax services rendered by PwC in each of the last two years.

All Other Fees. These amounts represent the aggregate fees for other services rendered by PwC not included in any of the foregoing categories. For 2016 and 2015, all other fees were less than $50,000.

THE BOARD OF DIRECTORS RECOMMENDS that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP, United Kingdom, as independent registered public accounting firm for 2017.

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SOLICITING MATERIAL

The Compensation and Management Development Committee Report and the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 thereof. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference.

SOLICITATION OF PROXIES

We are making this solicitation of proxies on behalf of our Board of Directors and will pay the solicitation costs. Our directors, officers and other employees may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. In addition, we have retained Innisfree M&A Incorporated at a fee estimated to be approximately $20,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies. We will reimburse brokers, fiduciaries, custodians, and other nominees for out-of-pocket expenses incurred in sending our proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

SHAREHOLDER PROPOSALS FOR 2018 ANNUAL MEETING

If you are a shareholder and you wish to bring an item of business before the 2018 Annual Meeting (other than a proxy access nomination, which is described below), you must notify our Corporate Secretary in writing, at the address set forth in the Notice of Annual Meeting of Shareholders, after January 9, 2018 and on or before February 8, 2018. If you wish to have a proposal included in our Proxy Statement and proxy card for the 2018 Annual Meeting, your proposal must be received by our Corporate Secretary on or before November 30, 2017. Your notice must pertain to a proper matter for shareholder action and must comply with our By-Laws and with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

In order to be properly brought before the 2018 Annual Meeting, a shareholder’s notice of nomination of one or more director candidates to be included in our Proxy Statement and proxy card pursuant to Section 14(b) of our By-Laws (a “proxy access nomination”) must be received by our Corporate Secretary in writing, at the address set forth in the Notice of Annual Meeting of Shareholders, no earlier than October 31, 2017 and no later than the close of business on November 30, 2017 (i.e., no earlier than the close of business on the 150th day and no later than the close of business on the 120th day prior to the first anniversary of the date our definitive Proxy Statement was first released to shareholders in connection with the preceding year’s annual meeting of shareholders). If the date of the 2018 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day and not later than the close of business on the later of the 90th day prior to the 2018 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2018 Annual Meeting is first made by the Company. To be in proper form, a shareholder’s notice for a proxy access nomination must include the information about the nominee or nominees specified in, and must otherwise comply with, our By-Laws.

A copy of the By-Law procedures is available upon written request to our Corporate Secretary.

INFORMATION REQUESTS

If you make a written request to the Investor Relations Department at Avon Products, Inc., 601 Midland Avenue, Rye, NY 10580 by mail or telephone number 203-682-8200, we will provide without charge a copy of our Annual Report on Form 10-K for 2016, as filed with the Securities and Exchange Commission. Our Annual Report on Form 10-K for 2016 is also available without charge on our investor website (www.avoninvestor.com).

If you have any questions about giving your proxy or require assistance, please contact our proxy solicitor at:

INNISFREE M&A INCORPORATED

501 Madison Avenue, 20th Floor

New York, NY 10022

Shareholders call toll-free: (888) 750-5834

Banks and brokers call collect: (212) 750-5833

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Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 A.M. New York Time, on May 9, 2017.
Vote by Internet
• Go to www.envisionreports.com/avp
• Or scan the QR code with your smartphone.
• Follow the steps outlined on the secure website.
Vote by telephone

• Within the USA, US territories & Canada, call toll free 1-800-652-VOTE
(8683) on a touch tone telephone.  There is NO CHARGE to you for the call.

• Outside the USA, US territories & Canada, call 1-781-575-2300 on a touch tone telephone. Standard rates will apply.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals
The Board of Directors recommends a vote FOR the eight listed nominees.

1.	Election of Directors:	01 - Jose Armario	02 - W. Don Cornwell	03 - Nancy Killefer	04 - Susan J. Kropf
		05 - Helen McCluskey	06 - Sheri McCoy	07 - Charles H. Noski	08 - Cathy D. Ross

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees

		01	02	03	04	05	06	07	08
☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.	☐	☐	☐	☐	☐	☐	☐	☐

The Board of Directors recommends a vote FOR Proposals 2 and 4 and for every 1 YEAR for Proposal 3.
		For	Against	Abstain			1 Year	2 Years	3 Years	Abstain
2.	Non-binding, advisory vote to approve compensation of our named executive officers.	☐	☐	☐	3.	Non-binding, advisory vote on the frequency of the executive compensation advisory vote.	☐	☐	☐	☐

4.	Ratification of the appointment of PricewaterhouseCoopers LLP, United Kingdom, as our independent registered public accounting firm, for 2017.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

This proxy revokes all prior dated proxies. The signer hereby acknowledges receipt of Avon’s 2017 Annual Meeting Proxy Statement and the Annual Report.

NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

IF VOTING BY MAIL, YOU MUST SIGN ABOVE.

Admission Ticket

(If you plan to attend the Annual Meeting, bring this Admission Ticket with you)

Avon Products, Inc. Annual Meeting of Shareholders

Tuesday, May 9, 2017 at 9:00 A.M.

The Ritz-Carlton New York, Westchester

3 Renaissance Square

White Plains, NY 10601

Salon III

For transportation directions, please go to:

http://www.avoncompany.com/investor/annualmeeting/directions.pdf

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE 2017 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 9, 2017.

Our Proxy Statement for the 2017 Annual Meeting of Shareholders and the Annual Report to

Shareholders for the fiscal year ended December 31, 2016 are available at

www.edocumentview.com/avp

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Avon Products, Inc.

Proxy Card Solicited on Behalf of the Board of Directors and

Voting Instruction Card to Great-West Trust Company, LLC, Trustee

The undersigned hereby appoints Jeff Benjamin and Ginny Edwards, and each of them, proxies, with full power of substitution and resubstitution, to vote and act with respect to all shares of the Company’s Common Stock (the “Shares”) owned of record by the undersigned and which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on May 9, 2017, and at any adjournment or postponement thereof, as instructed on the reverse side of this card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

The undersigned also provides instructions to Great-West Trust Company, LLC, Trustee, to vote Shares allocated, respectively, to accounts the undersigned may have under the Avon Personal Savings Account Plan which are entitled to be voted at the aforesaid Annual Meeting and at any adjournment or postponement thereof, as instructed on the reverse side of this card. Unless your card is received by May 5, 2017, and unless you have specified your instructions, your Shares cannot be voted by the Trustee.

IF NO INSTRUCTIONS ARE SPECIFIED ON THE REVERSE SIDE OF THIS CARD:

∎

All Shares owned of record by the undersigned will be voted FOR the election of the eight nominees proposed for election as directors (Proposal 1), FOR the advisory vote to approve compensation of our named executive officers (Proposal 2), for the option of holding an advisory vote on executive compensation every ONE YEAR (Proposal 3) and FOR the ratification of the appointment of PricewaterhouseCoopers LLP, United Kingdom, as our independent registered public accounting firm, for 2017 (Proposal 4).

∎ Shares allocated under the Avon Personal Savings Account Plan WILL NOT BE VOTED.

C	Non-Voting Items
Change of Address — Please print new address below.		Meeting Attendance
		Mark box to the right if you plan to attend the Annual Meeting.	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.